EXHIBIT 10.1

Execution Version

AMENDMENT No. 1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED credit agreement, dated as of June 24, 2026 (this “Agreement”), among MICHAEL KORS (USA), INC., a Delaware corporation (the “Company”), Capri Holdings Limited (“Capri Holdings”), each other Borrower and Guarantor listed on the signature pages hereof, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), the Lenders party hereto and the other parties party hereto.

W I T N E S S E T H

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended pursuant to this Agreement, the “Amended Credit Agreement”), among Capri Holdings, the Company, Michael Kors (Switzerland) GmbH, the Foreign Subsidiary Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Company may replace the outstanding Revolving Commitments (as defined in the Credit Agreement and the Revolving Commitments in effect immediately prior to the effectiveness of this Agreement, the “Existing Revolving Commitments”) and Revolving Loans thereunder (the “Existing Revolving Loans”) with Replacement Revolving Credit Commitments and Revolving Loans thereunder (the “Replacement Revolving Loans”), by, among other things, entering into a Refinancing Amendment with the Amendment No. 1 Revolving Lenders (as defined below);

WHEREAS, pursuant to Section 2.27 of the Credit Agreement, the Company has requested that the Existing Revolving Commitments and Existing Revolving Loans be replaced with Replacement Revolving Credit Commitments (the “2026 Revolving Commitments”) and Replacement Revolving Loans (the “2026 Revolving Loans”);

WHEREAS, each Person identified as an “Amendment No. 1 Revolving Lender” on Annex I attached hereto (each, an “Amendment No. 1 Revolving Lender” and collectively, the “Amendment No. 1 Revolving Lenders”) agrees to provide 2026 Revolving Commitments in the amount set forth opposite such Person’s name on Annex I hereto on the Amendment No. 1 Effective Date (as defined below) on the terms and subject to the conditions as set forth herein;

WHEREAS, for purposes of Section 2.27 of the Credit Agreement, this Agreement shall constitute a Refinancing Amendment;

WHEREAS, pursuant to Section 2.27 and 9.02(a) of the Credit Agreement, the Company, the Administrative Agent and the Lenders party hereto wish to make such amendments to the Credit Agreement that are necessary to provide for the incurrence of the 2026 Revolving Commitments and such other changes as set forth herein and reflected in the Amended Credit Agreement;

WHEREAS, (i) JPMorgan Chase Bank, N.A. and Barclays Bank PLC have been appointed and will act as the joint bookrunners for the 2026 Revolving Commitments (in such capacity, the “Amendment No. 1 Bookrunners”) (ii) JPMorgan Chase Bank, N.A., Barclays Bank PLC, MUFG Bank,

Ltd., Standard Chartered Bank, Truist Bank, ING Bank N.V. Dublin Branch and Citibank, N.A. have been appointed and will act as joint lead arrangers for the 2026 Revolving Commitments (in such capacity, the “Amendment No. 1 Lead Arrangers”) (iii) MUFG Bank, Ltd., Standard Chartered Bank, Truist Bank, ING Bank N.V. Dublin Branch and Citibank, N.A. have been appointed and will act as co-documentation agents for the 2026 Revolving Commitments (in such capacity the “Amendment No. 1 Co-Documentation Agents”) and (iv) Santander Bank, N.A., U.S. Bank N.A., and Wells Fargo Bank, N.A. have been appointed and will act as senior managing agents for the 2026 Revolving Commitments (in such capacity, the “Amendment No. 1 Senior Managing Agents”);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.        Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Amended Credit Agreement.

SECTION 2.        Amendments to the Credit Agreement.

(a)        Amendment. On and as of the Amendment No. 1 Effective Date upon the satisfaction or waiver of the conditions set forth in Section 3, the Credit Agreement and Schedule 1.01 thereto shall be amended, without additional consent or approval of any other Lender, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)        Revolving Commitments.

(i)        On the Amendment No. 1 Effective Date, each Amendment No. 1 Revolving Lender agrees to extend the 2026 Revolving Commitments set forth opposite such Amendment No. 1 Revolving Lender’s name in Annex I attached hereto. On the Amendment No. 1 Effective Date, the Existing Revolving Commitments shall be deemed terminated in full (for the avoidance of doubt, without the requirement of any other notice being given, pursuant to Section 2.09 or Section 2.27 of the Credit Agreement or otherwise, all such requirements being hereby waived), the Revolving Credit Commitments of the Revolving Credit Lenders (including the Amendment No. 1 Revolving Lenders) shall be as set forth on Annex I hereto and Schedule 2.01(a) to the Credit Agreement shall be replaced with Annex I hereto.

(ii)        From and after the Amendment No. 1 Effective Date, (i) each Amendment No. 1 Revolving Lender shall be a “Lender” and a “Revolving Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender and Revolving Lender thereunder and (ii) the 2026 Revolving Commitments shall constitute “Revolving Commitments”, and the 2026 Revolving Loans shall constitute “Revolving Loans” for all purposes under the Amended Credit Agreement and the other Loan Documents.

(iii)        On the Amendment No. 1 Effective Date, (i) all Existing Revolving Loans (if any) shall automatically be deemed to have been assigned to the Amendment No. 1 Revolving Lenders, and the Amendment No. 1 Revolving Lenders shall be automatically deemed to have purchased from each of the Lenders with Existing Revolving Loans, at the principal amount thereof, such Revolving Loans outstanding on the Amendment No. 1 Effective Date such that, after giving effect to all such assignments and purchases, Revolving Loans outstanding on the Amendment No. 1 Effective Date are held on a pro

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rata basis on the basis of their respective Revolving Commitments (after giving effect to this Agreement and the 2026 Revolving Commitments (it being understood, for the avoidance of doubt, that the Amendment No. 1 Revolving Lenders shall fund amounts necessary to effect such reallocation)) and the Administrative Agent shall be authorized to mark the Register accordingly to reflect such reallocation and (ii) each Amendment No. 1 Revolving Lender will automatically and without further act be deemed to have assumed its ratable share of the participations under the Amended Credit Agreement in outstanding Letters of Credit (if any) and Swingline Loans (if any) such that, after giving effect to this Agreement, all of the Amendment No. 1 Revolving Lenders’ participations under the Amended Credit Agreement in Letters of Credit and Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to this Agreement); provided that it is understood and agreed that the notice, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement or the Amended Credit Agreement shall not apply to the transactions effected pursuant to this clause (b)(iii).

SECTION 3.        Conditions to Effectiveness.

(a)        The effectiveness of this Agreement is subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions shall have been so satisfied or waived, the “Amendment No. 1 Effective Date”):

(i)        The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of the Company, each other Loan Party, the Administrative Agent, each Amendment No. 1 Revolving Lender, Swingline Lender and Issuing Bank.

(ii)        The Administrative Agent or the applicable Lender shall have received, at least three Business Days prior to the Amendment No. 1 Effective Date, (i) if any Loan Party qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation with respect to such Loan Party, to the extent reasonably requested in writing by any Amendment No. 1 Revolving Lender delivered to the Company at least ten Business Days prior to the Amendment No. 1 Effective Date, and (ii) all other documentation and information with respect to any Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent reasonably requested in writing by any Amendment No. 1 Revolving Lender delivered to the Company at least ten Business Days prior to the Amendment No. 1 Effective Date.

(iii)        All accrued reasonable and documented out-of-pocket costs and expenses (including reasonable and documented legal fees and out-of-pocket expenses of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent), to the extent invoiced at least three Business Days in advance (except as otherwise reasonably agreed by the Company) and other fees, in each case, due and payable to the Administrative Agent and the Amendment No. 1 Revolving Lenders on or prior to the Amendment No. 1 Effective Date, shall have been, or shall concurrently with the occurrence of the Amendment No. 1 Effective Date, be paid.

(iv)        The Borrowers shall have paid to the Administrative Agent, for the account of the Revolving Lenders immediately prior to the Amendment No. 1 Effective

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Date, all accrued and unpaid fees and interest with respect to the Existing Revolving Commitments and the Existing Revolving Loans (and any unpaid principal with respect to the Existing Revolving Loans shall be paid to the extent required by Section 2(b)(iii) of this Agreement).

(v)        The Administrative Agent shall have received a favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, (ii) Conyers Dill & Pearman, special British Virgin Islands counsel to the Loan Parties, (iii) Baker & McKenzie LLP, special English counsel to the Loan Parties, (iv) Baker McKenzie Switzerland AG, special Swiss counsel to the Loan Parties, (v) Baker & McKenzie Amsterdam N.V., special Dutch counsel to the Loan Parties, (vi) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties and (vii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special Hong Kong counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request.

(vi)        The Administrative Agent shall have received a certificate of a Responsible Officer of Capri Holdings dated the Amendment No. 1 Effective Date certifying that (a) the representations and warranties of the Borrowers contained in Article III of the Amended Credit Agreement are true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”), on and as of the Amendment No. 1 Effective Date; provided that any such representation or warranty that by its express terms is made as of a specific date shall have been true and correct in all material respects (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of such specific date, and (b) no Event of Default or Default has occurred and is continuing; and

(vii)        The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request prior to the date of this Agreement relating to the organization, existence and good standing of the Loan Parties, the authorization of the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of 2026 Revolving Loans (including a Borrowing Request substantially in the form of Exhibit I-1 to the Credit Agreement) and other credit extensions and the use of the proceeds thereof and the payment of all fees, costs and expenses in connection with the foregoing, and any other legal matters relating to such Loan Parties, the Loan Documents or the foregoing, and a solvency certificate signed by the chief financial officer of the Company, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

Notwithstanding anything to the contrary in this Agreement, in no event shall this Section 3 (including for the avoidance of doubt, this sentence) be waived, amended or otherwise modified in a manner that would result in any condition contained in this Section 3 being satisfied (and which, but for such waiver, amendment or modification would not otherwise be satisfied), without the consent of each Amendment No. 1 Revolving Lender and the Administrative Agent (but without the necessity of obtaining the consent of any other Person).

SECTION 4.        Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 1 Effective Date as follows:

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(a)        The execution, delivery and performance by such Loan Party of this Agreement is within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)        After giving effect to this Agreement, all representations and warranties set forth in the Amended Credit Agreement are true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”), on and as of the Amendment No. 1 Effective Date; provided that any such representation or warranty that by its express terms is made as of a specific date shall have been true and correct in all material respects (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of such specific date.

(c)        No Event of Default has occurred and is continuing as of the date hereof.

(d)        The execution, delivery and performance by such Loan Party of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and (b) will not violate or result in a default under any indenture or any material agreement or other material instrument binding upon such Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or any of its Subsidiaries.

SECTION 5.        Ratification by Guarantors. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Agreement, such Guarantor’s guarantee (as set forth in the Guaranty) shall remain in full force and effect without modification thereto, (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guarantee or any other Loan Document executed by such Guarantor and in effect (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects, and (iii) in its capacity as Guarantor, its guarantee of the Obligations pursuant to the Loan Documents will extend to the Obligations as amended by this Agreement (including, without limitation, the Obligations with respect to the 2026 Revolving Commitments), subject to any limitations set out in the Amended Credit Agreement and any other Loan Document applicable to that Loan Party. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 5, except such as have been obtained or made and are in full force and effect. Each of the Guarantors hereby further acknowledges that the Company, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provision of the Amended Credit Agreement without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s guarantee or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guarantee.

SECTION 6.        Continuing Effect; Etc.

(a)        Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect, in each case as amended by this

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Agreement. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s, the Amendment No. 1 Revolving Lenders’ or any other Lender’s willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby on the Amendment No. 1 Effective Date.

(b)        This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents or a novation of the Credit Agreement or any other Loan Document. The obligations outstanding under or of the Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent expressly modified hereby. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower or guarantor under any of the Loan Documents.

(c)        The Company and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document and a Refinancing Amendment.

(d)        Each Lender party hereto hereby directs and authorizes the Administrative Agent to execute this Agreement.

SECTION 7.        Confirmation of Security. Each Loan Party that is a party to a Collateral Document confirms for the benefit of the Administrative Agent and the Secured Parties that the Liens created by it pursuant to each Collateral Document delivered pursuant to the Credit Agreement to which it is a party shall:

(a)        remain in full force and effect notwithstanding the amendments given effect by this Agreement; and

(b)        continue to secure all the Secured Obligations expressed to be secured under the Loan Documents as amended (including, but not limited to, under the Amended Credit Agreement).

SECTION 8.        Expenses. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation and delivery of this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel (and, if necessary, one local counsel in each relevant material jurisdiction) to the Administrative Agent subject to and in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION 9.        Amendments; Execution in Counterparts. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto (it being understood that the Credit Agreement and Amended Credit Agreement

6

may be amended in accordance with their terms). This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

“Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 10.        GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS OF 9.09 AND 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 11.        ENTIRE AGREEMENT. This Agreement, the other Loan Documents, and any engagement letter (the “Engagement Letter”) and fee letter(s) (the “Fee Letter”) in connection therewith, constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents, the Engagement Letter and the Fee Letter. Nothing in this Agreement, the other Loan Documents, the Engagement Letter and the Fee Letter, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Amendment No. 1 Revolving Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents, the Engagement Letter and the Fee Letter.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MICHAEL KORS (USA), INC., as the Company, a Borrower and a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

CAPRI HOLDINGS LIMITED, as Capri Holdings, a Borrower and a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Chief Financial Officer and Chief Operating Officer

MICHAEL KORS (CANADA) HOLDINGS LTD., as MK Canada Holdings, a Borrower and a Guarantor

By:	/s/ Tai Carr-Fraser
	Name:	Tai Carr-Fraser
	Title:	Treasurer

MICHAEL KORS (EUROPE) B.V., as MKE, a Borrower and a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Authorized Signatory

MICHAEL KORS (SWITZERLAND) GMBH, as MK Switzerland, a Borrower and a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

CAPRI FINANCE USA L.L.C. CAPRI USA HOLDINGS LLC CAPRI USA INTERMEDIATE LLC each as a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	President

MICHAEL KORS, L.L.C. MICHAEL KORS RETAIL, INC. MICHAEL KORS STORES (CALIFORNIA), LLC MICHAEL KORS STORES, L.L.C. MICHAEL KORS (USA) HOLDINGS, INC., each as a Guarantor

By:	/s/ Tai Carr-Fraser
	Name:	Tai Carr-Fraser
	Title:	Treasurer

[Signature Page to Amendment No. 1]

CAPRI SWITZERLAND GMBH, as a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Authorized Signatory

J. CHOO LIMITED, as a Guarantor

By:	/s/ Hannah Lucy Victoria Merritt
	Name:	Hannah Lucy Victoria Merritt
	Title:	Director

MICHAEL KORS LIMITED, as a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Authorized Signatory

MICHAEL KORS (SWITZERLAND) INTERNATIONAL GMBH, as a Guarantor

By:	/s/ Tyler Reddien
	Name:	Tyler Reddien
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender, and Issuing Bank

By:	/s/ Isha Raut
	Name:	Isha Raut
	Title:	Vice President

[Signature Page to Amendment No. 1]

BARCLAYS BANK PLC, as an Amendment No. 1 Revolving Lender and an Issuing Bank

By:	/s/ Christopher M. Aitkin
	Name:	Christopher M. Aitkin
	Title:	Director

[Signature Page to Amendment No. 1]

mufg bank, ltd., as an Amendment No. 1 Revolving Lender

By:	/s/ Cameron Farrell
	Name:	Cameron Farrell
	Title:	Director

[Signature Page to Amendment No. 1]

standard chartered bank, as an Amendment No. 1 Revolving Lender

By:	/s/ Kathleen Alpguner
	Name:	Kathleen Alpguner
	Title:	Executive Director

[Signature Page to Amendment No. 1]

truist bank, as an Amendment No. 1 Revolving Lender

By:	/s/ J. Carlos Navarrete
	Name:	J. Carlos Navarrete
	Title:	Director

[Signature Page to Amendment No. 1]

ing bank n.v. dublin branch, as an Amendment No. 1 Revolving Lender

By:	/s/ Rory Fitzgerald
	Name:	Rory Fitzgerald
	Title:	Director

By:	/s/ Rosemary Healy
	Name:	Rosemary Healy
	Title:	Director

[Signature Page to Amendment No. 1]

citibank, n.a., as an Amendment No. 1 Revolving Lender

By:	/s/ Nicole Briley
	Name:	Nicole Briley
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Santander bank, n.a., as an Amendment No. 1 Revolving Lender

By:	/s/ Andrew Everett
	Name:	Andrew Everett
	Title:	Senior Vice President

[Signature Page to Amendment No. 1]

U.s. bank, national association, as an Amendment No. 1 Revolving Lender

By:	/s/ Deanna Leahy
	Name:	Deanna Leahy
	Title:	Vice President

[Signature Page to Amendment No. 1]

Wells fargo bank, national association, as an Amendment No. 1 Revolving Lender

By:	/s/ Mana Kanatsu
	Name:	Mana Kanatsu
	Title:	Vice President

[Signature Page to Amendment No. 1]

bank of china, new york branch, as an Amendment No. 1 Revolving Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

[Signature Page to Amendment No. 1]

the huntington national bank, n.a., as an Amendment No. 1 Revolving Lender

By:	/s/ Mike Kelly
	Name:	Mike Kelly
	Title:	Director

[Signature Page to Amendment No. 1]

CITY NATIONAL BANK, as an Amendment No. 1 Revolving Lender

By:	/s/ Louis Serio
	Name:	Louis Serio
	Title:	SVP

[Signature Page to Amendment No. 1]

goldman sachs bank usa, as an Amendment No. 1 Revolving Lender

By:	/s/ Ananda DeRoche
	Name:	Ananda DeRoche
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

EXHIBIT A

Amended Credit Agreement

[Attached]

~~EXECUTION VERSION~~Conformed through Amendment No. 1, dated as of June 24, 2026

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

February 4, 2025

among

MICHAEL KORS (USA), INC.
CAPRI HOLDINGS LIMITED
MICHAEL KORS (SWITZERLAND) GMBH

The Foreign Subsidiary Borrowers Party Hereto

The Guarantors Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

BARCLAYS BANK PLC
as Syndication Agent

BANK OF AMERICA, N.A., BNP PARIBAS, CITIBANK, N.A., MUFG BANK, LTD., STANDARD CHARTERED BANK, TRUIST BANK AND WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A. and BARCLAYS BANK PLC,

as Joint Bookrunners

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, BOFA SECURITIES, INC., BNP PARIBAS, CITIBANK, N.A., MUFG BANK, LTD., STANDARD CHARTERED BANK, TRUIST SECURITIES, INC. AND WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

Page

Article I Definitions		2

Section 1.01.	Defined Terms	2
Section 1.02.	Classification of Loans and Borrowings	~~61~~57
Section 1.03.	Other Interpretive Provisions	~~61~~57
Section 1.04.	Accounting Terms; GAAP; Pro Forma Calculations; Exchange Rates; Limited Condition Acquisition	~~63~~58
Section 1.05.	Status of Obligations	~~65~~60
Section 1.06.	Certifications	~~65~~60
Section 1.07.	Amendment and Restatement of the Existing Credit Agreement	~~66~~60
Section 1.08.	Interest Rates; Benchmark Notification.	~~66~~61

Article II The Credits		~~66~~61

Section 2.01.	Commitments; Loans	~~66~~61
Section 2.02.	Loans and Borrowings	~~67~~61
Section 2.03.	Requests for Borrowings	~~68~~62
Section 2.04.	Exchange Rates; Currency Equivalents	~~69~~63
Section 2.05.	Swingline Loans	~~69~~64
Section 2.06.	Letters of Credit	~~71~~65
Section 2.07.	Funding of Borrowings	~~76~~70
Section 2.08.	Interest Elections	~~77~~71
Section 2.09.	Termination and Reduction of Commitments	~~78~~73
Section 2.10.	Repayment of Loans; Evidence of Debt	~~79~~73
Section 2.11.	Prepayment of Loans	~~81~~74
Section 2.12.	Fees	~~83~~75
Section 2.13.	Interest	~~84~~77
Section 2.14.	Alternate Rate of Interest	~~86~~78
Section 2.15.	Increased Costs	~~90~~82
Section 2.16.	Break Funding Payments	~~91~~83
Section 2.17.	Taxes	~~92~~84
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~97~~89
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~99~~91
Section 2.20.	Expansion Option	~~100~~92
Section 2.21.	Judgment Currency	~~101~~93
Section 2.22.	Designation of Foreign Subsidiary Borrowers	~~102~~94
Section 2.23.	Defaulting Lenders	~~102~~94
Section 2.24.	Financial Assistance	~~104~~96
Section 2.25.	Interest Act (Canada)	~~106~~97
Section 2.26.	Extension of Maturity Date	~~106~~98
Section 2.27.	Refinancing Facilities	~~108~~100

Article III Representations and Warranties		~~110~~102

Section 3.01.	Organization; Powers; Subsidiaries	~~110~~102
Section 3.02.	Authorization; Enforceability	~~111~~102
Section 3.03.	Governmental Approvals; No Conflicts	~~111~~102

i

(continued)

Page

SECTION 3.04.	Financial Condition; No Material Adverse Change	~~111~~102
Section 3.05.	Properties	~~111~~103
Section 3.06.	Litigation	~~112~~103
Section 3.07.	Investment Company Status	~~112~~103
Section 3.08.	Taxes	~~112~~103
Section 3.09.	ERISA	~~112~~103
Section 3.10.	Disclosure	~~112~~103
Section 3.11.	Federal Reserve Regulations	~~112~~104
Section 3.12.	No Default	~~112~~104
Section 3.13.	Anti-Corruption Laws and Sanctions; Outbound Investment Rules	~~113~~104
Section 3.14.	Compliance with the Swiss Twenty Non-Bank Rule	~~113~~104
Section 3.15.	Fiscal Unity for Dutch Tax Purposes	~~113~~105
Section 3.16.	Security Interests in Collateral	~~114~~105

Article IV Conditions		~~114~~105

Section 4.01.	Effective Date	~~114~~105
Section 4.02.	Each Revolving Credit Event	~~116~~107
Section 4.03.	Designation of a Foreign Subsidiary Borrower	~~117~~108

Article V Affirmative Covenants		~~117~~109

Section 5.01.	Financial Statements and Other Information	~~117~~109
Section 5.02.	Notices of Material Events	~~118~~110
Section 5.03.	Existence; Conduct of Business	~~119~~110
Section 5.04.	Payment of Obligations	~~119~~110
Section 5.05.	Maintenance of Properties; Insurance	~~119~~110
Section 5.06.	Books and Records; Inspection Rights	~~120~~111
Section 5.07.	Compliance with Laws and Material Contractual Obligations	~~120~~111
Section 5.08.	Use of Proceeds and Letters of Credit	~~120~~112
Section 5.09.	Guarantors; Collateral	~~121~~112
Section 5.10.	Centre of Main Interests and Establishment	~~123~~115
Section 5.11.	Compliance with the Swiss Twenty Non-Bank Rule	~~123~~115
Section 5.12.	Beneficial Ownership Regulation	~~123~~115
Section 5.13.	Dutch Fiscal Unity	~~124~~116

Article VI Negative Covenants		~~124~~116

Section 6.01.	Indebtedness	~~124~~116
Section 6.02.	Liens	~~127~~119
Section 6.03.	Fundamental Changes and Asset Sales	~~129~~121
Section 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	~~133~~125
Section 6.05.	Swap Agreements	~~135~~127
Section 6.06.	Transactions with Affiliates	~~135~~127
Section 6.07.	Restricted Payments	~~136~~128
Section 6.08.	Financial Covenants	~~136~~128
Section 6.09.	Outbound Investment Rules	~~137~~129

ii

(continued)

Page

ARTICLE VII Events of Default		~~137~~129

Article VIII The Administrative Agent		~~140~~132

Article IX Miscellaneous		~~146~~138

Section 9.01.	Notices	~~146~~138
Section 9.02.	Waivers; Amendments	~~149~~141
Section 9.03.	Expenses; Indemnity; Limitation of Liability; Damage Waiver	~~151~~143
Section 9.04.	Successors and Assigns	~~153~~145
Section 9.05.	Survival	~~158~~150
Section 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~158~~150
Section 9.07.	Severability	~~159~~151
Section 9.08.	Right of Setoff	~~159~~151
Section 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~160~~152
SECTION 9.10.	WAIVER OF JURY TRIAL	~~161~~153
Section 9.11.	Headings	~~161~~153
Section 9.12.	Confidentiality	~~161~~153
Section 9.13.	USA PATRIOT Act; Anti-Money Laundering Laws	~~163~~155
Section 9.14.	Releases of Liens and Guarantees	~~163~~156
Section 9.15.	Interest Rate Limitation	~~166~~158
Section 9.16.	No Advisory or Fiduciary Responsibility	~~166~~158
Section 9.17.	Attorney Representation	~~166~~158
Section 9.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~166~~158
Section 9.19.	Acknowledgement Regarding Any Supported QFCs	~~167~~159
~~Section 9.20.~~	~~Italian Transparency Rules~~	~~167~~
~~Section 9.21~~Section 9.20	Special Amendment Provisions	~~168~~159

Article X Collection Allocation Mechanism		169160

SCHEDULES:
Schedule 1.01	– Pricing Grid
Schedule 1.01(b)	– Bilateral Letters of Credit
Schedule 1.01(c)	– Working Capital Facilities
Schedule 1.01(d)	– Material Subsidiaries
Schedule 2.01(a)	– Revolving Commitments
Schedule 2.01(b)	– ~~Initial USD Term Loan Commitments~~[Reserved]
Schedule 2.01(c)	– ~~Initial Euro Term Loan Commitments~~[Reserved]
Schedule 2.02	– Letter of Credit Commitments
Schedule 2.06	– Existing Letters of Credit
Schedule 3.01	– Subsidiaries
Schedule 3.06	– Litigation
Schedule 6.01	– Existing Indebtedness
Schedule 6.02	– Existing Liens

iii

(continued)

Page

Schedule 6.04	– Existing Investments
Schedule 6.06	– Existing Transactions with Affiliates

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B	– [Reserved]
Exhibit C	– Form of Increasing Lender Supplement
Exhibit D	– Form of Augmenting Lender Supplement
Exhibit E	– List of Closing Documents
Exhibit F-1	– Form of Borrowing Subsidiary Agreement
Exhibit F-2	– Form of Borrowing Subsidiary Termination
Exhibit G	– Form of Guaranty
Exhibit H-1	– Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit H-2	– Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit H-3	– Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit H-4	– Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit I-1	– Form of Borrowing Request
Exhibit I-2	– Form of Interest Election Request
Exhibit J-1	– Form of Revolving Note
Exhibit J-2	– Form of Term Loan Note
Exhibit K-1	– Form of Pari Passu Intercreditor Agreement
Exhibit K-2	– Form of Junior Lien Intercreditor Agreement
Exhibit L	– Form of U.S. Security Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 4, 2025 among MICHAEL KORS (USA), INC., CAPRI HOLDINGS LIMITED, MICHAEL KORS (SWITZERLAND) GMBH, the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the GUARANTORS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the ISSUING BANKS from time to time party hereto.

WHEREAS, the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent thereunder and certain other parties, are currently party to the Revolving Credit Agreement, dated as of July 1, 2022 (as amended by First Incremental Term Loan Amendment, dated as of August 23, 2024, and as further amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”); and

WHEREAS, the Company has requested that the Initial Term Loan Lenders extend Initial USD Term Loans to the Borrowers in an aggregate principal amount of $392,000,000 and Initial Euro Term Loans to the Borrowers in an aggregate principal amount of €295,557,048.30, the proceeds of which shall be used (i) together with cash on hand, to repay outstanding Indebtedness (including the Existing Term Loans), (ii) to pay costs and expenses in connection with the amendment and restatement of the Existing Credit Agreement, incurrence of the Facilities and the use of proceeds thereof and (iii) for general corporate purposes of the Loan Parties and their Subsidiaries.

WHEREAS, the Borrowers, the Guarantors, certain Lenders that are party to the Existing Credit Agreement, each other Lender party hereto and the Administrative Agent have entered into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) provide new Initial Term Loan Facilities and evidence the Initial Term Loans to be made by the Term Loan Lenders as part of the Obligations, (iii) re-evidence the “Obligations” with respect to the Revolving Facility under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iv) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the Subsidiaries outstanding thereunder, and to evidence the obligations and liabilities of the Borrowers and the Subsidiaries under the Initial Term Loan Facilities, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrowers and the Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. Capitalized terms used in the preamble to this Agreement and not otherwise defined herein shall have the meaning assigned to such terms as in this Agreement in effect immediately prior to the Amendment No. 1 Effective Date. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition (in one transaction or a series of related transactions) by Capri Holdings or any Subsidiary, on or after the Effective Date (whether effected through a purchase of Equity Interests or assets or through a merger, consolidation or amalgamation), of (i) another Person including the Equity Interests of any Person in which Capri Holdings or any Subsidiary owns an Equity Interest or (ii) the assets constituting all or substantially all of a business or operating business unit of another Person.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.26(a).

~~“Adjusted Daily Simple RFR” means, (a) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling, (b) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs, (c) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for Dollars, plus (ii) 0.10% and (d) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for Canadian Dollars, plus (ii) 0.29547%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.~~

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

~~“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0. 10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.~~

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“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Adjustment Date” has the meaning assigned to such term in Schedule 1.01.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Exposure Percentage” means, with respect to any Lender, a percentage equal to a fraction, (a) the numerator of which is the sum of such Lender’s outstanding principal amount of Term Loans and such Lender’s Revolving Commitment and (b) the denominator of which is the sum of the aggregate outstanding principal amount of the Term Loans of all Term Loan Lenders and the Aggregate Revolving Commitments. If the Commitments have terminated or expired, the Aggregate Exposure Percentages shall be determined based upon the Commitments most recently in effect.

“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Revolving Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 1 Effective Date, the Aggregate Revolving Commitment is $~~1,500,000,000~~1,000,000,000.

“Agreed Collateral Precedent” means any of (i) the Intellectual Property Pledge and Security Agreement, dated as of September 18, 2020, made by Capri Holdings and its Subsidiaries party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the Security Agreement dated September 18, 2020, made by Gianni Versace S.r.l., J. Choo Limited and Michael Kors (Switzerland) International GmbH in favor of JPMorgan Chase Bank, N.A., as administrative agent, in each case, as modified in accordance with the Collateral Documentation Principles.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen, (v) Canadian Dollars, (vi) Swiss Francs and (vii) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and not restricted and convertible into Dollars and (y) that is reasonably acceptable to the Administrative Agent and each of the Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the

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~~Adjusted~~ Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrowers as of the Amendment No. 1 Effective Date, the Revolving Lenders as of the Amendment No. 1 Effective Date and the Administrative Agent.

“Amendment No. 1 Effective Date” means June 24, 2026.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Capri Holdings or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.26.

“Applicable Payment Office” means, (a) in the case of a Borrowing in Canadian Dollars, the Canadian Payment Office and (b) in the case of a Term Benchmark Borrowing (other than in Canadian Dollars), the applicable Term Benchmark Payment Office.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Revolving Lender’s Revolving Commitment; provided that, in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to ~~(i)~~ any Revolving Loan that is a Term Benchmark Loan, ABR Loan or RFR Loan, or with respect to the Commitment Fees payable hereunder or with respect to any Commercial Letter of Credit, as the case may be, the applicable rate per annum set forth in the Pricing Grid under the caption “Spread for Term Benchmark Loans ~~for Revolving Loans~~”, “Spread for ABR ~~Loans for Revolving~~ Loans”, “Spread for RFR Loans ~~for Revolving Loans~~”, “Commitment Fee Rate ~~for Revolving Loans~~” or “Commercial Letter of Credit Rate”~~, as the case may be, as determined on each Adjustment Date and (ii) any Term Loan that is a Term Benchmark Loan, ABR~~

4

~~Loan or RFR Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth in the Pricing Grid under the caption “Spread for Term Benchmark Loans for Term Loans”, “Spread for ABR Loans for Term Loans” or “Spread for RFR Loans for Term Loans”~~, as the case may be, as determined on each Adjustment Date; provided that until the first Adjustment Date following the Amendment No. 1 Effective Date, the Applicable Rate in respect of the Revolving Loans and Commitment Fees will be determined pursuant to “Pricing Level ~~4” of the Pricing Grid and the Applicable Rate in respect of the Initial Term Loans will be determined pursuant to “Pricing Level 1~~2” of the Pricing Grid.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

~~“Asset Sale” means any Disposition of property or series of related Dispositions of property, including any issuance of equity interests (including any equity-linked securities, hybrid securities and debt securities which are convertible into equity) by any Subsidiary of Capri Holdings, pursuant to Section 6.03(b)(xviii), and any receipt of proceeds of insurance in respect of any Casualty Event, which yields gross proceeds to Capri Holdings or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).~~

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available Revolving Commitment” means, at any time with respect to any Revolving Lender, the Revolving Commitment of such Revolving Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or (b) otherwise, any period for determining any frequency of making payments of interest calculated pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment

5

firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by any Loan Party or any Subsidiary in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, liquidator, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the preservation, reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof or (ii) an Undisclosed Administration that is not expected to impair or delay a Lender’s ability to satisfy its funding obligations hereunder, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Loan, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then current Benchmark for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in any Foreign Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)       in the case of any Loan denominated in Dollars, the ~~Adjusted~~ Daily Simple RFR for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the ~~Adjusted~~ Daily Simple RFR for Canadian Dollars; or

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a

6

replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Company) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such

7

date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of the definition of “Benchmark Replacement Date” has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

8

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Bilateral Letter of Credit” means (i) any commercial documentary letter of credit issued for the account of any Loan Party or any Subsidiary, (ii) any irrevocable letter of credit issued pursuant to which the issuing institution agrees to make payments for the account of Loan Party or any Subsidiary in respect of obligations of such Person incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Person is or proposes to become a party in furtherance of such Person’s good faith business purposes, or (iii) any bank guarantee issued for the account of any Loan Party or any Subsidiary for a purpose described in clause (i) or (ii), in the case of each of clauses (i), (ii) and (iii), that is issued by a Lender or any of its Affiliates and is listed on Schedule 1.01(b) hereto or has been designated by Capri Holdings or the Company in writing to the Administrative Agent as a “Bilateral Letter of Credit” and in an aggregate principal amount not to exceed $100,000,000 at any time outstanding for all Bilateral Letters of Credit. The Bilateral Letters of Credit on the Effective Date are identified as such in Schedule 1.01(b) hereto.

~~“Bilateral Letter of Credit Obligations” means any and all obligations of a Loan Party or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Bilateral Letters of Credit.~~

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ~~(i) with respect to the Revolving Facility,~~ the Company, Capri Holdings, MK Switzerland or any Foreign Subsidiary Borrower ~~and (ii) (x) with respect to the Initial USD Term Loan Facility, the Company and (y) with respect to the Initial Euro Term Loan Facility, MK Switzerland~~.

“Borrowing” means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any applicable Borrower for a Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit I-1.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Japanese Yen

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and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of Term CORRA, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Ontario, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (e) in relation to Loans referencing the ~~Adjusted~~ Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the ~~Adjusted~~ Term SOFR Rate or any other dealings of such Loans referencing the ~~Adjusted~~ Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“BVI Insolvency Event” means any one or more of the following with respect to any BVI Loan Party: (a) the value of its liabilities (including its contingent and prospective liabilities) exceeds the value of its assets; (b) it fails to comply with the requirements of a statutory demand that has not been set aside under Section 157 of the Insolvency Act, 2003 of the British Virgin Islands; (c) execution or other process issued on a judgment, decree or order of a court in favour of a creditor of it is returned wholly or partly unsatisfied; (d) it has taken any action or steps have been taken or legal proceedings have been started or threatened against it for (i) its winding up, liquidation, administration, dissolution, amalgamation, reconstruction, reorganisation, arrangement, adjustment, consolidation or protection or relief of creditors (whether by way of voluntary arrangement, scheme of arrangement or otherwise), or (ii) the enforcement of any security interest over any or all of its assets; or (iii) the appointment of a liquidator, receiver, controller, inspector, manager, supervisor, administrative receiver, administrator, trustee or similar officer or official of it or of any or all of its assets; (e) a compromise or arrangement has been proposed, agreed to or sanctioned under any of Sections 177, 178 and 179A of the BVI Business Companies Act, 2004 of the British Virgin Islands (the “BVI Companies Act”) in respect of it, or an application has been made to, or filed with, a court for permission to convene a meeting to vote on a proposal for any such compromise or arrangement; (f) a merger or consolidation is proposed, approved, agreed to or sanctioned under any of Sections 170 to 174 (inclusive) of the BVI Companies Act in respect of it; (g) action is being taken by the Registrar of Corporate Affairs pursuant to Section 213 of the BVI Companies Act to dissolve or strike it off the British Virgin Islands register of companies; or (h) action is approved, agreed to or being taken pursuant to Section 184 of the BVI Companies Act to (without the prior consent of the Administrative Agent) continue it as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

“BVI Loan Party” means any Loan Party incorporated under the laws of the British Virgin Islands.

“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article X.

“CAM Exchange” means the exchange of ~~the~~ Term Loan Lenders’ interests provided for in Article X.

“CAM Exchange Date” means the first date on which there shall occur (a) any Event of Default referred to in clause (h) or (i) of Article VII with respect to any Borrower or (b) the acceleration of the maturity of all Obligations and the termination of all Commitments pursuant to Article VII.

“CAM Percentage” means, as to each Term Loan Lender, a fraction, expressed as a percentage, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined as of the CAM

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Exchange Date) of the Designated Obligations owed to such Term Loan Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Term Loan Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.

“Canadian Borrower” means (i) MK Canada Holdings and (ii) any other Borrower organized under the laws of Canada or any province or territory thereof.

“Canadian Borrowing” means a Borrowing of Canadian Loans.

“Canadian Dollar” and/or “CAD” means the lawful currency of Canada.

“Canadian Loan” means a Loan made to a Canadian Borrower denominated in Canadian Dollars.

“Canadian Payment Office” of the Administrative Agent means the office, branch, affiliate or correspondent bank of the Administrative Agent for Canadian Dollars as specified from time to time by the Administrative Agent to the Company and each Lender.

“Canadian Plans” means, all Canadian pension plans that are considered to be pension plans for the purposes of, and are required to be registered under, the ITA or any applicable pension benefits standards statute or regulation in Canada and that are established, maintained or contributed to by any Loan Party, all plans or arrangements which provide or promise health, dental, or any other welfare benefits governed by the laws of Canada, to current employees or former employees who have retired or terminated from employment with any Loan Party; the term “Canadian Plans” shall not include any multi-employer pension plans as that term is defined under applicable Canadian pension and benefits standards statute or regulation, Canadian Plans administered by an entity other than a Loan Party under a collective bargaining agreement or any statutory plans with which any Loan Party thereof is required to comply, including the Canada/Quebec Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation and workers’ safety and employment insurance legislation.

“Capri Holdings” means Capri Holdings Limited, a British Virgin Islands company.

“Cash Equivalents” means (a) Permitted Investments and (b) all other cash equivalents approved by Administrative Agent in its sole discretion.

~~“Casualty Event” means (a) any damage to, destruction of, or other casualty or loss involving, or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, in each case, any property or any asset of Capri Holdings or its Subsidiaries, in any case, occurring on or after the Effective Date.~~

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (a)(i) for any Loan denominated in (A) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (B) Euro, one of the following three rates as may be selected

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by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (C) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (D) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of ~~Adjusted~~ Daily Simple RFR for Pounds Sterling Borrowings for the five (5) most recent RFR Business Days preceding such day for which ~~Adjusted~~ Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such ~~Adjusted~~ Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of ~~Adjusted~~ Daily Simple RFR for Swiss Franc Borrowings for the five (5) most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such ~~Adjusted~~ Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, and (d) any other Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“CFC Holding Company” means any Domestic Subsidiary substantially all of the assets of which are one or more CFCs, either directly or indirectly through other entities that are disregarded entities or partnerships for U.S. federal income tax purposes, and all such entities (i) have no material assets (excluding equity interests in each other) other than equity interests of such CFCs, (ii) do not incur, and are not otherwise liable for, any material Indebtedness (other than intercompany indebtedness permitted pursuant to Section 6.01(c)), and (iii) do not conduct any material business or activities other than the ownership of such equity interests and/or receivables and other immaterial assets and activities reasonably related or ancillary thereto.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing

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more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Capri Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Capri Holdings by Persons who were neither (i) nominated, appointed or approved for election by the board of directors of Capri Holdings nor (ii) appointed by directors so nominated, appointed or approved for election; or (c) Capri Holdings ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any other Borrower (other than, in the case of a Foreign Subsidiary Borrower, (x) directors’ qualifying shares or (y) nominal shares issued to foreign nationals to the extent required by applicable law).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, means, (a) when used in reference to the Lenders, (i) Lenders having Revolving Commitments or outstanding Revolving Loans~~,~~ and (ii) Lenders ~~having Initial USD Term Loan Commitments or outstanding Initial USD Term Loans, (iii) Lenders having Initial Euro Term Loan Commitments or outstanding Initial Euro Term Loans, and (iv) Lenders~~ having any other separate class of commitments or loans made pursuant to the terms of this Agreement, and (b) when used in reference to any Loan or Borrowing, each class of Loans or the Borrowing comprising such Loans being: (i) Revolving Loans, (ii) Swingline Loans~~,~~ and (iii) ~~Initial USD Term Loans, (iv) Initial Euro Term Loans and (v)~~ any other separate class of loans made pursuant to the terms of this Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means (a) Bank of America, N.A., BNP Paribas, Citibank, N.A., MUFG Bank, Ltd., Standard Chartered Bank, Truist Bank and Wells Fargo Bank, N.A. and (b) with respect to Amendment No. 1, MUFG Bank, Ltd., Standard Chartered Bank, Truist Bank, ING Bank N.V. Dublin Branch and Citibank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property owned, leased or operated by a Loan Party that is subject to a security interest pursuant to the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations.

“Collateral Documentation Principles” means such modifications, exceptions and adjustments to the Agreed Collateral Precedent negotiated in good faith by the Company and the Administrative Agent (in its reasonable discretion), including such modifications to reflect the provisions

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of Section 5.09(c) and the definition of Excluded Assets set forth herein; provided, that the Collateral Documents shall not require the scheduling of license agreements of Intellectual Property (other than material Exclusive Copyright Licenses).

“Collateral Documents” means, collectively, (a) the U.S. Security Agreement and (b) all other agreements, instruments and documents (including any Intellectual Property security agreements) that are intended to create, perfect or evidence Liens on Collateral to secure the Secured Obligations pursuant to Section 4.01 or Section 5.09(c), executed in connection with this Agreement by Capri Holdings or any other Loan Party and delivered to the Administrative Agent for the benefit of the Secured Parties.

“Collateral Termination Date” has the meaning assigned to such term in Section 5.09(d).

“Collateral Requirements” has the meaning assigned to such term in Section 5.09(e).

“Collateral Reinstatement” has the meaning assigned to such term in Section 5.09(e).

“Commercial Letter of Credit” means a commercial documentary letter of credit issued pursuant to this Agreement by any Issuing Bank for the account of any Borrower for the purchase of goods in the ordinary course of business.

“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Commitments” means, with respect to each Lender, such Lender’s Revolving Commitment or Term Loan Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means Michael Kors (USA), Inc., a Delaware corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to Capri Holdings and its Subsidiaries on a consolidated basis for any period, Consolidated EBITDAR for such period without giving effect to any addback pursuant to clause (a)(v) of the definition thereof. For the avoidance of doubt, for purposes of this definition, all references to “Consolidated EBITDAR” in clauses (a)(viii) or (a)(x) of the definition of “Consolidated EBITDAR” shall be deemed to be “Consolidated EBITDA.”

“Consolidated EBITDAR” means, with respect to Capri Holdings and its Subsidiaries on a consolidated basis for any period, Consolidated Net Income for such period, plus

(a)	without duplication and (other than with respect to clause (x)) to the extent deducted from revenues in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i)       Consolidated Interest Expense,

(ii)        provision for taxes based on income, profits or capital, including federal, state, local and foreign franchise, excise and similar taxes paid or accrued

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(including withholding tax payments) during such period (including in respect of repatriated funds),

(iii)       depreciation and amortization (including amortization of deferred financing fees or costs),

(iv)       other non-cash losses, charges or expenses, including impairment of long-lived assets,

(v)        Consolidated Lease Expense,

(vi)       non-recurring Transaction Costs related to the Transactions,

(vii)       expenses, costs and charges related to business optimization (including consolidation initiatives), relocation or integration (including integration and transition costs related to acquisitions), and store renovation costs, and store closure and other restructuring and impairment costs (including recruiting costs, employee severance, contract termination and management and employee transition costs); provided that the amount of expenses, costs and charges added back pursuant to this clause (vii) shall not exceed a cumulative aggregate of $500,000,000 for all Test Periods; ~~and~~

(viii)       expenses, costs and charges related to (A) any repurchase or issuance of Equity Interests not prohibited by this Agreement, (B) any recapitalization or incurrence, issuance, modification, repayment, redemption, repurchase or refinancing of Indebtedness not prohibited by this Agreement, (C) any investment or acquisition (including any Permitted Acquisition) not prohibited by this Agreement or (D) any disposition permitted by this Agreement, in each case, whether or not successful; provided that the aggregate amount added back in reliance on this clause (viii) in any Test Period shall not exceed 10% of Consolidated EBITDAR for such Test Period (calculated after giving effect to any such addbacks);

(ix)       extraordinary, non-recurring, unusual or exceptional losses, charges and expenses; and

(x)        pro forma “run rate” cost savings, operating expense reductions, operating improvements and cost synergies related to restructuring initiatives, business optimization initiatives, operational initiatives, cost savings initiatives and other similar initiatives commenced by the Company or any of its Subsidiaries, in each case that are permitted by this Agreement (each such event, an “Initiative”) (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and cost synergies had been realized on the first day of the relevant Test Period), net of the amount of actual benefits realized in respect thereof; provided that (i) such cost savings, operating expense reductions, operating improvements and other cost synergies are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized as a result of actions that have been taken or are expected in good faith to be taken in connection with such Initiative within 18 months (or, in the case ofcost synergies, 12 months), (ii) no pro forma cost savings, operating expense reductions, operating improvements or cost synergies shall be added pursuant to

15

this clause (x) to the extent duplicative of any other additions made to Consolidated EBITDAR for such Test Period, whether through a pro forma adjustment pursuant to Section 1.04(b) or otherwise, and (iii) the aggregate amount added in reliance on this clause (x) for any Test Period shall not exceed 15% of Consolidated EBITDAR for such Test Period (calculated after giving effect to all such adjustments);

minus

(b)	without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)       interest income,

(ii)       non-cash gains,

(iii)       tax credits for any of the taxes of a type described in clause (a)(ii) above (to the extent not netted from the tax expense described in such clause (a)(ii)),

(iv)       any cash payments made during such period in respect of non-cash items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, and

(v)       extraordinary, non-recurring, unusual or exceptional gains,

in each case, as determined on a consolidated basis for Capri Holdings and its Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to Capri Holdings and its Subsidiaries for any period, the total interest expense of Capri Holdings and its Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP, and shall in any event include interest on any Finance Lease Obligation which shall be deemed to accrue at an interest rate reasonably determined by Capri Holdings to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Capri Holdings and the Subsidiaries with respect to Swap Agreements in respect of interest rates.

“Consolidated Lease Expense” means, for any period, the aggregate amount of straight-line fixed lease costs and variable lease costs, reduced by any sublease income, of Capri Holdings and its Subsidiaries for such period with respect to Operating Leases of real and personal property, determined on a consolidated basis in accordance with GAAP; provided that any amounts payable in respect of Finance Lease Obligations shall not constitute Consolidated Lease Expense.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of Capri Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Capri Holdings or is merged into or amalgamated or consolidated with Capri Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Capri Holdings) in which Capri Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Capri Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Capri Holdings to

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the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Net Worth” means as of any date of determination thereof, the excess of (a) the aggregate consolidated net book value of the assets of Capri Holdings and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (b) all of the aggregate liabilities of Capri Holdings and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP; provided, however, that in calculating Consolidated Net Worth the effects of the Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification Topic, as applicable) shall be disregarded.

“Consolidated Secured Indebtedness” means the sum, without duplication, of the amount of Consolidated Total Indebtedness that is secured by a Lien on the Collateral.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Capri Holdings and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time, the aggregate principal amount of outstanding Indebtedness (excluding (i) Indebtedness in respect of contingent obligations described in clauses (h) and (i) of the definition of Indebtedness, (ii) Indebtedness described in clause (j) of the definition of Indebtedness, and (iii) Indebtedness described in clause (e) or (f) of the definition of Indebtedness with respect to Indebtedness of others described in clause (i) or (ii) above and (iv) Indebtedness in respect of Supply Chain Financings in an aggregate principal amount not to exceed $150,000,000) of Capri Holdings and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” means, with respect to any Loan Party or any of its respective Subsidiaries, any of their respective Affiliates ~~of~~ over which any of the foregoing exercises management control.

“Convertible Debt Security” means any debt security the terms of which provide for the conversion or exchange thereof into Equity Interests, cash or a combination of Equity Interests and cash.

"CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA.”

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA.”

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“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.19.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (a “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple ESTR” means, with respect to any Foreign Swingline Loan requested in Euros for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (a) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day

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or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (b) Swiss Francs, SARON for the day that is five (5) RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (iii) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (c) Dollars, Daily Simple SOFR and (d) Canadian Dollars, Daily Simple CORRA; provided that if the Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple TONAR” means, with respect to any requested Foreign Swingline Loan denominated in Japanese Yen for any Business Day, an interest rate per annum equal to the greater of (a) TONAR based on the published rate of TONAR as of the Business Day of such request and (b) 0%. Any change in Daily Simple TONAR due to a change in the applicable TONAR shall be effective from and including the effective date of such change in the TONAR without notice to the Company.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request in writing by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-in Action.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Capri Holdings or a Subsidiary in connection with a Disposition pursuant to Section 6.03(b)(xviii) that is designated as Designated Non-Cash Consideration pursuant to a certificate of

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a Financial Officer or other executive officer of Capri Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Obligations” means all obligations of the applicable Borrowers with respect to the principal of and the interest on the Term Loans.

“Disposition” means with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (whether effected pursuant to a Division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dividing Person” has the meaning assigned to such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary of Capri Holdings organized under the laws of a jurisdiction located in the United States of America.

“Dutch Borrower” means (i) MKE and (ii) any other Foreign Subsidiary Borrower that is organized under the laws of the Netherlands.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority or authorities: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii)

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as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority or authorities: an entity which is not considered to form part of the public on the basis of such interpretation.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which is February 4, 2025.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Foreign Subsidiary” means (i) any Foreign Subsidiary organized or incorporated under the laws of the British Virgin Islands, Canada or any province or territory thereof, the Netherlands or Switzerland and (ii) any other Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders in their reasonable discretion.

“Eligible Jurisdiction” means as of any date, the jurisdiction of organization of any existing Guarantor. As of the Effective Date, the Eligible Jurisdictions are the United States, the British Virgin Islands, Canada or any province or territory thereof, England and Wales, Hong Kong, ~~Italy,~~ the Netherlands and Switzerland.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders or decrees issued, promulgated or entered into by any Governmental Authority, and any judgments, injunctions, or binding agreements entered against or into by the Company or any of its Subsidiaries, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. Notwithstanding the foregoing, Convertible Debt Securities and Permitted Call Spread Swap Agreements shall not constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or is under common control with a Loan Party under Section 4001(a)(14) of ERISA, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability on any Loan Party or any ERISA Affiliate or the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the complete withdrawal or partial withdrawal from any Plan (within the meaning of Section 4063 of ERISA) or Withdrawal Liability from any Multiemployer Plan; (i) the receipt by any Loan Party or any ERISA Affiliate of any determination that a Multiemployer Plan is, or is expected to be, Insolvent, terminated (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (j) any Foreign Plan Event.

“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

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“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“euro”, “Euro” and/or “EUR” means the single currency of the Participating Member States.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Assets” means, collectively (a) any property to the extent that a grant of a security interest therein (i) is prohibited by any applicable law, rule or regulation or determination of any Governmental Authority binding upon any Grantor or its properties, (ii) requires the consent of any Governmental Authority not obtained or (iii) is prohibited by, or constitutes a breach or default under, or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or governing such property or, in the case of any investment property or other equity interest, any applicable shareholder or similar agreement (to the extent such contract, license, agreement, instrument, or other document, or shareholder or similar agreement, is otherwise permitted under, or not prohibited by, this Agreement), except to the extent that such law, rule or regulation or determination, or the term in such contract, license, agreement, instrument or other documents, or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (b) any voting stock or similar equity interest of any Subsidiary of Capri Holdings that is a CFC or CFC Holding Company in excess of 65% of the total outstanding voting stock or other similar equity interest of such Subsidiary, (c) any owned real property or any leasehold interest in real property, (d) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims with a value of less than $10,000,000 (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a Uniform Commercial Code financing statement), (e) any asset that is subject to a Lien permitted under clause (b), (c), (f), (g)(ii), (i), (k), (l), (n) or (r) (in respect of any extension, renewal, refinancing or replacement of any Lien permitted under any of the foregoing clauses) of Section 6.02 or described in clause (c) or (d) of the definition of “Permitted Encumbrances”, in each case, if the contract or other agreement providing for such Lien or obligations secured thereby prohibits or requires the consent of any Person (other than any Loan Party or

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any Subsidiary) as a condition or the creation of any other security interest on such asset (except to the extent that such prohibition or other applicable provision is ineffective under applicable law) and only for so long as such prohibition or requirement remains effective, (f) any deposit account used only for payroll, benefits, withholding tax, customs or other fiduciary purposes, (g) any Third Party Funds, (h) Equity Interests of a captive insurance company or (i) any property in respect of which Capri Holdings and the Administrative Agent reasonably agree that the burdens or costs of obtaining security interests in such assets or the perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.

“Excluded Supply Chain Financing Agreement” has the meaning assigned to such term in the definition of “Supply Chain Financing.”

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, (i) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment requested by the Company, including under Section 2.19(b)) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (ii) Swiss Withholding Taxes to the extent a payment of interest is increased pursuant to Section 2.13(g) and (iii) Excluded UK Withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan, Letter of Credit or Commitment, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Excluded UK Withholding Taxes” means UK withholding Taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Loan, Letter of Credit or Commitment, if on the date on which payment of the amount falls due:

(a)       the payment could have been made to the relevant Recipient without any deduction for UK withholding Taxes if the Recipient had been a Qualifying Recipient, but on that date that Recipient is not or has ceased to be a Qualifying Recipient other than as a result of any change after the date it became a Recipient under this Agreement in (or in the interpretation, administration, or

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application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)       the relevant Recipient is a Qualifying Recipient solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Recipient” and:

(i)       an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and that Recipient has received from the person making the payment or from another UK Loan Party a certified copy of that Direction; and

(ii)       the payment could have been made to the Recipient without any deduction for UK withholding Taxes if that Direction had not been made; or

(c)       the relevant Recipient is a Qualifying Recipient solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Recipient” and:

(i)       the relevant Recipient has not given notice to the Administrative Agent under Section 2.17(f)(iii) that it is a Qualifying Recipient; and

(ii)       the payment could have been made to the Recipient without any deduction for UK withholding Taxes if the Recipient had given such notice, on the basis that the notice would have enabled the payer to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the Income Tax Act 2007; or

(d)       the relevant Recipient is a Treaty Recipient and the person making the payment is able to demonstrate that the payment could have been made to the Recipient without any deduction for UK withholding Taxes had that Recipient complied with its obligations under Section 2.17(f)(iii).

“Exclusive Copyright License” means any license pursuant to which a Grantor has been granted any exclusive rights in any United States registered copyright identified therein owned by another Person; provided, however, that, notwithstanding anything to the contrary contained herein or in any other Loan Document, no Grantor shall be under any obligation to schedule or list any Exclusive Copyright License (in any Intellectual Property security agreement or in any other document), disclose the existence of or provide a copy of any Exclusive Copyright License to the ~~Collateral~~Administrative Agent or any other Person, or file any Intellectual Property security agreement with respect to any Exclusive Copyright License with the United States Copyright Office or any other intellectual property agency or office, in each case, if such action would be in breach or violation of any customary confidentiality or other non-disclosure obligations in, or with respect to, such Exclusive Copyright License.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.26.

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“Existing Revolving Loan” ~~has the meaning assigned to such term in Section 2.01(a)~~means “Revolving Loans” as defined in this Agreement, and outstanding, immediately prior to the Amendment No. 1 Effective Date.

“Existing Term Loan” has the meaning assigned to the term “2024 Incremental Term Loan” in the Existing Credit Agreement.

“Extended Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Extending Lender” has the meaning assigned to such term in Section 2.26.

“Extension Date” has the meaning assigned to such term in Section 2.26.

“Facility” means the Revolving Facility~~, the Initial USD Term Loan Facility or the Initial Euro Term Loan Facility, as applicable. On the~~. On the Amendment No. 1 Effective Date~~,~~  there ~~are three facilities~~is one facility (i.e., the Revolving Facility~~, the Initial USD Term Loan Facility and the Initial Euro Term Loan Facility~~) and thereafter, the term “Facility” may include any other Class of Commitments and extensions of credit thereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Finance Lease” means any lease of property classified as a “finance lease” on both the balance sheet and income statement for financial reporting purposes under GAAP, but excluding, for the avoidance of doubt, any Operating Leases or any other non-finance leases.

“Finance Lease Obligation” of any Person means an obligation that is required to be accounted for as a Finance Lease (and not an Operating Lease) on both the balance sheet and income statement of such Person for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease would be the amount required to be reflected as a liability on such balance sheet in accordance with GAAP.

“Financial Officer” means the chief executive officer, president or chief financial officer of Capri Holdings.

~~“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of Capri Holdings and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).~~

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“Fitch” means Fitch, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~Adjusted~~ Term CORRA ~~Rate~~, each ~~Adjusted~~ Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~Adjusted~~ Term CORRA ~~Rate~~, each ~~Adjusted~~ Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be 0%.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

~~“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.~~

“Foreign Kors Person” has the meaning assigned to such term in Section 9.09.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to United States or Canadian law, and any Canadian Plan, that is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Plan Event” means (a) with respect to any Foreign Plan, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (ii) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, or (iii) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan, or (b) a final determination that any Loan Party is responsible for a deficit or funding shortfall in a multi-employer pension plan as that term is defined under applicable Canadian pension and benefits standards statute or regulation or other Canadian Plan administered by an entity other than a Loan Party under a collective bargaining agreement.

“Foreign Subsidiary” means any Subsidiary of Capri Holdings which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means (a) from and after the Effective Date, each of MK Canada Holdings and MK Switzerland (collectively, the “Initial Foreign Subsidiary Borrowers”), so long as no such Subsidiary has ceased to be a Foreign Subsidiary Borrower pursuant to Section 2.22, and (b) any other Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.22, and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

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“Foreign Swingline Loan” means a Loan made to Capri Holdings or MK Switzerland in a Foreign Currency (other than Canadian Dollars) bearing interest at (a) the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency (other than Loans denominated in Euros or Japanese Yen), (b) the Daily Simple ESTR in the case of Loans denominated in Euros and (c) the Daily Simple TONAR in the case of Loans denominated in Japanese Yen, in each case, pursuant to Section 2.05.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning assigned to such term in Section 5.09(c).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of all calculations provided for in this Agreement, the amount of any Guarantee of any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by Capri Holdings in good faith.

“Guarantor” means Capri Holdings and each Material Subsidiary that is a party to the Guaranty. The Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Guaranty” means (a) that certain Amended and Restated Guarantee Agreement dated as of the Effective Date in the form of Exhibit G (including any and all supplements thereto) and executed by each Guarantor party thereto, and (b) in the case of any Guarantor that is a Foreign Subsidiary, any other guaranty agreement executed by such Foreign Subsidiary pursuant to clause (1)(y) of Section 5.09(a).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMRC” means Her Majesty’s Revenue and Customs.

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“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Amount” means, at the time of the establishment of the commitments in respect of the Indebtedness to be incurred utilizing this defined term pursuant to Section 2.20 or 6.01(u), the sum of:

(a)       the excess (if any) of (i) ~~$750,000,000~~ an amount equal to the greater of (x) $400,000,000 and (y) 100% of the Consolidated EBITDA of Capri Holdings and its Subsidiaries for the most recent Test Period over (ii) the sum of (x) the aggregate principal amount of all Incremental Term Loans and Incremental Revolving Commitments, in each case, incurred or established after the Amendment No. 1 Effective Date utilizing this clause (a) and (y) the aggregate principal amount of all Permitted Equivalent Indebtedness incurred or established after the Amendment No. 1 Effective Date utilizing this clause (a); plus

(b)       the Ratio Incremental Amount at such time.

“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Commitment” means the commitment of any Lender established pursuant to Section 2.20 to make Incremental Term Loans.

“Incremental Term Loans” means (a) Term Loans made by one or more Lenders pursuant to an Incremental Term Loan Amendment as an increase to an existing Term Loan Facility and (b) to the extent permitted by Section 2.20 and provided for in the applicable Incremental Term Loan Amendment, Term Loans made by one or more Lenders to a Borrower as a tranche that is in addition to ~~the Initial~~an existing Term ~~Loans~~Loan Facility.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and any earnout obligations or similar deferred or contingent purchase price obligations not overdue, which are being contested in good faith or which do not appear as a liability on a balance sheet of such Person incurred in connection with any Acquisition), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (to the extent of such Person’s interest in such property), whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Finance Lease Obligations of such Person, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all net payment and performance obligations of such Person under Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity,

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except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of all calculations provided for in this Agreement, there shall be disregarded any Guarantee of any Person in respect of any Indebtedness of any other Person with which the accounts of such first Person are then required to be consolidated in accordance with GAAP. For the avoidance of doubt, any amounts available and not drawn under the Commitments shall be deemed not to be Indebtedness and “Indebtedness” shall not include the obligations of any Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as in effect on the Effective Date. The amount of any net obligation under any Swap Agreement on any date shall be the Swap Termination Value as of such date. Notwithstanding the foregoing and for the avoidance of doubt, obligations arising from any Permitted Call Spread Swap Agreement shall not be considered Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

~~“Initial Euro Term Loan” means a Loan made pursuant to Section 2.01(c).~~

~~“Initial Euro Term Loan Commitment” means, with respect to each Initial Euro Term Loan Lender, the commitment of such Lender to make an Initial Euro Term Loan pursuant to Section 2.01(c), as such commitment may be (a) terminated from time to time pursuant to Section 2.09 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Initial Euro Term Loan Lender’s Initial Euro Term Loan Commitment is the amount set forth opposite such Lender’s name on Schedule 2.01(c) hereto, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Initial Euro Term Loan Commitment, as applicable. As of the Effective Date, the aggregate amount of the Initial Euro Term Loan Commitments is €295,557,048.30.~~

~~“Initial Euro Term Loan Facility” means the Initial Euro Term Loan Commitments and the provisions herein related to the Initial Euro Term Loans.~~

~~“Initial Euro Term Loan Lenders” means the Persons listed on Schedule 2.01(c) with respect to the Initial Euro Term Loan Facility and any other Person that shall have become an Initial Euro Term Loan Lender pursuant to an Assignment and Assumption or other documentation contemplated thereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated thereby.~~

“Initial Foreign Subsidiary Borrower” has the meaning assigned to such term in the definition of “Foreign Subsidiary Borrower.”

~~“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Lender, collectively, the Initial USD Term Loan Commitment and the Initial Euro Term Loan Commitment of such Initial Term Loan Lender.~~

~~“Initial Term Loan Facilities” means, collectively, the Initial USD Term Loan Facility and the Initial Euro Term Loan Facility.~~

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~~“Initial Term Loan Lenders” means, collectively, the Initial USD Term Loan Lenders and the Initial Euro Term Loan Lenders.~~

~~“Initial Term Loan Maturity Date” means July 1, 2027, or, if such date is not a Business Day, the Business Day immediately preceding such date, and as extended (in the case of each Term Loan Lender consenting thereto) pursuant to Section 2.26.~~

~~“Initial Term Loans” means, collectively, the Initial USD Term Loans and the Initial Euro Term Loans.~~

~~“Initial USD Term Loan” means a Loan made pursuant to Section 2.01(b).~~

~~“Initial USD Term Loan Commitment” means, with respect to each Initial USD Term Loan Lender, the commitment of such Lender to make an Initial USD Term Loan pursuant to Section 2.01(b), as such commitment may be (a) terminated from time to time pursuant to Section 2.09 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Initial USD Term Loan Lender’s Initial USD Term Loan Commitment is the amount set forth opposite such Lender’s name on Schedule 2.01(b) hereto, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Initial USD Term Loan Commitment, as applicable. As of the Effective Date, the aggregate amount of Initial USD Term Loan Commitments is $392,000,000.~~

~~“Initial USD Term Loan Facility” means the Initial USD Term Loan Commitments and the provisions herein related to the Initial USD Term Loans.~~

~~“Initial USD Term Loan Lenders” means the Persons listed on Schedule 2.01(b) with respect to the Initial USD Term Loan Facility and any other Person that shall have become an Initial USD Term Loan Lender pursuant to an Assignment and Assumption or other documentation contemplated thereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated thereby.~~

“Insolvent” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” has the meaning assigned to such term in the definition of “Intellectual Property Collateral.”

“Intellectual Property Collateral” means rights or property of a Loan Party of the following type, to the extent constituting Collateral pursuant to the Collateral Documents:

(a)       all intellectual property, including all trademarks, service marks, trade names, logos and other source identifiers, and all goodwill associated with the foregoing, patents, copyrights (including rights in software and data), works of authorship, trade secrets, know-how, methods and processes, inventions, and domain names and all other industrial or intellectual property rights, together with all registrations and applications for any of the foregoing in the United States Patent and Trademark Office, United States Copyright Office or in any other office or registry or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world, and (i) all renewals, extensions, reissues, reexaminations, divisionals, continuations and continuations-in-part thereof, (ii) all income, royalties, license fees, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments

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under all licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof, (iii) the right to sue for past, present and future infringements, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds thereof, and (iv) all rights corresponding thereto throughout the world; provided, however, that the Intellectual Property Collateral shall not include any “intent-to-use” based application for a trademark or service mark until such time that a statement of use or amendment to allege use has been filed with and accepted by the United States Patent and Trademark Office for such application, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent to-use application under applicable federal law (all of the foregoing, collectively, “Intellectual Property”);

(b)       license agreements with any other party related to any Intellectual Property, whether the applicable Loan Party is a licensor or licensee under any such license agreement, and the right to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by any Loan Party and now or hereafter covered by such license agreements; and

(c)       all rights, remedies, powers and/or privileges of any Loan Party with respect to any of the foregoing, and any and all proceeds and products of the foregoing, including all money, accounts, general intangibles, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing or a Term Loan Borrowing in accordance with Section 2.08 substantially in the form attached hereto as Exhibit I-2.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan denominated in Dollars) , the last day of each March, June, September and December and the ~~applicable~~ Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the ~~applicable~~ Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the ~~applicable~~ Maturity Date and (d) with respect to any Swingline Loan, the last day of each month and the Revolving Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or (other than with respect to Borrowings denominated in Canadian Dollars) six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing

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Request or Interest Election Request and no Borrower may select an Interest Period that would extend beyond the ~~applicable~~ Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Grade Rating” means (a) as to S&P, a Public Debt Rating of BBB- or better (with stable outlook or better), (b) as to Moody’s, a Public Debt Rating of Baa3 or better (with stable outlook or better) and (c) as to Fitch, a Public Debt Rating of BBB- or better (with stable outlook or better).

“IP Subsidiary” means any Loan Party incorporated in the United States, ~~Italy,~~ Switzerland or the United Kingdom that owns registered Intellectual Property.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Barclays Bank PLC and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Notwithstanding anything herein to the contrary, neither Barclays Bank PLC nor any of its branches or Affiliates shall be required to issue any Commercial Letter of Credit hereunder.

“ITA” means the Income Tax Act (Canada), as amended, and any regulations promulgated thereunder.

~~“Italian Banking Law” means Italian Legislative Decree No. 385 of 1 September 1993 and the relevant implementing regulations, each as subsequently amended and supplemented.~~

~~“Italian Civil Code” means the Italian civil code enacted by Italian Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.~~

~~“Italian Crisis and Insolvency Code” means Legislative Decree No. 14 of 12 January 2019, subsequently amended and supplemented.~~

~~“Italian Insolvency Law” means the Italian Royal Decree No. 267 of 16 March 1942, as subsequently amended and supplemented.~~

~~“Italian Transparency Rules” means the transparency provisions set forth in the CICR Resolution of 4 March 2003, as amended and supplemented from time to time, and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti” issued by the Bank of Italy, as amended and supplemented from time to time.~~

~~“Italian Usury Law” means law No. 108 of 7th March, 1996 as subsequently amended and supplemented.~~

“Japanese Prime Rate” means for any Loan denominated in Japanese Yen the greater of (a)(i) the Japanese local prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

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“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Japanese Yen for a maturity of one month.

“Japanese Yen” means the lawful currency of Japan.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means (a) JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., BNP Paribas, Citibank, N.A., MUFG Bank, Ltd., Standard Chartered Bank, Truist Securities, Inc. and Wells Fargo Securities, LLC and (b) with respect to Amendment No. 1, JPMorgan Chase Bank, N.A., Barclays Bank PLC, MUFG Bank, Ltd., Standard Chartered Bank, Truist Bank, ING Bank N.V. Dublin Branch and Citibank, N.A.

“Lender Notice Date” has the meaning assigned to such term in Section 2.26.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(d).

“Lenders” means the Revolving Lenders and/or the Term Loan Lenders, as applicable.

“Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit, including the Existing Letters of Credit.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.02, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. Each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks; provided that any increase in the Letter of Credit Commitment with respect to any Issuing Bank, or any decrease in the Letter of Credit Commitment with respect to any Issuing Bank to an amount not less than such Issuing Bank’s Letter of Credit Commitment as of the Effective Date or such other date of its initial Letter of Credit Commitment, shall only require the consent of the Company and such Issuing Bank.

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“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any Finance Lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means an Acquisition or other Investment permitted hereunder the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement, Amendment No. 1, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guaranty, the Collateral Documents, any promissory notes issued pursuant to Section 2.10(f), any agreements between the Company and an Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment and any Letter of Credit applications now or hereafter executed by or on behalf of any Loan Party and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars, (ii) Toronto, Canada time in the case of a Canadian Borrowing and related Loans and (iii) local time in the case of a Loan, Borrowing or LC Disbursement (other than a Canadian Borrowing) denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Majority Facility Lenders” means~~, (i) with respect to the Revolving Facility,~~  the Required Revolving Lenders~~, (ii) with respect to the Initial USD Term Loan Facility, the Required Initial USD Term Loan Lenders and (iii) with respect to the Initial Euro Term Loan Facility, the Required Initial Euro Term Loan Lenders~~.

“Material Acquisition” means any Acquisition that involves the payment of consideration by Capri Holdings and its Subsidiaries in excess of $20,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, property or financial condition of Capri Holdings and its Subsidiaries taken as a whole or (b) the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents.

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“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all of the issued and outstanding Equity Interests in any Person or (b) assets comprising all or substantially all of the assets of any Person or a business unit of any Person, in each case in excess of $20,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.

“Material Subsidiary” means (a) each Subsidiary that is a Borrower, (b) each Subsidiary listed on Schedule 1.01(d) and (c) each other Subsidiary of Capri Holdings organized in an Eligible Jurisdiction (i) which, as of the last day of the most recent Test Period ending with the fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b) after the Effective Date, the most recent financial statements delivered pursuant to Section 5.01(a) or (b) of the Existing Credit Agreement), contributed (or, in connection with a newly acquired Subsidiary pursuant to a Material Acquisition, represents on a Pro Forma Basis) greater than five percent (5%) of Consolidated ~~EBITDAR~~EBITDA for such Test Period or (ii) which contributed (or, in connection with a newly acquired Subsidiary pursuant to a Material Acquisition, represents on a Pro Forma Basis) greater than five percent (5%) of Consolidated Total Assets (after eliminating intercompany obligations) as of such date.

“Maturity Date” means~~, (i) with respect to~~ in the case of the Revolving Facility, the Revolving Maturity Date ~~and (ii) with respect to the Initial Term Loan Facilities, the Initial Term Loan Maturity Date~~.

“MK Canada Holdings” means Michael Kors (Canada) Holdings Ltd., a company limited by shares incorporated under the laws of the Province of Nova Scotia.

“MK Switzerland” means Michael Kors (Switzerland) GmbH, a limited liability company organized under the laws of Switzerland.

“MKE” means Michael Kors (Europe) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at John Hicksstraat 1, 5928 SJ Venlo, the Netherlands and registered with the trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 34301064.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Net Leverage Ratio” means the ratio of (i) Consolidated Total Indebtedness as of the last day of the Test Period ending on the last day of any fiscal quarter plus the capitalized amount of all Operating Lease Obligations as of the last day of such Test Period minus ~~(ii)~~ unrestricted cash and Cash Equivalents at such date, not to exceed $200,000,000 to (ii) Consolidated EBITDAR for such Test Period, all calculated for Capri Holdings and its Subsidiaries on a consolidated basis. In the event that Capri Holdings or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant Test Period, the Net Leverage Ratio shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such Test Period.

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~~“Net Proceeds” means, (a) with respect to any Asset Sale, the cash proceeds received from such Asset Sale (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) net of the direct costs of such Asset Sale, including (A) payments made to retire any Indebtedness or other obligations that is secured by such asset or that is required to be repaid in connection with the sale thereof (other than the Loans), (B) the fees and expenses incurred by Capri Holdings or any of its Subsidiaries in connection therewith, (C) taxes paid or reasonably estimated to be payable by Capri Holdings or any of its Subsidiaries in connection with such transaction, (D) the amount of reserves reasonably established by Capri Holdings or any of its Subsidiaries in good faith in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (C) above) (x) related to any of the applicable assets and (y) retained by Capri Holdings or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that if the amount of such reserves exceeds the amounts charged against such reserves, then such excess, upon the determination thereof, shall then constitute Net Proceeds, and (E) any payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-wholly-owned Subsidiaries as a result of such Asset Sale and (b) with respect to the borrowing, incurrence, issuance, offering or placement of Indebtedness or equity interests, the excess, if any, of (i) cash proceeds received by Capri Holdings or any of its Subsidiaries from such incurrence, issuance, offering or placement over (ii) the underwriting discounts and commissions and taxes, fees, costs and expenses incurred by Capri Holdings or any of its Subsidiaries in connection with such issuance, offering or placement.~~

“Non-Extending Lender” has the meaning assigned to such term in Section 2.26.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing reasonably selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Capri Holdings and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Original Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents, to any Swap Counterparty under any Swap Agreement or to the Lenders or any of their Affiliates under any Banking Services Agreement, any agreement in respect of a Supply Chain Financing (except those under Excluded Supply Chain Financing Agreements), any Bilateral Letter of Credit, or any Working Capital

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Facility, or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party or obligations arising from Permitted Call Spread Swap Agreements.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” means any lease of property classified as an “operating lease” on both the balance sheet and income statement for financial reporting purposes under GAAP.

“Operating Lease Obligation” means, with respect to any Person, an obligation that is required to be accounted for as an Operating Lease (and not a Finance Lease). At the time any determination thereof is to be made, the amount of the liability in respect of an Operating Lease would be the amount required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP.

“Original Effective Date” means July 1, 2022.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

~~“Other Pari Passu Lien Debt” means obligations in respect of Permitted Equivalent Indebtedness permitted under Section 6.01(u) that are secured by Liens on the Collateral on a pari passu basis with the Obligations and subject to an intercreditor agreement substantially in the form of Exhibit K-1, or such other customary form reasonably acceptable to the Administrative Agent and the Company.~~

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Foreign Currency Rate” means, for any amount payable in an applicable Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which

38

overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event; provided that, if the applicable Overnight Foreign Currency Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.13(a).

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means any Acquisition; provided that (a) the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in a Related Line of Business, (b) no Default shall have occurred and be continuing at the time thereof or would result therefrom, (c) such Acquisition shall be effected in such manner so that the acquired Equity Interests, assets or rights are owned either by Capri Holdings or a Subsidiary and, if effected by merger, consolidation or amalgamation, the continuing, surviving or resulting entity shall be Capri Holdings or a Subsidiary, subject to Section 6.03 and (d) the Net Leverage Ratio, on a Pro Forma Basis after giving effect to such acquisition, recomputed as at the last day of the most recently ended fiscal quarter of Capri Holdings for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance, shall not exceed 4.00 to 1.00 (or 4.50 to 1.00 if Capri Holdings shall have made a Transition Period Election with respect to such acquisition pursuant to Section 6.08).

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“Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which Capri Holdings or any of its Subsidiaries acquires an option requiring the counterparty thereto to deliver to Capri Holdings or any of its Subsidiaries shares of Capri Holdings or any of its Subsidiaries acquires, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Agreement pursuant to which Capri Holdings or any of its Subsidiaries issues to the counterparty thereto warrants to acquire shares of Capri Holdings or any of its Subsidiaries (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by Capri Holdings or any of its Subsidiaries in connection with the issuance of Convertible Debt Securities; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type and (ii) in the case of clause (b) above, such Swap Agreement is intended by Capri Holdings be classified as an equity instrument in accordance with GAAP.

“Permitted Encumbrances” means:

(a)	Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)	landlords’, carriers’, warehousemen’s, mechanics’, shippers’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;
(c)	pledges and deposits made in connection with workers’ compensation, unemployment insurance, old age pensions and other social security laws or regulations, and pledges and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(d)	Liens, pledges and deposits to secure the performance of tenders, bids, trade contracts, leases, public or statutory obligations, warranty requirements, customs, surety and appeal bonds, bonds posted in connection with actions, suits or proceedings, performance and bid bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business or letters of credit or guarantees issued in respect thereof;
(e)	Liens incurred in the ordinary course of business in connection with the sale, lease, transfer or other disposition of any credit card receivables of the Company or any of its Subsidiaries;
(f)	judgment, attachment or other similar liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(g)	easements, zoning restrictions, restrictive covenants, encroachments, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(h)	possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments; and
(i)	any security and/or right of set-off arising under the general terms and conditions (algemene bankvoorwaarden) or the equivalent thereof in any jurisdiction of banking and financing institutions;
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provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Equivalent Indebtedness” means secured or unsecured Indebtedness of Capri Holdings or any Loan Party issued or incurred on or after the Effective Date, provided that (i) prior to and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, (ii) such Permitted Equivalent Indebtedness is not guaranteed by any Subsidiary of Capri Holdings that is not a Loan Party, (iii) if secured, such Permitted Equivalent Indebtedness shall be secured only by the Collateral and on a pari passu or junior lien basis and subject to intercreditor agreements substantially in the form of Exhibit K-1 or K-2, or such other customary form reasonably acceptable to the Administrative Agent and the Company, as applicable, (iv) the covenants applicable to such Permitted Equivalent Indebtedness are not more onerous or more restrictive in any material respects (taken as a whole) than ~~the applicable covenants set forth in this Agreement~~market terms of agreements governing comparable Indebtedness of similar borrowers at the time (as determined in good faith by Capri Holdings) and (v) any Permitted Equivalent Indebtedness shall not mature and shall not require any scheduled amortization or other scheduled payments of principal prior to the date that is 91 days after the then latest Maturity Date of any Facility (other than customary asset sale, event of loss, fundamental change or change of control mandatory offers to purchase and customary acceleration rights after an event of default).

“Permitted Factoring Program” means the sale by Capri Holdings or its Subsidiaries of accounts receivable originated by Capri Holdings or such Subsidiaries to a third-party factor in the ordinary course of business and consistent with past practice and on a basis that is non-recourse to Capri Holdings and its Subsidiaries other than limited recourse customary for factoring transactions of a similar kind.

“Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are directly and fully guaranteed or insured by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), the United Kingdom or any Participating Member State;

(b)       investments in commercial paper having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody’s;

(c)       investments in demand deposits, certificates of deposit, eurocurrency time deposits, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any commercial bank which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)       repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)       securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth or territory, political subdivision, taxing authority or foreign government (as the case may be) are rated, at such date of acquisition, at least A- by S&P or A3 by Moody’s;

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(f)       securities with maturities of three years or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

(g)       shares of money market funds that (i) comply with the criteria set forth in (a) Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended or (b) Securities and Exchange Commission Rule 3c-7 under the Investment Company Act of 1940, as amended and (ii) have portfolio assets of at least (x) in the case of funds that invest exclusively in assets satisfying the requirements of clause (a) of this definition, $250,000,000 and (y) in all other cases, $500,000,000;

(h)       in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (g) above that are available in local markets;

(i)       corporate debt obligations with a Moody’s rating of at least A3 or an S&P rating of at least A-, or their equivalent, as follows: (i) corporate notes and bonds and (ii) medium term notes; and

(j)       mutual funds which invest primarily in the securities described in clauses (a) through (d) above.

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness of any Person (the “Original Indebtedness”), any modification, refinancing, refunding, replacement, renewal or extension (any of the foregoing, a “Refinancing”) of such Indebtedness, in whole or in part; provided, that (i) no Person that is not an obligor with respect to the Original Indebtedness shall be an obligor with respect to such Permitted Refinancing Indebtedness, (ii) the final maturity of such Indebtedness is no sooner and weighted average life to maturity of such Indebtedness is no shorter than such Original Indebtedness, (iii) in the case of any Refinancing of Indebtedness incurred pursuant Section 6.01(u), the covenants applicable to such Permitted Refinancing Indebtedness are not more onerous or more restrictive in any material respects (taken as a whole) than (A) the applicable covenants set forth in this Agreement (taken as a whole) or (B) market terms of agreements governing comparable Indebtedness of similar ~~companies~~borrowers at the time of such Refinancing (as determined in good faith by Capri Holdings) and do not violate any other provisions of this Agreement~~; provided, however, that, in the case of the clause (iii), a certificate of a Financial Officer or other executive officer of Capri Holdings delivered to the Administrative Agent with reasonable prior notice before the incurrence of such Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Capri Holdings has determined in good faith that such terms and conditions satisfy the requirement thereunder shall be conclusive evidence that such terms and conditions satisfy such requirements,~~, (iv) (x) in the case of any Original Indebtedness consisting of a revolving credit facility, the committed amount in respect of the Permitted Refinancing Indebtedness does not exceed the committed amount in respect of the Original Indebtedness and (y) otherwise, the principal amount (or accreted value, if applicable) thereof, does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness, except in each case by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount and mortgage and similar taxes), incurred in connection with such modification, refinancing, refunding, replacement, renewal or extension, (v) for the avoidance of doubt, the Original Indebtedness is paid down (or, with respect to revolving credit facilities, commitments in respect thereof are reduced (together with, if applicable, payments of principal)) on a dollar-for-dollar basis by such Permitted Refinancing Indebtedness (other than by the Additional Permitted Amount), (vi) if the Original Indebtedness shall have been subordinated to the

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Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders, (vii) such Permitted Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Person” means any natural person, corporation, limited liability company, unlimited company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, but not including any Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA).

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Pricing Grid” means the pricing grid set forth in Schedule 1.01.

“Pricing Level” has the meaning assigned to such term in Schedule 1.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Indebtedness” means (a) Indebtedness of Capri Holdings or any Subsidiary (other than that described in Section 6.01(e)) secured by any Lien on any asset(s) of (i) any Foreign Subsidiary that is not Collateral or (ii) any Domestic Subsidiary that is not a Loan Party and (b) Indebtedness of any Subsidiary of Capri Holdings which is not a Loan Party, in each case owing to a Person other than Capri Holdings or any Subsidiary.

“Pro Forma Basis” means, with respect to compliance with any test, covenant or calculation of any ratio hereunder, the determination or calculations of such test, covenant or ratio on a pro forma basis in accordance with Section 1.04(b).

“Public Debt Rating” means, as of any date, the rating that has been most recently announced (which may ~~be included~~include any press release that S&P, Moody’s or Fitch issues) by either S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by Capri Holdings or, if any such rating agency shall have issued more than one such ratings, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Pricing Level in the Pricing Grid shall be

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determined by reference to the available rating; (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Pricing Level will be set in accordance with the Net Leverage Ratio level then applicable; (c) if each of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating but the ratings shall fall within different levels, the Pricing Level in the Pricing Grid shall be based upon the ratings of two of the agencies unless each agency’s ratings is at a separate level, in which case the applicable level will be deemed to be the middle level; (d) if only two of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating and such ratings shall fall within different levels, the Pricing Level in the Pricing Grid shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (e) if any Public Debt Rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the third Business Day following the date on which such change is first announced or issued publicly by the rating agency making such change; and (f) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.

“QFC” means a “qualified financial contract” ~~has the meaning~~as set forth in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.19.

“Qualifying Recipient” means:

(a)	a Recipient which is beneficially entitled to interest payable to that Recipient in respect of an applicable interest in a Loan, Letter of Credit or Commitment and is:

(i)       a Recipient:

(A)       which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance made under an applicable interest in a Loan, Letter of Credit or Commitment and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the Corporation Tax Act 2009; or

(B)       in respect of an advance made under an applicable interest in a Loan, Letter of Credit or Commitment by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)       a Recipient which is:

(A)       a company resident in the United Kingdom for United Kingdom tax purposes;

(B)       a partnership each member of which is:

a.	a company so resident in the United Kingdom; or
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b.	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009;
(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company; or

(iii)       a Treaty Recipient; or

(b)	a Recipient which is a building society (as defined for the purposes of section 880 of the Income Tax Act 2007) making an advance under an applicable interest in a Loan, Letter of Credit or Commitment.

“Ratio Incremental Amount” means, at any date, an aggregate principal amount that, after giving effect to the incurrence thereof on a Pro Forma Basis (assuming, in the case of any Incremental Revolving Commitments, a full drawing of such Incremental Revolving Commitments and excluding the cash proceeds to the applicable Borrower therefrom unless such cash proceeds are not applied promptly for the specified transaction applicable to such incurrence), would not (i) in the case of the incurrence of any secured Indebtedness, result in the Secured Net Leverage Ratio as at the last day of the most recently ended fiscal quarter of Capri Holdings for which financial statements are available exceeding 3.00 to 1.00 and (ii) in the case of the incurrence of any unsecured Indebtedness, result in the Net Leverage Ratio at the last day of the most recently ended fiscal quarter of Capri Holdings for which financial statements are available exceeding 4.00 to 1.00; provided, that for purposes of calculating the Ratio Incremental Amount, amounts simultaneously or substantially concurrently incurred pursuant clause (a) of the definition of “Incremental Amount” shall be disregarded.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two (2) TARGET Days preceding the date of such setting, (c) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (d) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (e) if the RFR for such Benchmark is SARON, then five (5) RFR Business Days prior to such setting, (f) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting, (g) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four (4) RFR Business Days prior to such setting, (h) if such Benchmark is ~~the Adjusted~~ Term CORRA ~~Rate~~, 1:00 p.m. (Toronto, Ontario time) two (2) Business Days prior to such setting or (i) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, Daily Simple SOFR, Daily

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Simple CORRA or ~~the Adjusted~~ Term CORRA ~~Rate~~, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Amendment” has the meaning assigned to such term in Section 2.27.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation” means the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings and Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceeding (recast), as applicable.

~~“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Proceeds received by Capri Holdings or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(b)(ii)(C) as a result of the delivery of a Reinvestment Notice.~~

~~“Reinvestment Event” means any Asset Sale in respect of which Capri Holdings or the Company has delivered a Reinvestment Notice.~~

~~“Reinvestment Notice” means a written notice executed by a Financial Officer stating that no Default or Event of Default has occurred and is continuing and that Capri Holdings (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in, or otherwise reinvest in, the business of Capri Holdings or its Subsidiaries.~~

~~“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in, or otherwise reinvest in, the business of Capri Holdings or its Subsidiaries.~~

~~“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event (or if Capri Holdings or any Subsidiary enters into a binding commitment to reinvest such Net Proceeds within one year following receipt thereof, the date occurring 455 days following receipt thereof) and (b) the date on which Capri Holdings or the Company shall have determined not to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in, or otherwise reinvest in, the business of Capri Holdings or its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.~~

“Related Line of Business” means: (a) any line of business in which Capri Holdings or any of its Subsidiaries is engaged as of, or immediately prior to, the Effective Date, (b) any wholesale, retail or other distribution of products or services under any domestic or foreign patent, trademark, service mark, trade name, copyright or license or (c) any similar, ancillary or related business and any business which provides a service and/or supplies products in connection with any business described in clause (a) or (b) above.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee

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officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (e) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (f) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (g) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~Adjusted~~ Term SOFR Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (c) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the Adjusted TIBOR Rate, (d) with respect to any RFR Borrowing denominated in Pounds Sterling, Swiss Francs, Dollars or Canadian Dollars, the applicable ~~Adjusted~~ Daily Simple RFR, in each case, as applicable, (e) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, ~~the Adjusted~~ Term CORRA ~~Rate~~.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (c) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBOR Screen Rate, or (d) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA, as applicable.

“Replacement Revolving Credit Commitments” has the meaning assigned to such term in Section 2.27.

“Replacement Revolving Credit Facility Effective Date” has the meaning assigned to such term in Section 2.27.

“Replacement Revolving Facilities” has the meaning assigned to such term in Section 2.27.

~~“Replacement Term Commitments” has the meaning assigned to such term in Section 2.27.~~

“Replacement Term Facility Effective Date” has the meaning assigned to such term in Section 2.27.

“Replacement Term Facilities” has the meaning assigned to such term in Section 2.27.

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“Reportable Event” means any “reportable event,” as set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than an event as to which notice is waived pursuant to DOL Regulation Part 4043 as in effect on the applicable date (no matter how such notice requirement may be changed in the future).

“Required Lenders” means, subject to Section 2.23, at any time, Lenders having Revolving Credit Exposures, outstanding principal amount of Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding principal amount of Term Loans and unused Commitments at such time (excluding for purposes of any such calculation the Revolving Credit Exposures, unused Term Loan Commitments and outstanding principal amount of Term Loans of Defaulting Lenders).

~~“Required Initial Euro Term Loan Lenders” means, subject to Section 2.23, at any time (i) prior to the making of the Initial Euro Term Loans, Initial Euro Term Loan Lenders having unused Initial Euro Term Loan Commitments representing more than 50% of the sum of the total aggregate unused Initial Euro Term Loan Commitments at such time or (ii) following the making of the Initial Euro Term Loans, Initial Euro Term Loan Lenders having outstanding principal amount of the Initial Euro Term Loans representing more than 50% of the sum of the total outstanding principal amount of all Initial Euro Term Loans at such time (excluding for purposes of any such calculation the Initial Euro Term Loan Commitments and outstanding principal amount of Initial Euro Term Loans of Defaulting Lenders, as applicable).~~

~~“Required Initial USD Term Loan Lenders” means, subject to Section 2.23, at any time (i) prior to the making of the Initial USD Term Loans, Initial USD Term Loan Lenders having unused Initial USD Term Loan Commitments representing more than 50% of the sum of the total aggregate unused Initial USD Term Loan Commitments at such time or (ii) following the making of the Initial USD Term Loans, Initial USD Term Loan Lenders having outstanding principal amount of the Initial USD Term Loans representing more than 50% of the sum of the total outstanding principal amount of all Initial USD Term Loans at such time (excluding for purposes of any such calculation the Initial USD Term Loan Commitments and outstanding principal amount of Initial USD Term Loans of Defaulting Lenders, as applicable).~~

“Required Revolving Lenders” means, subject to Section 2.23, at any time, Revolving Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time (excluding for purposes of any such calculation the Revolving Commitments and outstanding principal amount of Revolving Loans of Defaulting Lenders).

“Required Term Loan Lenders” means, subject to Section 2.23, at any time, Term Loan Lenders having outstanding principal amount of the Term Loans representing more than 50% of the sum of the total outstanding principal amount of all Term Loans at such time (excluding for purposes of any such calculation the Term Loan Commitments and outstanding principal amount of Term Loans of Defaulting Lenders, as applicable).

“Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws, Articles or Certificate of Formation and Operating Agreement, or Certificate of Partnership or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Resolution Authority” means any EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Capri Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Capri Holdings or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Capri Holdings or any Subsidiary. Notwithstanding the foregoing, and for the avoidance of doubt, (i) any payment or delivery (whether on cash, securities or other property) in settlement of the conversion obligation of, including any cash payment upon conversion of, or payment of any principal or premium on, or payment of any interest with respect to, or any purchase, redemption, retirement or other acquisition of, any Convertible Debt Securities shall not constitute a Restricted Payment and (ii) any payment or delivery (whether in cash, securities or other property) with respect to, or upon early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” means (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; (c) with respect to any Foreign Swingline Loan denominated in a Foreign Currency, the date of the making of such Foreign Swingline Loan; (d) with respect to all outstanding Credit Events, on and as of the last Business Day of each calendar quarter; and (e) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Amendment No. 1 Effective Date to but excluding the earlier of the Maturity Date with respect to the Revolving Facility and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01(a), or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

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“Revolving Credit Event” means a Borrowing of Revolving Loans, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans, Swingline Loans and Letters of Credit.

“Revolving Lender” means each Person listed on Schedule 2.01(a) and any other Person that shall have become a Revolving Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated thereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated thereby. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender and each Issuing Bank.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means ~~July 1~~June 24, ~~2027~~2031, or, if such date is not a Business Day, the Business Day immediately preceding such date, and as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.26.

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON, (c) Dollars, Daily Simple SOFR and (d) Canadian Dollars, Daily Simple CORRA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) Dollars, a U.S. Government Securities Business Day and (d) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the ~~Adjusted~~ Daily Simple RFR.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” means, at any time, a country, region or territory which is the target of comprehensive Sanctions (as of the Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, and North Korea), and, prior to July 1, 2025, Syria~~)~~.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security

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Council, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, any European Union member state, or His Majesty’s Treasury of the United Kingdom or the Government of Canada, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person fifty percent (50%) or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, the State Secretariat for Economic Affairs of Switzerland (SECO) and/or the Swiss Directorate of International Law (DIL), any European Union member state, His Majesty’s Treasury of the United Kingdom or the Government of Canada or (c) any other applicable sanctions authority, in each case for this clause (c), so long as U.S. law does not prohibit compliance with such other jurisdictions’ sanctions laws.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Index AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means the website of SIX Group, currently being https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all Obligations other than Working Capital Facilities Obligations; provided, that the grant of any Lien to secure any Obligations in respect of Swap Agreements shall not include any Excluded Swap Obligations.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, each Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of Capri Holdings and its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Swap Counterparty that has entered into Swap Agreements, (iv) each Lender and affiliate of such Lender that has entered into Banking Services Agreements (other than Permitted Call Spread Swap Agreements), Supply Chain Financings (other than Excluded Supply Chain Financing Agreements) with, or issued or made a Bilateral Letter of Credit for the account of, Capri Holdings or any of its Subsidiaries, (v) each indemnified party in respect of the obligations and liabilities of Capri Holdings and its Subsidiaries to such Person hereunder and under the other Loan Documents, and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Secured Net Leverage Ratio” means the ratio of (i) Consolidated Secured Indebtedness as of the last day of the Test Period ending on the last day of any fiscal quarter minus ~~(ii)~~ unrestricted cash and Cash Equivalents at such date, not to exceed $200,000,000 to (ii) Consolidated ~~EBITDAR~~EBITDA for such Test Period, all calculated for Capri Holdings and its Subsidiaries on a consolidated basis. In the event that Capri Holdings or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant Test Period, the Secured Net Leverage Ratio shall be determined for

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such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such Test Period.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Standby Letter of Credit” means an irrevocable letter of credit issued pursuant to this Agreement by an Issuing Bank pursuant to which such Issuing Bank agrees to make payments in an Agreed Currency for the account of any Borrower, or, subject to Section 2.06(a), any Subsidiary or other Loan Party, in respect of obligations of such Person incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Person is or proposes to become a party in furtherance of such Person’s good faith business purposes, including, but not limited to, for insurance purposes and in connection with lease transactions.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to ~~the Adjusted~~ Term CORRA ~~Rate~~, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related

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definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means Indebtedness that is subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, any subsidiary of Capri Holdings.

“Supply Chain Finance Obligations” means obligations of Capri Holdings or any Subsidiary relating to Supply Chain Financings with a Lender or an Affiliate of a Lender, other than Supply Chain Financings arising under an Excluded Supply Chain Financing Agreement.

“Supply Chain Financing” means credit support provided in respect of trade payables of Capri Holdings or any Subsidiary, in each case issued for the benefit of any bank, financial institution or other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of Capri Holdings or any Subsidiaries, so long as (i) other than pursuant to this Agreement and the Collateral Documents, such Indebtedness is unsecured, (ii) the terms of such trade payables shall not have been extended in connection with the Supply Chain Financing and (iii) such Indebtedness represents amounts not in excess of those which Capri Holdings or any of its Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables. Capri Holdings or the relevant Subsidiary and the Lender or its Affiliate providing Supply Chain Financing may designate in writing to the Administrative Agent any Supply Chain Financing agreement as an agreement not intended to be included as a Supply Chain Finance Obligations for purposes of this Agreement (such agreement, an “Excluded Supply Chain Financing Agreement”).

“Supported QFC” has the meaning assigned to such term in Section 9.19.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option, cap or collar agreements or similar agreement involving, or settled by reference to, one or more interest or exchange rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Counterparty” means a ~~Lender (or Affiliate thereof)~~Person that is a party to a Swap Agreement with ~~the Borrower~~Capri Holdings or any of its Subsidiaries and (a) in the case of a Swap Agreement outstanding on the Amendment No. 1 Effective Date, such Person was a Lender (or an Affiliate

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of a Lender) on the Amendment No. 1 Effective Date and (b) in the case of a Swap Agreement entered into on or after the Amendment No. 1 Effective Date, such Person (i) is a Lender or Affiliate of a Lender and (ii) was a Lender or an Affiliate of a Lender at the time of entry into such Swap Agreement.

“Swap Obligations” means any and all obligations of a Loan Party or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Swap Counterparty, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.05 (for the avoidance of doubt, each Foreign Swingline Loan is a Swingline Loan).

“Swingline Overnight Rate” means, with respect to a Swingline Loan denominated in Dollars, for any day, the rate per annum advised by the Swingline Lender as its loan funding rate for overnight Eurodollar loans in effect at its office located at 270 Park Avenue, New York, New York; each change in the Swingline Overnight Rate shall be effective from and including the date such change is notified by the Swingline Lender to the Company as being effective; provided that, if the applicable Swingline Overnight Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Withholding Tax Act.

“Swiss Borrower” means (i) MK Switzerland and (ii) any other Borrower incorporated in Switzerland and/or qualifying as a Swiss resident pursuant to Article 9 of the Swiss Federal Withholding Tax Act.

“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Francs” means the lawful currency of Switzerland.

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“Swiss Guidelines” means, together, the guideline “Interbank Loans” of 22 September 1986 (S-02.123) (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), the circular letter No. 46 of 24 July 2019 in relation to syndicated credit facilities (Kreisschreiben Nr. 46 "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom 24. Juli 2019), the guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), the circular letter No. 47 of 25 July 2019 in relation to bonds (Kreissschreiben Nr. 47 "Obligationen" vom 25. Juli 2019), the circular letter No. 34 “Customer Credit Balances” of 26 July 2011 (1-034-V-2011) (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Federal Withholding Tax and Swiss Federal Stamp Taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), the practice note 010-DVS-2019 of 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern); all as issued, and as amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Insolvency Event” means any one or more of the following with respect to any Swiss Loan Party: it is unable or admits in writing its inability to pay its debts as they fall due or otherwise is, or admits in writing that it is, insolvent (zahlungsunfähig) or over-indebted (überschuldet) under article 725b of the Swiss Code of Obligations and its board of directors is obliged to notify the competent bankruptcy court pursuant to article 725b of the Swiss Code of Obligations, suspends making payments on any of its debts within the meaning of Article 190 section (1) no. (1) of the Swiss Federal Law Concerning Debt Enforcement and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs) or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or files a petition for the opening of bankruptcy proceedings because of insolvency (Zahlungsunfähigkeit) pursuant to Article 191 section (1) of the Swiss Federal Law Concerning Debt Enforcement and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs).

“Swiss Loan Party” means any Loan Party incorporated under the laws of Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Qualifying Bank” means any person or entity acting on its own account which has a banking license in force and effect issued in accordance with the banking laws in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, and which, in both cases, effectively conducts banking activities as its principal purpose with its own infrastructure, staff and authority of decision making, all in accordance with the Swiss Guidelines.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors or deemed creditors (other than Swiss Qualifying Banks) of any Swiss Borrower under this Agreement must not at any time exceed 10 (ten), all in accordance with the meaning of the Swiss Guidelines.

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“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors or deemed creditors (including the Lenders), other than Swiss Qualifying Banks, of any Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); all in accordance with the meaning of the Swiss Guidelines.

“Swiss Withholding Tax” means any Taxes levied pursuant to the Swiss Federal Withholding Tax Act.

“Syndication Agent” means Barclays Bank PLC, in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, or ~~the Adjusted~~ Term CORRA ~~Rate~~.

“Term Benchmark Payment Office” means, for each Foreign Currency (other than Canadian Dollars), the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day; provided that if Term CORRA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

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“Term CORRA Reference Rate” means the forward-looking term rate based on

CORRA.

“Term Loan Commitment” means ~~(a) as to any Initial Term Loan Lender, its Initial Term Loan Commitment and (b) any additional~~any term loan commitment made pursuant to Section 2.20.

“Term Loan Facilities” means ~~(a) the Initial USD Term Loan Facility, (b) Initial Euro Term Loan Facility and (c) any additional~~any term loan made pursuant to Section 2.20 and the provisions herein related thereto.

“Term Loan Lenders” means ~~(a) the Initial Term Loan Lenders and (b) any other~~any Person with any ~~additional~~ term loan made pursuant to Section 2.20.

“Term Loans” means ~~(a)~~ any ~~Initial Term Loans made by the Initial Term Loan Lenders on the Effective Date pursuant to Section 2.01 and (b) any additional~~ term loans made pursuant to Section 2.20.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm, New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the date on which the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or cash collateralized in accordance with Section 2.06(j), all LC Disbursements shall have been reimbursed and all other Obligations (other than Obligations under any Swap Agreement, any Banking Services Agreement, any agreements in respect of any Supply Chain Financing, any Bilateral Letters of Credit or any Working Capital Facilities or contingent Obligations for reimbursement or indemnification and other Obligations that expressly survive the termination of the Credit Agreement) shall have been paid in full in cash.

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“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of Capri Holdings most recently ended on or prior to such date.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“TONAR” means a rate equal to the Tokyo Overnight Average Rate as administered by the TONAR Administrator.

“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

“Transaction Costs” means all fees, costs and expenses incurred or payable by Capri Holdings or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the (a) (i) execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (ii) the borrowing of Loans and other credit extensions under this Agreement prior to the Amendment No. 1 Effective Date, the use of the proceeds thereof and the issuance of Letters of Credit ~~hereunder~~thereunder and the repayment in full of the Existing Term Loans, (iii) the payment in full of the obligations outstanding under, and the termination of, the Versace Facility Agreement and (iv) the payment of the Transaction Costs~~.~~ and (b) (i) the execution, delivery and performance by the Loan Parties of Amendment No. 1, (ii) the borrowing of Loans and other credit extensions, the use of proceeds thereof and the issuance of Letters of Credit hereunder and (iii) the payment of the fees, costs and expenses incurred or payable by Capri Holdings or any of its Subsidiaries in connection with Amendment No. 1.

“Transition Period” means, if Capri Holdings makes a Transition Period Election with respect to any Material Acquisition in accordance with Section 6.08, the period commencing on (and including) the first day of the fiscal quarter during which Capri Holdings or any Subsidiary consummated such Material Acquisition and ending on (and including) the last day of the fourth fiscal quarter following such date of consummation.

“Transition Period Election” has the meaning assigned to such term in Section 6.08.

“Treaty Recipient” means a Recipient which:

(a)	is treated as a resident of a Treaty State for the purposes of a Treaty;
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(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Recipient’s participation in the Loan is effectively connected; and
(c)	qualifies for full exemption from UK income tax on payments of interest to or for the account of a Recipient with respect to an applicable interest in a Loan, Letter of Credit or Commitment, subject to the completion of necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, ~~the Adjusted~~ Term CORRA ~~Rate~~, the Alternate Base Rate (or, with respect to a Swingline Loan denominated in Dollars, the Swingline Overnight Rate).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Insolvency Event” means:

(a)       a UK Relevant Entity is unable or admits inability to pay its debts as they fall due (other than debts owed to Capri Holdings or a Subsidiary or solely by reason of balance sheet liabilities exceeding balance sheet assets), suspends making payments on any of its material debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more class of creditors (other than pursuant to the Loan Documents) with a view to rescheduling any of its material indebtedness;

(b)       any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)       the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity;

(ii)       (by reason of actual or anticipated financial difficulties) a composition, compromise, assignment or arrangement with any class of creditors of any UK Relevant Entity;

(iii)       the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or all or substantially all of its assets; or

(iv)       enforcement of any Lien over any material asset of any UK Relevant Entity,

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or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (b) shall not apply to (i) any involuntary proceeding or procedure, or winding-up petition which is frivolous or vexatious that is discharged, stayed or dismissed within 60 days of commencement, or (ii) any solvent liquidation or reorganization of any Subsidiary incorporated under the laws of England and Wales which is not a Loan Party; and

(c)       any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a UK Relevant Entity, except where such action does not, and would not reasonably be expected to, have a Material Adverse Effect.

“UK Loan Party” means any Loan Party that is:

(a)       incorporated under the laws of England and Wales;

(b)       resident for tax purposes in the UK; or

(c)       not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of an applicable interest in a Loan, Letter of Credit or Commitment in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009).

“UK Relevant Entity” means any UK Loan Party or any Loan Party capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Pledge and Security Agreement dated as of the Effective Date in the form of Exhibit L (including any and all supplements thereto) among Capri Holdings, the Company, each other Grantor party thereto and the Administrative Agent.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its Parent under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).

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“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

“Versace Facility Agreement” means that certain Facility Agreement, dated as of December 5, 2022, among Gianni Versace S.r.l., as borrower, Banca Nazionale del Lavoro S.p.A., Intesa Sanpaolo S.p.A. and UniCredit S.p.A., as arrangers and lenders, and Intesa Sanpaolo S.p.A., as agent.

“Working Capital Facilities” means credit facilities in respect of working capital provided by a Lender or any of its Affiliates to a Loan Party or any Subsidiary existing on the Effective Date and identified as such in Schedule 1.01(c) hereto.

“Working Capital Facilities Obligations” means any and all obligations of a Loan Party or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Working Capital Facilities.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03. Other Interpretive Provisions. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or

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regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)       For the avoidance of doubt, any Indebtedness, Lien or Investment incurred in compliance with a ratio shall be permitted notwithstanding any changes to such ratio subsequent to such transaction.

(c)       For the avoidance of doubt, in this Agreement, when used in reference to any entity organized under the laws of the Netherlands, a reference to (i) “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (ii) “winding-up,” “administration” or “dissolution” includes any such entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (iii) “moratorium” includes “surseance van betaling” and a declaration or occurrence of a moratorium includes “surseance verleend”; (iv) “trustee” in bankruptcy includes a “curator”, “beoogd curator”, a “bewindvoerder” or a “beoogd bewindvoerder”; (v) “administrator”, “receiver” or “liquidator” includes a “bewindvoerder” or a “beoogd bewindvoerder”; (vi) “attachment” includes a “beslag”; (vii) “the Netherlands” means the European part of the Kingdom of The Netherlands and “Dutch” means in or of the Netherlands; (viii) “property” means property that is owned or acquired by way of freehold ownership (eigendom), groundlease, right of superficies (opstalrecht) or condominium right (appartementsrecht); (ix) “insolvency” includes a bankruptcy and moratorium; and (x) “gross negligence” means grove nalatigheid; and (xi) “willful misconduct” means bewuste roekeloosheid.

~~(d)       For the avoidance of doubt, in this Agreement, when used in reference to any entity organized under the laws of Italy, a reference to: (a) "winding-up", "administration" or "dissolution" includes, without limitation, any scioglimento, liquidazione, cessione dei beni ai creditori and any other proceedings or legal concepts similar to the foregoing; (b) an "insolvency proceeding", "bankruptcy", “liquidation” or the like includes, without limitation, (i) any procedura concorsuale and any insolvency proceedings and other instruments for the solution of the crisis and/or of the insolvency provided for by the Italian Crisis and Insolvency Code including, without limitation, the “judicial liquidation” (liquidazione giudiziale) provided under Title V of the Italian Crisis and Insolvency Code, the arrangement with creditors (for liquidation purposes and/or as a going concern) (concordato liquidatorio e/o in continuità) referred to in Articles 84 et seq. of the Italian Crisis and Insolvency Code the debt restructuring agreements (accordi di ristrutturazione dei debiti) provided under Articles 57, 60 and 61 of the Italian Crisis and Insolvency Code, the moratorium agreement (convenzioni di moratoria) provided under Article 62 of the Italian Crisis and Insolvency Code, the certified rescue plans (piani di risanamento attestati) provided under Article 56 of the Italian Crisis and Insolvency Code and the restructuring plans subject to court approval (piani di ristrutturazione soggetti a omologazione) provided under Article 64-bis of the Italian Crisis and Insolvency Code, the negotiated settlement for the solution of the crisis (composizione negoziata della crisi) provided under Article 12 et seq. of the Italian Crisis and Insolvency Code and the simplified arrangement for the liquidation of assets (concordato~~

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~~semplificato per la liquidazione del patrimonio) provided under Article 25 sexies of the Italian Crisis and Insolvency Code; (ii) the procedures or instruments corresponding to those referred to in (i) above, provided for by the Italian Insolvency Law (as amended and/or supplemented from time to time, to the extent that it is still applicable to the relevant procedure); (iii) the liquidation procedure referred to in Article 57, paragraph 6-bis of the Legislative Decree No. 58 of February 24, 1998, if applicable; (iv) the extraordinary administration pursuant to Legislative Decree July 8, 1999, no. 270 and/or the extraordinary administration of large companies in a state of insolvency pursuant to Decree Law No. 347 of December 23, 2003, conv. L. February 18, 2004, No. 39, if applicable; as well as any other procedure referred to as “reorganization proceedings” (procedure di risanamento) or “liquidation proceedings” (procedure di liquidazione) pursuant to Legislative Decree No. 170 of May 21, 2004 (as amended from time to time); (c) a "receiver", "administrative receiver", "commissioner", "administrator" or the like includes, without limitation, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore, liquidatore or any other person performing the same function as each of the foregoing; (d) a "step" or "procedure" taken in connection with insolvency proceedings or bankruptcy for any person includes, without limitation, that person formally making a proposal to assign its assets pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori), implementing a piano di risanamento a piano di ristrutturazione or a composizione negoziata, entering into an accordo di ristrutturazione dei debiti, filing a petition for a concordato preventivo or entering into a similar arrangement for a substantial part of its creditors, or similar proceedings; (e) an assignment, arrangement or composition with or for the benefit of its creditors or the like, includes, without limitation, an arrangement pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori), a piano di risanamento, an accordo di ristrutturazione dei debiti, a concordato or a similar arrangement for the a substantial part of creditors; (f) a "lease" includes, without limitation, a contratto di locazione or comodato; (g) a "security" if referred to a security governed by Italian law includes, without limitation, any pegno (including the pegno mobiliare non possessorio pursuant to Italian Law Decree No. 59 of 3 May 2016 converted into law no. 119 dated June 30, 2016), ipoteca, privilegio (including the privilegio speciale pursuant to Article 46 of the Italian Banking Law), cessione del credito in garanzia, any other garanzia reale, finanziamento alle imprese garantito da trasferimento di bene immobile sospensivamente condizionato pursuant to Italian Law Decree No. 59 of 3 May 2016 converted into law no. 119 dated June 30, 2016 or other transactions having the same effect as each of the foregoing; (h) an "attachment" or "order" includes a pignoramento or a sequestro; and (i) a "guarantee", if referred to a guarantee governed by Italian law includes, without limitation, any fideiussione, garanzia a prima domanda or garanzia personale; (i) financial assistance means: (a) in respect to an Italian entity incorporated as a limited liability company (società a responsabilità limitata), financial assistance under Article 2474 of the Italian Civil Code; and (b) in respect to an Italian entity incorporated as a joint stock company (società per azioni), financial assistance under Article 2358 of the Italian Civil Code; (n) "subsidiary" means a subsidiary within the meaning of article 2359 of the Italian Civil Code.~~

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations; Exchange Rates; Limited Condition Acquisition. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms

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of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of computing ratios and related amounts, any amount in a currency other than Dollars will be converted to Dollars in accordance with GAAP, in a manner consistent with that used in preparing Capri Holdings’ financial statements.

(b)       All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such Material Acquisition or Material Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. Such computations may give effect to (i) any projected synergies or cost savings (net of continuing associated expenses) that are reasonably anticipated by the Company to be achieved in connection with any such event within the 12-month period following the consummation of such event, which the Company determines in good faith are reasonable as of the date of such computation and (ii) all transactions that are directly related to such Material Acquisition or Material Disposition and are entered into in connection and substantially contemporaneously therewith; provided that (x) all adjustments pursuant to this paragraph will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDAR or Consolidated EBITDA in accordance with the definition of such term and (y) if any cost savings or other adjustments included in any pro forma calculations based on the anticipation that such cost savings or other adjustments will be achieved within such 12-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or other adjustments. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). Items related to any Indebtedness no longer outstanding or to be repaid or redeemed on the date of determination (including, without limitation, for purposes of all pro forma computations made hereunder, interest, fees, debt discounts, charges and other items) will be excluded and such Indebtedness shall be deemed to have been repaid or redeemed as of the first day of the applicable period.

(c)       For purposes of (i) determining the amount of Indebtedness incurred, outstanding or proposed to be incurred or outstanding under Section 6.01 (but excluding, for the avoidance of doubt, any calculation of Consolidated Net Worth ~~or~~, Consolidated EBITDAR or Consolidated

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EBITDA), (ii) determining the amount of obligations secured by Liens incurred, outstanding or proposed to be incurred or outstanding under Section 6.02, or (iii) determining the amount of Material Indebtedness, the net assets of a Person or judgments outstanding under paragraphs (f), (g), (h), (i), (j) or (k) of Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent on the applicable date; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in the Dollar Equivalent from those rates applicable at the time or times Indebtedness or obligations secured by Liens were initially consummated or acquired in reliance on the exceptions under such Sections (including any such changes that occur between the time of commitments for Indebtedness are obtained and such Indebtedness is funded).

(d)       Notwithstanding anything to the contrary herein, for purposes of determining (i) compliance on a Pro Forma Basis with any Net Leverage Ratio or Secured Net Leverage Ratio, (ii) the amount of any basket set forth in Article VI hereof which is based on a percentage of Consolidated Net Worth or (iii) whether a Default or Event of Default has occurred and is continuing, in each case, required to be satisfied under this Agreement as a condition in connection with the consummation of a Limited Condition Acquisition, the date of such determination shall, at the election of Capri Holdings (with such election to be made on or prior to the date on which the definitive agreements for such Limited Condition Acquisition are executed by Capri Holdings or its applicable Subsidiary), be the time the definitive agreements for such Limited Condition Acquisition are entered into after giving pro forma effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), in each case, as if they occurred at the beginning of the applicable Test Period, and, for the avoidance of doubt, if any of such ratios or amounts are exceeded as a result of fluctuations in such ratio or amount including due to fluctuations in Consolidated EBITDAR or Consolidated EBITDA of Capri Holdings or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if Capri Holdings elects to have such determinations occur at the time of entry into the definitive agreement with respect to such Limited Condition Acquisition, the Indebtedness (including any Indebtedness incurred pursuant to Section 2.20) to be incurred (and any associated Lien) shall be deemed incurred at the time of such election (until such time as the Indebtedness is actually incurred or the applicable acquisition agreement is terminated without actually consummating the applicable Limited Condition Acquisition (in which case such Limited Condition Acquisition and the incurrence of related Indebtedness will not be treated as having occurred)) and outstanding thereafter for purposes of compliance on a Pro Forma Basis with any applicable ratios, tests or other baskets, as the case may be (other than any ratio contained in Section 6.08 or any ratios, tests or baskets relating to permitting Restricted Payments); provided that, any ratio contained in Section 6.08 or any applicable ratios, tests or other baskets with respect to permitting any Restricted Payments to be made during the period commencing from the time of entry into such definitive agreement until such time as such Limited Condition Acquisition is consummated and any related Indebtedness is actually incurred or the applicable acquisition agreement is terminated without actually consummating the applicable acquisition (in which case the acquisition and related Indebtedness will not be treated as having occurred) shall be required to be complied with using calculations without giving pro forma effect to such Limited Condition Acquisition and any associated Indebtedness to be incurred.

SECTION 1.05. Status of Obligations. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the applicable Loan Party shall take or cause

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such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available to holders of senior indebtedness under the express terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available to holders of senior indebtedness under the express terms of such Subordinated Indebtedness.

SECTION 1.06. Certifications. All certificates and other statements required to be made by any officer, director or employee of a Loan Party pursuant to any Loan Document are and will be made on the behalf of such Loan Party and not in such officer’s, director or employee’s individual capacity.

SECTION 1.07. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All “Revolving Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date (after giving effect to the repayment of the Existing Term Loans and any other “Obligations” on the Effective Date) shall continue as Revolving Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Effective Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents and (b) the “Revolving Commitments” (as defined in the Existing Credit Agreement) shall be redesignated as Revolving Commitments hereunder as set forth on Schedule 2.01(a).

SECTION 1.08. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Agreed Currency may be derived from an interest rate Benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II

The Credits

SECTION 2.01. Commitments; Loans.

(a)        ~~Prior to the Effective Date, certain “Revolving Loans” were made to certain of the Borrowers under the Existing Credit Agreement which remain outstanding as of the Effective Date (such outstanding loans being hereinafter referred to as the “Existing Revolving Loans”). Subject to the terms and conditions set forth in this Agreement, each Borrower and each of the Revolving Lenders agree that on the Effective Date, the Existing Revolving Loans shall be re-evidenced as Revolving Loans under this Agreement and the terms of the Existing Revolving Loans shall be restated in their entirety and shall be evidenced by this Agreement.~~ Subject to the terms and conditions set forth herein, each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) subject to Section 2.04, the Dollar Amount of such Revolving Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) subject to Section 2.04, the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)       ~~Subject to the terms and conditions set forth herein, each Initial USD Term Loan Lender (severally and not jointly) agrees to make Initial USD Term Loans to the Company denominated in Dollars in a single draw on the Effective Date, in an aggregate principal amount not to exceed such Initial USD Term Loan Lender’s Initial USD Term Loan Commitment immediately prior to the making of such Initial USD Term Loans. Amounts paid or prepaid in respect of Initial USD Term Loans may not be reborrowed.~~[Reserved.]

(c)       ~~Subject to the terms and conditions set forth herein, each Initial Euro Term Loan Lender (severally and not jointly) agrees to make Initial Euro Term Loans to MK Switzerland denominated in Euros in a single draw on the Effective Date, in an aggregate principal amount not to exceed such Initial Euro Term Loan Lender’s Initial Euro Term Loan Commitment immediately prior to the making of such Initial Euro Term Loans. Amounts paid or prepaid in respect of Initial Euro Term Loans may not be reborrowed.~~[Reserved.]

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders of the same Class ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)       Subject to Section 2.14, each Borrowing shall be comprised entirely of (i) in the case of Borrowings in Dollars, ABR Loans or Term Benchmark Loans (or, subject to Section 2.14, RFR Loans) and (ii) in the case of Borrowings in any other Agreed Currency, Term Benchmark Loans or RFR Loans, in each case, as the relevant Borrower may request in accordance herewith; provided that each Canadian Loan shall only be made in Canadian Dollars to a Canadian Borrower. Each Swingline Loan shall be (x) an ABR Loan or a Swingline Overnight Rate Loan in the case of a Swingline Loan to the Company denominated in Dollars or (y) a Foreign Swingline Loan in the case of a Swingline Loan to Capri Holdings or MK Switzerland denominated in any Agreed

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Currency (other than Canadian Dollars). Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13(g), 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)       At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, in the case of a Revolving Borrowing, if such Borrowing is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency) and not less than $1,000,000 (or, in the case of a Revolving Borrowing, if such Borrowing is denominated in (i) Japanese Yen, JPY100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or, with respect to a Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000 (or, in each case, if such Swingline Loan is denominated in (i) Japanese Yen, JPY50,000,000 or (ii) a Foreign Currency other than Japanese Yen, 500,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Borrowings outstanding.

(d)       Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the ~~applicable~~ Maturity Date for the applicable Facility.

(e)       Any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of (x) (i) a Term Benchmark Borrowing (other than one denominated in Japanese Yen), not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing and (ii) a Term Benchmark Borrowing denominated in Japanese Yen, not later than 12:00 noon, Local Time, four (4) Business Days before the date of the proposed Borrowing or (y) an RFR Borrowing, not later than 11:00 a.m., Local Time, five (5) Business Days before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)       the name of the applicable Borrower;

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(ii)       the aggregate amount of the requested Borrowing;

(iii)       the date of such Borrowing, which shall be a Business Day during the Revolving Availability Period with respect to Revolving Borrowings ~~or the Effective Date with respect to the Initial Term Loan Borrowings~~;

(iv)       whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(v)       whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing (or in the case of a Swingline Loan denominated in Dollars, an ABR Borrowing or a Swingline Overnight Rate Borrowing);

(vi)       in the case of a Term Benchmark Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)       the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Exchange Rates; Currency Equivalents.

(a)       The Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings, Foreign Swingline Loans, all outstanding Credit Events, or Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Capri Holdings hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the relevant Issuing Bank, or the Swingline Lender, as applicable.

(b)       Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan, the issuance of a Foreign Swingline Loan, a Credit Event, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan, Swingline Loan, Credit Event, or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the relevant Issuing Bank, or Swingline Lender, as the case may be.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans (x) in Dollars to the

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Company and (y) in Agreed Currencies (other than Canadian Dollars) to Capri Holdings and MK Switzerland, in each case from time to time during the Revolving Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in, subject to Section 2.04, (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $100,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company, Capri Holdings and MK Switzerland may borrow, prepay and reborrow Swingline Loans.

(b)       To request a Swingline Loan, the Company, Capri Holdings or MK Switzerland (or the Company on behalf of Capri Holdings or MK Switzerland), as applicable, shall notify the Administrative Agent of such request (i) by telephone (confirmed by telecopy), not later than 2:30 p.m., New York City time, on the day of a proposed Swingline Loan to the Company in Dollars and (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Swingline Lender and signed by Capri Holdings or MK Switzerland, as applicable, or the Company on behalf of Capri Holdings or MK Switzerland, as applicable, promptly followed by telephonic confirmation of such request), (a) not later than 9:30 a.m., London time, on the day of a proposed Foreign Swingline Loan (other than a Foreign Swingline Loan denominated in Japanese Yen) and (b) not later than 11:00 a.m., London time, one (1) Business Day prior to such proposed Foreign Swingline Loan denominated in Japanese Yen. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the applicable currency and amount of the requested Swingline Loan and the account to which proceeds of such Swingline Loan are to be credited, and with respect to a Swingline Loan denominated in Dollars, whether such Swingline Loan shall be an ABR Borrowing or a Swingline Overnight Rate Borrowing. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company, Capri Holdings or MK Switzerland. The Swingline Lender shall make each Swingline Loan available to the Company, Capri Holdings or MK Switzerland, as applicable, by means of a credit to the ~~an~~ account of the Company, Capri Holdings or MK Switzerland, as applicable (as designated by the Company, Capri Holdings or MK Switzerland in such notice) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m. (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement, such later time as is reasonably practicable as reasonably determined by the Administrative Agent), Local Time, on the requested date of such Swingline Loan.

(c)       The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, (i) in respect of Swingline Loans denominated in Dollars, on any Business Day and (ii) in respect of Foreign Swingline Loans, three (3) Business Days before the date of the proposed acquisition of participations, require the Revolving Lenders to acquire participations on such date in all or a portion of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans. Such notice shall specify the aggregate amount and the applicable Agreed Currency of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Revolving Loans and the applicable Agreed Currency of such Swingline Loan or Revolving Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay in the applicable Agreed Currency to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Revolving Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant

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to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company, Capri Holdings or MK Switzerland (or other party on behalf of the Company, Capri Holdings or MK Switzerland) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company, Capri Holdings or MK Switzerland, as applicable, for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company, Capri Holdings or MK Switzerland of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit in the form of Commercial Letters of Credit or Standby Letters of Credit denominated in Agreed Currencies for its own account or as the applicant thereof for the support of its obligations or the obligations of its Subsidiaries or any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that only Canadian Borrowers may request the issuance of Letters of Credit denominated in Canadian Dollars. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of the obligations of its Subsidiary or any other Loan Party as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (each Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary or Loan Party that is an account party in respect of any such Letter of Credit).

(b)       Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to

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the relevant Issuing Bank and the Administrative Agent ((x) in the case of a Letter of Credit denominated in Dollars, three (3) Business Days and (y) in the case of a Letter of Credit denominated in Foreign Currencies, five (5) Business Days before the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $125,000,000, (ii) subject to Section 2.04, with respect to any Issuing Bank, the aggregate undrawn Dollar Amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus the aggregate Dollar Amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrowers at such time shall not exceed such Issuing Bank’s Letter of Credit Commitment (unless otherwise agreed by such Issuing Bank) and (iii) subject to Section 2.04, the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Commitment. The Company may, at any time and from time to time, reduce or increase the Letter of Credit Commitment of any Issuing Bank as set forth in the definition of Letter of Credit Commitment; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

(c)       Expiration Date. Each Letter of Credit shall expire (or to be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date for the Revolving Facility; provided that, upon any Borrower’s request, any such Letter of Credit which is issued in the final year prior to the Maturity Date for the Revolving Facility may have an expiry date which is not later than one (1) year after the Maturity Date for the Revolving Facility if cash collateralized or covered by standby letter(s) of credit in compliance with Section 2.06(j) below (each such Letter of Credit, an “Extended Letter of Credit”).

(d)       Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Lenders, the relevant Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the relevant Issuing Bank, a participation in such Letter of Credit and in the currency of such Letter of Credit (or any currency into which such Letter of Credit is converted as provided herein) equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Revolving Lender acknowledges and agrees that

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its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)       Reimbursement. If the relevant Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the applicable Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than (x) on the same Business Day that the applicable Borrower receives written notice from such Issuing Bank that such Issuing Bank has made such LC Disbursement under such Letter of Credit, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, and (y) on the next succeeding Business Day after which such Borrower receives such notice after 10:00 a.m., Local Time; provided that, if such LC Disbursement is not less than the Dollar Amount of $500,000, such Borrower may, subject to the conditions to borrowing and other conditions set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, a Term Benchmark Revolving Borrowing, RFR Revolving Borrowing or a Swingline Loan in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Term Benchmark Revolving Borrowing, RFR Borrowing or Swingline Loan, as applicable. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of ABR Loans, Term Benchmark Loans, RFR Loans or Swingline Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Equivalent, on the date such LC Disbursement is made, of such LC Disbursement.

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(f)       Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)       Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)       Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency (other than Loans denominated in Euros or Japanese Yen), the Daily Simple ESTR in the case of Loans denominated

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in Euros and the Daily Simple TONAR in the case of Loans denominated in Japanese Yen plus, in each case, the then effective Applicable Rate with respect to Term Benchmark Revolving Loans or RFR Revolving Loans, as applicable) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)       Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)       Cash Collateralization. If (x) any Event of Default shall occur and be continuing, on the Business Day that any Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (y) cash collateral is required pursuant to Section 2.06(c) in connection with the issuance of an Extended Letter of Credit, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that such Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall (1) be required no later than five (5) Business Days prior to the Maturity Date in the case of an Extended Letter of Credit and (2) become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the Dollar Equivalent on the date notice demanding cash collateralization is delivered to the applicable Borrower. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall

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be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)       Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iv) on any Business Day on which the Borrowers fail to reimburse any obligations of the Borrowers for the LC Exposure required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(l)       Existing Letters of Credit. The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder on the Effective Date.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Loan denominated in a Foreign Currency (other than Swiss Francs) by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency and (iii) in the case of each Loan denominated in Swiss Francs, by 8:00 a.m., Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Subject to the last sentence of this Section 2.07(a), the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of such Borrower maintained with the Administrative Agent in New York City or Chicago or such other account, in each case, as designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower or such other account in the relevant jurisdiction and, in each case, designated by such

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Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of an ABR Borrowing, prior to the proposed time of any Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation (x) the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency (other than Loans denominated in Euros or Japanese Yen), (y) the Daily Simple ESTR in the case of Loans denominated in Euros and (z) the Daily Simple TONAR in the case of Loans denominated in Japanese Yen) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)       To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or Canadian Dollars or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)       Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

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(i)       the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)       whether the resulting Borrowing is to be an ABR Borrowing, a RFR Borrowing or a Term Benchmark Borrowing; and

(iv)       if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period and, in the case of a Revolving Borrowing, the Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)       Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month unless such Term Benchmark Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders for the relevant Facility so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Term Benchmark Borrowing denominated in a Foreign Currency shall automatically be continued as a Term Benchmark Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, ~~(i)~~ the Revolving Commitments shall terminate on the Revolving Maturity Date ~~for the Revolving Facility and (ii) the unused Initial Term Loan Commitments (if any) shall automatically and permanently terminate upon the borrowing of the Initial Term Loans on the Effective Date. For the avoidance of doubt, any Initial Term Loan Commitments which are undrawn on the Effective Date shall automatically and permanently be reduced to $0 on such date.~~.

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(b)       The Company may at any time terminate, or from time to time reduce, the Revolving Commitments under the Revolving Facility; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the Aggregate Revolving Commitment.

(c)       The Company shall notify the Administrative Agent of any election to terminate or reduce any specified Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election, whether such Facility is being reduced or terminated, and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders under the applicable Facility of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of specified Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of specified Commitments shall be made ratably among the Lenders under the applicable Facility, in accordance with their respective Commitments under such Facility.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Maturity Date ~~Facility~~  in the currency of such Revolving Loan and (ii) in the case of the Company, Capri Holdings or MK Switzerland, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date for the Revolving Facility and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company, Capri Holdings or MK Switzerland, as the case may be, shall repay all Swingline Loans then outstanding.

(b)

~~(i)       Capri Holdings shall make principal payments on the outstanding Initial USD Term Loans in quarterly installments on the last Business Day of each March, June, September and December of each year, commencing on the last Business Day of the first full calendar quarter following the Effective Date, in an aggregate amount equal to 1.25% of the aggregate initial principal amount of Initial USD Term Loans on the Effective Date; provided, that the final principal repayment installment of the Initial USD Term Loans shall be repaid on the Initial Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Initial USD Term Loans outstanding on such date.~~

(i)       [Reserved.]

(ii)       ~~Capri Holdings shall make principal payments on the outstanding Initial Euro Term Loans in quarterly installments on the last Business Day of each March, June, September and December of each year, commencing on the last~~

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~~Business Day of the first full calendar quarter following the Effective Date, in an aggregate amount equal to 1.25% of the aggregate initial principal amount of Initial Euro Term Loans on the Effective Date; provided, that the final principal repayment installment of the Initial Euro Term Loans shall be repaid on the Initial Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Initial Euro Term Loans outstanding on such date.~~ [Reserved.]

(iii)       In the event that any Incremental Term Loans are made, such Incremental Term Loans shall, subject to Section 2.20, be repaid by the applicable Borrowers in the amounts and on the dates set forth in the applicable Incremental Term Loan Amendment and subject to any adjustment to ensure fungibility with the other Term Loans to the extent applicable.

(c)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)       The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)       The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)       Any Lender may request, through the Administrative Agent, that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit J-1 or J-2. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

(g)       Without limiting the obligations of each Loan Party to guaranty the complete payment and performance of all Obligations to the extent provided under the Guaranty, each Borrower acknowledges and agrees that it is severally liable hereunder for the payment and performance of the Obligations incurred by or behalf of, or attributable to, such Borrower. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any Borrower.

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SECTION 2.11. Prepayment of Loans.

(a)       Voluntary Prepayments.

(i)       Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days (in the case of a Term Benchmark Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Term Benchmark Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (B) in the case of a prepayment of an RFR Revolving Borrowing (x) denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, four (4) RFR Business Days before the date of prepayment, (y) denominated in Dollars, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, and (z) denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, (C) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (D) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (x) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (y) a notice of prepayment of Loans may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Company or applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders under the applicable Facility of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing and each prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16 (if any).

(b)       Mandatory Prepayments.

(i)       If at any time, (A) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the Aggregate Revolving Commitment or (B) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Revolving

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Commitment, the Borrowers shall in each case immediately repay Revolving Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Revolving Commitment.

(ii)       [Reserved.]

~~(ii)       Following the Effective Date, unless the Required Term Loan Lenders agree otherwise, outstanding Term Loans shall be prepaid, in each case, on a Dollar-for-Dollar basis within five (5) Business Days of receipt by Capri Holdings or any of its Subsidiaries of any Net Proceeds referred to in this Section 2.11(b)(ii) by or with an amount equal to:~~

~~(A)       100% of the Net Proceeds received by Capri Holdings or any of its Subsidiaries from the incurrence of Indebtedness for borrowed money (other than Indebtedness permitted under Section 6.01);~~

~~(B)       100% of the Net Proceeds received from the issuance of any equity interests (including any equity-linked securities, hybrid securities and debt securities which are convertible into equity) by Capri Holdings (other than (1) issuances pursuant to employee stock plans or other benefit or employee incentive arrangements, (2) issuances between or among Capri Holdings and its Subsidiaries and (3) issuances of directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law), which issuance is consummated after the Effective Date; and~~

~~(C) except to the extent that a Reinvestment Notice shall be delivered in respect of all or a portion thereof, 100% of the Net Proceeds from any Asset Sale received by Capri Holdings or any of its Subsidiaries; provided that (i) notwithstanding the foregoing, not later than the fifth Business Day after the occurrence of a Reinvestment Prepayment Date, the Term Loans shall be prepaid on a Dollar-for-Dollar basis by an amount equal to the Reinvestment Prepayment Amount (or, in the case of a Reinvestment Prepayment Date described in clause (b) of the definition thereof with respect to only a portion of the relevant Reinvestment Deferred Amount, an amount equal to such portion) with respect to the relevant Reinvestment Event and (ii) any such prepayment under this clause (C) shall only be required when the aggregate amount of Net Proceeds from Asset Sales are in excess of $25,000,000 (and prepayments shall only be required to the extent of such excess). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.03.~~

~~Notwithstanding anything in this Section 2.11(b)(ii) to the contrary to the extent that (i) any or all of the Net Proceeds received by Capri Holdings or any of its Subsidiaries from Asset Sales by a Foreign Subsidiary would otherwise be required to be applied pursuant to Section 2.11(b)(ii) but are prohibited, restricted or delayed by applicable local law from being repatriated to the United States at such time, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied to prepay Term Loans at the times provided in Section 2.11(b)(ii) so long, but only so long, as the applicable local law will not permit repatriation to the United States (and the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such~~

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~~affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds will be promptly (and in any event will, not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof, including, without duplication, any repatriation costs that would be associated with repatriation of such proceeds from the applicable recipient to the Company) to the prepayment of the Term Loans pursuant to Section 2.11(b)(ii) to the extent provided therein, and (ii) the Company has reasonably determined in good faith that repatriation of any of or all the Net Proceeds received by Capri Holdings or any of its Subsidiaries from Asset Sales by a Foreign Subsidiary would have material adverse tax consequences to Capri Holdings or any of its Subsidiaries with respect to such Net Proceeds, an amount equal to such Net Proceeds so affected will not be required to be applied to prepay Loans at the times provided in Section 2.11(d)(iii).~~

~~All mandatory prepayments of Term Loans will be applied without penalty or premium (except for accrued interest to the extent required by Section 2.13 and break funding payments pursuant to Section 2.16 (if any)) and will be applied pro rata among the Term Loans.~~

~~Prepayments pursuant to this Section 2.11(b) shall be applied against the remaining installments of principal due with respect to Term Loans under the Term Loan Facilities in the manner specified by Capri Holdings or, if not so specified on or prior to the date of such prepayment, in direct order of their maturity against the remaining installments of principal due with respect to the Term Loans. Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds to prepay, redeem or repurchase any Other Pari Passu Lien Debt, in each case in an amount not to exceed the product of (A) the amount of such Net Proceeds and (B) a fraction, (x) the numerator of which is the outstanding principal amount of such Other Pari Passu Lien Debt and (y) the denominator of which is the sum of the outstanding principal amount of such Other Pari Passu Lien Debt and the outstanding principal amount of all Term Loans.~~

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a non-refundable commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the daily Available Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Revolving Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Revolving Credit Exposure. Accrued Commitment Fee shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Commitment Fee accruing after the date on which the Revolving Commitments terminate shall be payable on demand. The Commitment Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)       The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the daily Dollar Amount of such Revolving Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Standby Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in

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Commercial Letters of Credit, which shall accrue at the Applicable Rate applicable to Commercial Letters of Credit on the daily Dollar Amount of such Revolving Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Commercial Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit and (iii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon by the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)       Each Loan Party agrees to pay to each of the Administrative Agent and the Lead Arrangers, for its own account, fees payable in the amounts and at the times separately agreed upon between such Loan Party and the Administrative Agent and the Lead Arrangers.

(d)       All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of the Commitment Fee and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan to the Company denominated in Dollars that is an ABR Borrowing) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan to the Company denominated in Dollars that is a Swingline Overnight Rate Borrowing shall bear interest at the Swingline Overnight Rate plus the Applicable Rate. Each Foreign Swingline Loan (other than a Foreign Swingline Loan denominated in Euros or Japanese Yen) shall bear interest at the Overnight Foreign Currency Rate. Each Foreign Swingline Loan denominated in Euros shall bear interest at Daily Simple ESTR. Each Foreign Swingline Loan denominated in Japanese Yen shall bear interest at Daily Simple TONAR.

(b)       The Loans comprising each Term Benchmark Borrowing shall bear interest at the ~~Adjusted~~ Term SOFR Rate, ~~the Adjusted~~ Term CORRA ~~Rate~~, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable for the Interest Period in effect for such Borrowing, plus the Applicable Rate.

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(c)       The Loans comprising each RFR Borrowing shall bear interest at the ~~Adjusted~~ Daily Simple RFR in effect for such Borrowing plus the Applicable Rate.

(d)       Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan (to the extent permitted by applicable law), 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)       Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the relevant Maturity Date and, in the case of the Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)       Interest computed by reference to the Term SOFR Rate (or, subject to 2.14, Daily Simple SOFR), the EURIBOR Rate, ~~the Term CORRA Rate or~~ Daily Simple RFR with respect to Swiss Francs, and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate, Term CORRA, Daily Simple CORRA or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, ~~Adjusted~~ Term ~~SOFR Rate, Term~~ SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, ~~Adjusted~~ Term CORRA ~~Rate, Term CORRA Rate, Adjusted Daily Simple RFR,~~, Daily Simple RFR, or Swingline Overnight Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)       The interest rates provided for in this Agreement, including this Section 2.13 are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, they agree that, in the event that the Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by any Swiss Borrower shall, subject to Section 2.17 (including any limitations therein and any obligations of the Lenders thereunder) and Section 2.24, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and that Swiss

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Borrower shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Swiss Borrower to obtain authorization to make interest payments without being subject to Swiss Withholding Tax or to reduce the applicable withholding tax rate and in order to prepare a claim or claims for a full or partial refund under any applicable double taxation treaty or under Swiss domestic law for any person which is entitled to such full or partial refund. If and to the extent a person which is entitled to such full or partial refund receives a refund of Swiss Withholding Tax, it shall forward such amount, after deduction of reasonable costs, to the corresponding Loan Party. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Lender based on an applicable double tax treaty or based on Swiss domestic tax laws, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender. Each Swiss Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

(h)       If, in any applicable jurisdiction, the Administrative Agent, any Issuing Bank or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Bank or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest with respect to any Loan or Letter of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked (which revocation such Person shall provide promptly when such activity is no longer unlawful), any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Loan Parties shall, (x) repay that Person’s participation in the applicable Loans or other applicable Obligations on the last day of the Interest Period for each applicable Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (y) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

~~(i)       It is understood that any charge provided for by any Facility in favor of an Italian entity shall not exceed the maximum rate permitted by Italian Usury Law and related implementation regulations as subsequently amended and/or integrated.~~

~~(j)       At no time shall a Guarantor incorporated in Italy be required to be liable and/or guarantee the performance of obligations in violation of Italian mandatory rules. In this respect, any Italian Guarantor will not guarantee, inter alia, any obligation to pay: (i) any portion of interest exceeding the thresholds of the interest rate permitted under the Italian Usury Law; and (ii) any portion of interest deriving from any compounding of interest which does not comply with Italian law (including, without limitation, article 1283 of the Italian Civil Code).~~

SECTION 2.14. Alternate Rate of Interest. Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period

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for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, or the ~~Adjusted~~ Term CORRA ~~Rate~~ (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable ~~Adjusted~~ Daily Simple RFR for the applicable Agreed Currency; or

(ii)       the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, or ~~Adjusted~~ Term CORRA ~~Rate~~ for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable ~~Adjusted~~ Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term

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Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) in the case of a Loan denominated in Dollars if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) in the case of a Loan denominated in an Agreed Currency, if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)       Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Company, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the

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commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, TIBOR Rate or ~~the~~ Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii)if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)       Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Agreed Currency other than Dollars shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1)

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any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Japanese Yen, the Japanese Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate, ~~Adjusted~~ Term CORRA ~~Rate~~ or the Adjusted TIBOR Rate, as applicable) or any Issuing Bank;

(ii)       impose on any Lender or any Issuing Bank or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) any Other Taxes that are reimbursed under Section 2.17(b)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then upon request of such Lender, Issuing Bank or such other Recipient, the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b)       If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)       A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error; provided that no Lender or Issuing Bank shall be required to include in any such certificate any proprietary information (including, without limitation, any pricing information) or any other information that may not be disclosed pursuant to applicable confidentiality requirements or applicable law. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)       Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.

(a)       With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding any loss of margin or anticipated profit). Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the ~~Adjusted~~ Term SOFR Rate, ~~Adjusted~~ Term CORRA ~~Rate~~, Adjusted

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EURIBOR Rate or Adjusted TIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the interbank market. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(b)       With respect to RFR Loans, in the event of (a) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (c) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding any loss of margin or anticipated profit). Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the ~~Adjusted~~ Daily Simple RFR that would have been applicable to such Loan, for the period from the date of such event to the next Interest Payment Date therefor (or, in the case of a failure to borrow for the period that would have been until the next Interest Payment Date for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the interbank market. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Borrowers. To the extent not paid pursuant to Section 2.17(a), the relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

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(c)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)       Indemnification by the Loan Parties. To the extent not paid pursuant to Section 2.17(a) or Section 2.17(b), the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)       Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)       Swiss Withholding Tax. Provided that no Event of Default has occurred, a payment to a specific Lender on account of Swiss Withholding tax shall not be increased under paragraph (a) above or under Section 2.13(g) if such deduction of Tax is solely a result of:

(i)       a breach by one or more Lenders of the confirmation contained in Section 2.17(k);

(ii)      a failure by one or more Lenders to comply with their obligations and transfer restrictions in Section 9.04, or

(iii)     a Lender ceasing to be a Swiss Qualifying Bank or to qualify as a single person only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority).

(g)       Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the

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Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A)       any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable;

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the

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meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Foreign Lender’s conduct of a United States trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)       to the extent a Foreign Lender is a partnership (for U.S. federal income tax purposes) or otherwise not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

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(iii)       Without limiting the generality of the foregoing, in the event that any Borrower is a UK Loan Party, each Recipient which is a party to this Agreement at the date of this Agreement or which becomes a party to this Agreement after the date of this Agreement shall notify the Administrative Agent on becoming party to this Agreement which of the following categories it falls within:

a.       not a Qualifying Recipient;

b.       a Qualifying Recipient (other than a Treaty Recipient); or

c.       a Treaty Recipient.

If, pursuant to this Section 2.17(f)(iii), a Recipient notifies the Administrative Agent that it is a Treaty Recipient, that Recipient shall at the same time notify the Administrative Agent of its jurisdiction of tax residence and, if that Recipient is registered under HMRC’s Double Tax Treaty Passport (“DTTP”) scheme, of its DTTP scheme reference number.

If a Recipient fails to indicate its status in accordance with this Section 2.17(f)(iii) then such Recipient shall be treated for the purposes of this Agreement and by each UK Loan Party as if it is not a Qualifying Recipient until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each UK Loan Party). Any Treaty Recipient and each UK Loan Party which makes a payment to which that Treaty Recipient is entitled shall cooperate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without withholding or deduction of Tax (including the Treaty Recipient providing its scheme reference number under HMRC’s DTTP scheme (if applicable) and its jurisdiction of tax residence). Each Recipient and UK Loan Party shall, upon becoming aware that a UK Loan Party must make a withholding of UK Tax from a payment to a Recipient, promptly notify the Administrative Agent, and if the Administrative Agent receives such notification from a Recipient, it shall notify the relevant UK Loan Party.

(h)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)       Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)       Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

(k)       Swiss Qualifying Bank. Each Lender executing a signature page to this Agreement on the Effective Date confirms that (i) it is a Swiss Qualifying Bank or (ii) if not, (A) it is a single person only for the purpose of the Swiss Non-Bank Rules and (B) it has provided or has caused to be provided to the Company and the Administrative Agent prior notice that it is not a Swiss Qualifying Bank. Any other Person that shall become a Lender after the Effective Date or a Participant pursuant to Section 9.04 of this Agreement shall be deemed to have confirmed that (x) it is a Swiss Qualifying Bank or (y) if not, a single person only for the purpose of the Swiss Non-Bank Rules and it has provided or has caused to be provided to the Company and the Administrative Agent written notice that it is not a Swiss Qualifying Bank prior to becoming a Lender (in the applicable Assignment and Assumption) or a Participant, as applicable.

(l)       Certain FATCA Matters. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)       Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.13(g), 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to another currency as required hereby, in such other currency) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Applicable Payment Office for such currency, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13(g), 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit

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Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, or the terms of this Agreement allow or require the conversion of such Credit Event into Dollars, then all payments to be made by such Borrower hereunder in such currency shall, to the fullest extent permitted by law, instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations or conversion, and each Borrower agrees to indemnify and hold harmless the Swingline Lender, the Issuing Banks, the Administrative Agent and the Lenders from and against any loss resulting from any Credit Event made to or for the benefit of such Borrower denominated in a Foreign Currency that is not repaid to the Swingline Lender, the Issuing Banks, the Administrative Agent or the Lenders, as the case may be, in the Original Currency.

(b)       If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)       If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than its ratable share thereof for the relevant Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of the same Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans for such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)       Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower

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has not in fact made such payment, then each of the Lenders of the applicable Class or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation (x) the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency (other than Loans denominated in Euros or Japanese Yen), (y) the Daily Simple ESTR in the case of Loans denominated in Euros and (z) the Daily Simple TONAR in the case of Loans denominated in Japanese Yen).

(e)       If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations to it under any such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Sections 2.13(g) or 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13(g), 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If (i) any Lender requests compensation under Sections 2.13(g) or 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.13(g), 2.15 or 2.17) and obligations under the Loan Documents to an assignee or assignees that shall assume such obligations (which assignee or assignees may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees), or the Borrowers (in the case of all other amounts) with respect to the relevant Class and (iii) in the case of any such assignment resulting from a claim for

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compensation under Sections 2.13(g) or 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Expansion Option. Following the Effective Date, the Company may from time to time elect to increase the Revolving Commitments (“Incremental Revolving Commitments”) or increase the term loans of an existing Term Loan Facility or enter into one or more additional tranches of term loans, in each case in minimum increments of $10,000,000 and, subject to Section 1.04(d), in an amount not to exceed the Incremental Amount available at the time such Incremental Revolving Commitments or Incremental Term Loan Commitments are established or Incremental Term Loans are incurred. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, if such Augmenting Lender is not a Swiss Qualifying Bank, of each Swiss Borrower, and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the Incremental Revolving Commitments or any Incremental Term Loan) shall be required for any Incremental Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Incremental Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no Incremental Commitments or Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of Incremental Revolving Commitments or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer, provided that if the Company or any other Borrower intends to use the proceeds of the Incremental Revolving Commitments or Incremental Term Loans for the consummation of a Limited Condition Acquisition, the conditions set forth in Section 4.02 may, to the extent mutually agreed by the Company and the applicable Increasing Lenders or Augmenting Lenders, be limited to, with respect to Section 4.02(a), customary specified or certain funds representations and, with respect to Section 4.02(b), the absence of an Event of Default under Sections 8.01(a), (h) and (i), and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenant contained in Section 6.08 and (ii) the Administrative Agent shall have received documents (including legal opinions) consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such Incremental Commitments. On the effective date of any Incremental Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of establishment of any Incremental

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Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan and RFR Loan, unless waived by any applicable Lender in its reasonable discretion, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment and security with the Loans under the existing Revolving Facility~~, the Initial Term Loan Facilities~~  and any other Term Loan Facility, (b) shall be secured only by the Collateral and shall not be guaranteed by any Subsidiary of Capri Holdings that is not a Loan Party, (c) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans (but may have amortization prior to such date), (~~c) may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than any other Term Loans in any mandatory prepayment hereunder and (e) shall~~d) shall constitute a separate Class and ~~shall be treated substantially the same as (and in any event no more favorably than) the Loans under the existing Revolving Facility (except with respect to mandatory prepayments of Term Loans pursuant to Section 2.11(b)(ii)), the Initial Term Loan Facilities and any other Term Loan Facility; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Initial Term Loan Maturity Date or the Revolving Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Initial Term Loan Maturity Date or the Revolving Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Loans under the existing~~(e) shall have covenants that are not more onerous or more restrictive in any material respects (taken as a whole) than market terms of agreements governing comparable Indebtedness of similar borrowers at such time (as determined in good faith by Capri Holdings); provided that if any Incremental Term Loan has a financial maintenance covenant, then the Revolving Facility~~, the Initial Term Loan Facilities and any other Term Loan Facility~~ shall receive such covenant. Incremental Term Loans may be made hereunder pursuant to an amendment or amendment and restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including, without limitation, to provide that Section 2.26 may apply to such Incremental Term Loans). Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the

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Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.22. Designation of Foreign Subsidiary Borrowers. On the Effective Date, and subject to the satisfaction of the applicable conditions in Article IV hereto, each Initial Foreign Subsidiary Borrower shall deliver an executed signature page to this Agreement, whereupon it shall continue as a Foreign Subsidiary Borrower under the Revolving Facility party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to any such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. After the Effective Date, the Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Capri Holdings agrees that it shall designate MKE as a Foreign Subsidiary Borrower, deliver a Borrowing Subsidiary Agreement executed by MKE and the Company to the Administrative Agent and satisfy the other conditions precedent set forth in Section 4.03 as promptly as reasonably practicable after the Effective Date; provided that its obligations under this sentence are subject to receipt of prior neutral or positive advice in relation to such transactions from the works council of MKE.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       The Commitment Fee shall cease to accrue on the unfunded portion of the Revolving Commitment, if any, of such Defaulting Lender pursuant to Section 2.12(a);

(b)       the Commitment and/or Revolving Credit Exposure and/or Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Required Term Loan Lenders or the applicable Majority Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

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(c)       if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)       all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders with Revolving Commitments in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the sum of each non-Defaulting Lender’s Revolving Credit Exposure plus the amount of such Defaulting Lender’s Swingline Exposure and LC Exposure reallocated to such non-Defaulting Lender does not exceed such non-Defaulting Lender’s Revolving Commitment;

(ii)       if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)       if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)       if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)       if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the relevant Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)       so long as a Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the relevant Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.23(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders with Revolving Commitments in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank

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has a good faith belief that any Revolving Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Revolving Lender, reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender with a Revolving Commitment has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.24. Financial Assistance.

(a)       If and to the extent that a payment in fulfilling a liability of any Swiss Loan Party under this Agreement other than such Swiss Loan Party’s own liabilities or liabilities of one of its wholly owned subsidiaries would, at the time payment is due, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions, such as dividends (Dividenden) or repayments of statutory capital reserves (Rückzahlungen der gesetzlichen Kapitalreserve)) not be permitted (such obligations, “Restricted Obligations”), then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid; provided that such limited amount shall at no time be less than such Swiss Loan Party’s profits and reserves available for distribution as dividends (being the balance sheet profits and any profit reserves (Gewinnreserven) available for this purpose or as repayments of statutory capital reserves (being the statutory capital reserves (gesetzliche Kapitalreserve) available for this purpose), in each case in accordance with Article 798 of the Swiss Federal Code of Obligations) at the time or times the relevant payment is requested from such Swiss Loan Party; and provided further that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Loan Party from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in the Loan Documents including, in particular, Section 2.17(d) shall be construed in a manner consistent with the provisions herein contained.

(b)       In respect of Restricted Obligations, each Swiss Loan Party shall:

(i)       if and to the extent required by applicable law in force at the relevant time:

(A)       use its best efforts to procure that the fulfilment of such obligation or the application of such enforcement proceeds can be made without deduction of Swiss Withholding Tax by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax;

(B)       if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct the Swiss Withholding Tax at such rate (i) as in force from time to time or (ii) as provided by any applicable double tax treaties, from the

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respective amount to be paid and promptly pay any such Swiss Withholding Tax deducted to the Swiss Federal Tax Administration; and

(C)       notify (or ensure that the Company notifies) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Section 2.17(a); and

(ii)       to the extent such a deduction is made, not be obliged to either gross-up in accordance with Section 2.17(a) or indemnify the secured parties in accordance with Section 2.17(d) in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up is permitted under the laws of Switzerland then in force.

(c)       If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent (or the other secured parties) to obtain a maximum benefit from the relevant Swiss Loan Party’s liabilities under this Agreement, each Swiss Loan Party undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly make the requested payment(s) hereunder from time to time, including the following:

(i)       preparation of an up-to-date audited balance sheet of such Swiss Loan Party;

(ii)       confirmation of the auditors of such Swiss Loan Party that the relevant amount represents the maximum freely distributable profits;

(iii)       approval by a quotaholders’ meeting of such Swiss Loan Party of the resulting profit distribution; and

(iv)       all such other measures legally permitted at such time to allow such Swiss Loan Party to make the payments agreed hereunder with a minimum of limitations to the extent such measures have been specifically and reasonably requested by the Administrative Agent and provided that such measures would not have materially adverse tax consequences for such Swiss Loan Party or any of its Affiliates.

~~(d)       Notwithstanding any other provision under this Agreement and any Loan Documents, in order to comply with the provisions of Italian law in relation to financial assistance (including, without limitation, articles 2358 and/or 2474, as applicable, of the Italian Civil Code), any guarantee by any Loan Party incorporated in Italy under this Agreement and/or the Loan Documents shall not guarantee the payment of any liability to the extent that such liability (i) was incurred or utilized for the purposes of financing or refinancing (directly or indirectly) the acquisition, acquisition costs, subscription or increase (direct or indirect) of the corporate capital of such Italian Loan Party and/or of any entity directly or indirectly controlling such Italian Loan Party; (ii) was incurred by any Loan Party under any guarantee given by such Loan Party under this Agreement and/or any Loan Document in respect of the obligations referred to in paragraph (i) above; and/or (iii) is otherwise in breach of the applicable provisions of Italian law (including, without limitation, articles 2358 and/or 2474, as applicable, of the Italian Civil Code).~~

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SECTION 2.25. Interest Act (Canada).

(a)       For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by any Canadian Borrower or any Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(b)       If any provision of this Agreement would oblige any Canadian Borrower or any Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)       first, by reducing the amount or rate of interest; and

(ii)       thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(c)       If, notwithstanding the provisions of Section 2.25(b) and after giving effect to all adjustments contemplated thereby, a Lender shall have received an amount in excess of the maximum permitted by Section 2.25(b), then such excess shall be applied by such Lender in reduction of the principal balance of Loans owing to it.

SECTION 2.26. Extension of Maturity Date.

(a)       Extension of Maturity Date.

(i)       Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the Effective Date (each such date, an “Extension Date”), request that each Lender extend such Lender’s Maturity Date then in effect (the “Applicable Maturity Date”), to the date that is one year after the Applicable Maturity Date then in effect for such Lender (the “Existing Maturity Date”). Such notice may include a condition that no extension will become effective unless Lenders representing a minimum aggregate principal amount of Loans of a given Class consent to such extension. For the avoidance of doubt, the Company may request extensions of any Class without requesting an extension of any other Class.

(ii)       Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is

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15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each applicable Lender that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”), shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Applicable Maturity Date.

(iii)       Notification by Administrative Agent. The Administrative Agent shall notify the Company of each applicable Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(iv)       Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each, an “Additional Commitment Lender”) approved by the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, (i) with respect to the Revolving Facility, assume a Revolving Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment shall be in addition to such Lender’s Revolving Commitment hereunder on such date) and (ii) with respect to ~~the Initial USD Term Loan Facility or Initial Euro~~any Term Loan Facility, ~~as the case may be,~~ purchase the outstanding principal amount of its Term Loans and all interest, fees and other amounts then accrued but unpaid to such Non-Extending Lender under ~~the Initial USD~~such Term Loan Facility ~~or Initial Euro Term Loan Facility, as the case may be~~. Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender.

(v)       Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of the Maturity Date pursuant to this Section 2.26(a) shall not be effective with respect to any Extending Lender unless:

(A)       no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

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(B)       the representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(C)       the Administrative Agent shall have received a certificate from a Financial Officer (I) certifying the accuracy of the foregoing clauses (A) and (B) and (II) certifying and attaching the resolutions, if any are otherwise required, adopted by each Borrower approving or consenting to such extension.

(vi)       Maturity Date for Non-Extending Lenders. On each Existing Maturity Date applicable to such Lender, (i) to the extent of the applicable Commitments and applicable Loans of each Non-Extending Lender not assigned to the Additional Commitment Lenders, the applicable Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrowers shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement in respect of the applicable Facility) and after giving effect thereto shall prepay any applicable Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans of the applicable Class ratable with any revised Applicable Percentage of the applicable Class of Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the applicable Class of Loans and/or Commitments (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(vii)       Conflicting Provisions; Amendments. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary and the Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any extensions pursuant to this Section 2.26(a) with the consent of the Company but without the consent of any other Lenders.

SECTION 2.27. Refinancing Facilities.

(a)       Notwithstanding anything to the contrary in this Agreement, the Company may by written notice to the Administrative Agent establish (i) one or more additional revolving facilities under this Agreement (such loans, “Replacement Revolving Facilities”), providing for revolving commitments (“Replacement Revolving Credit Commitments”), which replace the Revolving Commitments under this Agreement or (ii) one or more additional term loan facilities under this Agreement (such loans, “Replacement Term Facilities”), providing for term loans (“Replacement Term Loans”), which replace Term Loans under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Credit Facility Effective Date” and/or “Replacement Term Facility Effective Date”, as applicable) on which the Company proposes that the Replacement Revolving Credit Commitments or Replacement Term Loans, as applicable, shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that

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(i)       no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)       the representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the applicable Replacement Revolving Credit Facility Effective Date and/or Replacement Term Facility Effective Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)       the final maturity date of the Replacement Revolving Facilities and/or the Replacement Term Facilities shall be no earlier than the maturity date of the replaced Revolving Facility and/or Term Loan Facility, as applicable, and shall not require commitment reductions or amortizations;

(iv)       the aggregate principal amount of the Replacement Revolving Facility and/or the Replacement Term Facility, as applicable, shall not exceed the aggregate amount of the replaced Revolving Commitments and/or Term Loans, as applicable, plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith and other fees, costs and expenses relating thereto;

(v)       the Replacement Revolving Facility (a) shall rank pari passu in right of payment and security with the replaced Revolving Facility and shall have the same Guarantors, (b) shall be secured only by the Collateral, (c) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such replaced Revolving Facility and (d) shall be treated substantially the same as (and in any event no more favorably than) the replaced Revolving Facility; provided that (i) the terms and conditions applicable to any Replacement Revolving Facility maturing after the latest Maturity Date in effect on the date of incurrence of such Replacement Revolving Facility may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Maturity Date in effect on the date of incurrence of such Replacement Revolving Facility and (ii) the Replacement Revolving Facility may be priced differently than the replaced Revolving Facility; and

(vi)       the Replacement Term Facility (a) shall rank pari passu in right of payment and security with the replaced Term Loan Facility and shall have the same Guarantors, (b) shall be secured only by the Collateral, (c) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such replaced Term Loan Facility and (d) shall be treated substantially the same as (and in any event no more favorably than) the replaced Term Loan Facility; provided that (i) the terms and conditions applicable to any Replacement Term Facility maturing after the latest Maturity Date in effect on the date of incurrence of such Replacement Term Facility may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Maturity Date in effect on the date of incurrence of such Replacement Term Facility and (ii) the Replacement Term Facility may be priced differently than the replaced Term Loan Facility.

(b)       The Company may approach any Lender or one or more banks, financial institutions or other entities approved by the Administrative Agent (and with respect to a Replacement Revolving Facility, each Issuing Bank, the Swingline Lender, and a Replacement

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Term Facility) in accordance with the procedures provided in Section 2.19(b), to provide all or a portion of the Replacement Revolving Facility and/or the Replacement Term Facility, as applicable; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility and/or the Replacement Term Facility may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility and/or Replacement Term Facility. Any Replacement Revolving Facility and/or Replacement Term Facility shall be designated an additional Class of Revolving Loans and/or Term Loans for all purposes of this Agreement.

(c)       The Borrowers and each Lender providing the applicable Replacement Revolving Credit Commitments and/or Replacement Term Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Replacement Revolving Credit Commitments and/or Replacement Term Loans (as applicable). For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Replacement Revolving Credit Commitment and/or Replacement Term Loans, such Lender will be deemed to have a Revolving Commitment having the terms of such Replacement Revolving Credit Commitment and/or Term Loan Commitment having the terms of such Replacement Term Commitment. All Replacement Revolving Credit Commitments and/or Replacement Term Loans and, in each case, all obligations in respect thereof, shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of payment (and, if applicable, security) with the Loans and other Obligations. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any extensions pursuant to this Section 2.27 with the consent of the Company but without the consent of any other Lenders.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants on the Effective Date, the Amendment No. 1 Effective Date and on the date of the making of any Loans~~, including the Initial Term Loans~~  (it being understood that the conditions to the Effective Date are solely those set out in Section 4.01), to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each Loan Party is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required, except, in each case referred to in clause (a) (other than with respect to any Borrower), (b) or (c), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Schedule 3.01 identifies each Subsidiary as of the Effective Date, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by such Loan Party and the other Subsidiaries.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document has been duly executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to

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general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Loan Party or any of its Subsidiaries or any applicable order of any Governmental Authority, (c) will not violate or result in a default under any indenture or any material agreement or other material instrument binding upon such Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries that, in the case of clauses (c) and (d), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Capri Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations and comprehensive income, stockholders equity and cash flows as of and for the fiscal year ended March ~~30~~28, ~~2024~~2026, reported on by Ernst & Young LLP, independent public accountants, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes ~~in the case of the statements referred to in clause (ii) above~~.

(b)       As of the Amendment No. 1 Effective Date, since March ~~30~~28, ~~2024~~2026, there has been no material adverse change in the business, operations, property or financial condition of Capri Holdings and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each Loan Party and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or such other defects as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)       Each Loan Party and its Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation. Except as set forth on Schedule 3.06, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting Capri Holdings or any of its Subsidiaries (i) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 3.07. Investment Company Status. Neither any Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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SECTION 3.08. Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed (or has obtained effective extensions for filing) all federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with such Plan’s terms and the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and (ii) each Foreign Plan is in compliance with applicable non-United States law and regulations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Disclosure. All of the written reports, financial statements and certificates furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or hereafter delivered hereunder or reports filed pursuant to the Securities Exchange Act of 1934, as amended (other than projections, budgets, other estimates and information of a general economic or industry specific nature) (in each case, as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made), as of the date of such reports, financial statements or certificates, and when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.

SECTION 3.11. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.12. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.13. Anti-Corruption Laws and Sanctions; Outbound Investment Rules.

(a)       Capri Holdings has implemented and maintains in effect policies and procedures designed to ensure compliance by Capri Holdings, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, and Capri Holdings, its Subsidiaries and their respective officers and employees and to the knowledge of Capri Holdings, its directors and their respective agents, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of Capri Holdings and any Foreign Subsidiary Borrower, are not knowingly and directly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person~~.~~, in each case, other than to the extent this Section 3.13(a) would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom). None of (a) Capri Holdings, any Subsidiary, or to the knowledge of Capri Holdings or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of Capri Holdings, any agent

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of Capri Holdings or any Material Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(b)       No Borrower will (x) directly transfer to a Person or (y) directly authorize any receiving agent or another Person acting on its behalf to use, in each case, the proceeds of the Loans or Letters of Credit in a manner that would violate the UK Bribery Act of 2010, the United States Foreign Corrupt Practices Act of 1977 or other applicable Anti-Corruption Laws or applicable Sanctions other than to the extent this Section 3.13(b) would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

(c)       Neither Capri Holdings ~~or~~nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither Capri Holdings ~~or~~nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Capri Holdings were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 3.14. Compliance with the Swiss Twenty Non-Bank Rule. Each Swiss Borrower is compliant with the Swiss Twenty Non-Bank Rule; provided however that no Swiss Borrower shall be in breach of this Section 3.14 if such number of creditors (which are not Swiss Qualifying Banks) is exceeded solely by reason of (a) a breach by one or more Lenders of a confirmation contained in Section 2.17(j), (b) a failure by one or more Lenders to comply with their obligations and transfer restrictions in Section 9.04, (c) a Lender ceasing to be a Swiss Qualifying Bank or to qualify as a single person only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority) or (d) transfers to, or other transactions with, Persons not qualifying as Swiss Qualifying Banks after the occurrence of an Event of Default.

SECTION 3.15. Fiscal Unity for Dutch Tax Purposes. A fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Dutch Borrower is a party, if any, consists of Loan Parties only.

SECTION 3.16. Security Interests in Collateral. ~~The~~Subject to Section 5.09(d) and (e), the Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 6.02 and (ii) when financing statements in appropriate form are filed in the applicable filing offices and registries and Intellectual Property security agreements or similar documents or other appropriate filings are filed and recorded with the United States Copyright Office (or equivalent office or registry of another jurisdiction used to effect or perfect Liens) and the United States Patent and Trademark Office (or equivalent office or registry of another jurisdiction used to effect or perfect Liens), as applicable, in respect of applicable Intellectual Property Collateral, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in the remaining Collateral to the extent perfection can be

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obtained by filing UCC financing statements and filing and recording Intellectual Property security agreements or similar documents or other appropriate filings, as applicable, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.02.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The effectiveness of this Agreement shall not occur, and the amendment and restatement of the Existing Credit Agreement as contemplated herein and the obligations of the Revolving Lenders to make Revolving Loans, the Initial Term Loan Lenders (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date) to make Initial Term Loans (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date) and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective, until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)       The Administrative Agent (or its counsel) shall have received (i) from each party hereto (including the Required Lenders (as defined in the Existing Credit Agreement)) either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents (including the US Security Agreement and the Guaranty) and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request prior to the date of this Agreement in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(b)       The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, (ii) Conyers Dill & Pearman, special British Virgin Islands counsel to the Loan Parties, (iii) Baker & McKenzie LLP, special English counsel to the Loan Parties, (iv) ~~Studio Professionale Associato a Baker & McKenzie, special Italian counsel to the Loan Parties, (v)~~ Baker & McKenzie Switzerland AG, special Swiss counsel to the Loan Parties, (~~vi~~v) Baker & McKenzie Amsterdam N.V., special Dutch counsel to the Loan Parties and (~~vii~~vi) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request prior to the date of this Agreement. The Loan Parties hereby request such counsel to deliver such opinions.

(c)       The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request prior to the date of this Agreement relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d)       The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Capri Holdings, confirming that (i) the representations and warranties of the Borrowers set forth in this Agreement

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shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”), on and as of such date; provided that any such representation or warranty that by its express terms is made as of a specific date shall have been true and correct in all material respects (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of such specific date and (ii) no Default or Event of Default shall have occurred and be continuing on such date.

(e)       The Administrative Agent shall have received the results of recent lien searches, including Intellectual Property lien or security interest searches, in each of the jurisdictions in which UCC financing statements will be made or Intellectual Property security agreements will be filed, as applicable, to evidence or perfect security interests required to be evidenced or perfected pursuant to the U.S. Security Agreement, and such search shall reveal no Liens on any of the assets of any Loan Party, except for Liens permitted by Section 6.02 or Liens to be discharged on or prior to the Effective Date.

(f)       The Lenders shall have received (i) audited consolidated financial statements of

Capri Holdings for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of Capri Holdings for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) financial statement projections through and including Capri Holdings’ 2027 fiscal year.

(g)       (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, so long as requested no less than ten (10) Business Days prior to the Effective Date, all documentation and other written information requested by each Lender required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case relating to the Loan Parties and (ii) to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, so long as any Lender has requested, in a written notice to such Borrower or Capri Holdings at least ten (10) days prior to the Effective Date, the Administrative Agent or Lender shall have received a Beneficial Ownership Certification in relation to such Borrower at least five (5) days prior to the Effective Date (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(h)       The Administrative Agent shall have received all fees payable on or prior to the Effective Date and, to the extent invoiced at least one (1) Business Day prior to the Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document or under the Existing Credit Agreement.

(i)       The Administrative Agent shall have received satisfactory evidence that prior to or substantially concurrently with the funding of the initial Loans hereunder on the Effective Date, the Versace Facility Agreement shall be terminated and all amounts payable by the Borrowers thereunder shall be paid in full.

(j)       Subject to Section 5.09(c), the Administrative Agent shall have received (i) all Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Collateral Document required to be delivered on or

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prior to the Effective Date and perfect such Liens to the extent required by such Collateral Document in proper form, for filing, registration or recording, (ii) all outstanding Equity Interests, regardless of the form of the Equity Interests, but excluding Excluded Assets, in each Person required to be pledged pursuant to such Collateral Documents shall have been pledged pursuant thereto; and (iii) the certificates representing the Equity Interests in and of any Person to the extent required to be delivered under such Collateral Documents and pledged under such Collateral Documents to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Revolving Credit Event. The obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Revolving Borrowing (other than the obligation to make a Revolving Loan pursuant to an increase in Commitments under Section 2.20 the proceeds of which are to be used for the consummation of a Limited Condition Acquisition, in which case the conditions may be limited as described in the proviso to the fourth sentence of Section 2.20), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)       The representations and warranties of the Borrowers set forth in this Agreement (except, in the case of any Revolving Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, the representation set forth in Section 3.04(b)) shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”), on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any such representation or warranty that by its express terms is made as of a specific date shall have been true and correct in all material respects (or in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of such specific date.

(b)       At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Revolving Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Designation of a Foreign Subsidiary Borrower.

The designation of an Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower pursuant to Section 2.22 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)       Copies, certified by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any officer, director or manager of such Subsidiary that has the authority to represent such Subsidiary), of its director or manager resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as

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the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b)       An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any officer, director or manager of such Subsidiary that has the authority to represent such Subsidiary), which shall identify by name and title and bear the signature of the officers or authorized signatories of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c)       Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(d)       All documentation and other information reasonably requested by the Lenders and required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations and the Patriot Act and the Beneficial Ownership Regulation; and

(e)       Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Termination Date shall have occurred, each Loan Party covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Capri Holdings will furnish to the Administrative Agent and each Lender through the Administrative Agent:

(a)       within ninety (90) days after the end of each fiscal year of Capri Holdings, its audited consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public ~~accountants~~accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Capri Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)       within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Capri Holdings, its consolidated balance sheet and related statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter (other than with respect to statements of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet and statement of cash flows, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material

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respects the financial condition and results of operations of Capri Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)       concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Capri Holdings (i) stating that he or she has obtained no knowledge that a Default has occurred (except as set forth in such certificate) and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) identifying all Material Subsidiaries, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.08 (if such compliance is required as of the last day of the applicable fiscal period) and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)       promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Capri Holdings or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Capri Holdings to its shareholders generally, as the case may be; and

(e)       promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Capri Holdings or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to clauses (a) to (d) of this Section 5.01 may be delivered electronically and, other than in the case of documents delivered pursuant to clause (c), shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

SECTION 5.02. Notices of Material Events. Capri Holdings will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)       the occurrence of any Default;

(b)       the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;

(c)       the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d)       any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Capri Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect:

(a)       its legal existence; and

(b)       the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and Intellectual Property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in each case (other than in the case of the foregoing requirements insofar as they relate to the legal existence of the Borrowers and the Guarantors), to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, Division, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that if not paid would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Capri Holdings or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for surplus and obsolete properties and (b) maintain, with financially sound and reputable insurance companies (i) insurance on such of its property and in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar location and (ii) all insurance required pursuant to the Collateral Documents. Capri Holdings will furnish to the Administrative Agent, upon any reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Capri Holdings will cause the Administrative Agent (x) to be listed as lender loss payee with respect to all “All Risk” physical damage insurance policies on the Collateral of the Company and the other Grantors, and (y) to be listed as an additional insured with respect to all general liability and other liability policies of the Company and the other Grantors. In the event Capri Holdings or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein with respect to the Collateral or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent reasonably deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, on an annual basis at the request of the Administrative Agent (or at any time after the occurrence and during the continuance of an Event of Default), permit any representatives designated by the Administrative Agent (prior to the occurrence or continuation of an Event of Default, at

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the Administrative Agent’s expense, as applicable, unless otherwise agreed to by the Administrative Agent and the Company, and following the occurrence or continuation of an Event of Default, at the Borrowers’ expense), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than materials protected by the attorney-client privilege and materials which such Loan Party or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it), and to discuss its affairs, finances and condition with its appropriate officers and independent accountants, so long as afforded an opportunity to be present, all during reasonable business hours. It is understood that such visits and inspections shall be coordinated through the Administrative Agent. If an Event of Default has occurred and is continuing, representatives of each Lender (at the Borrowers’ expense) will be permitted to accompany representatives of the Administrative Agent during each inspection conducted during the existence of such Event of Default. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority, applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) comply with applicable Anti-Corruption Laws in all material respects and (iii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Capri Holdings will maintain in effect and enforce policies and procedures designed to ensure compliance by Capri Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions other than to the extent this Section 5.07 would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

SECTION 5.08. Use of Proceeds and Letters of Credit. (a) The proceeds of the Revolving Loans will be used only (i) on the Amendment No. 1 Effective Date, to repay ~~the~~ Existing ~~Term~~Revolving Loans, (ii) to pay ~~Transaction Costs~~ fees, costs and expenses incurred or payable by Capri Holdings or any of its Subsidiaries in connection with Amendment No. 1 and (iii) to finance the working capital needs, capital expenditures, Permitted Acquisitions, Investments permitted under Section 6.04, Restricted Payments permitted under Section 6.06 and other general corporate purposes of Capri Holdings and its Subsidiaries. The Commercial Letters of Credit shall be used solely to finance purchases of goods by Capri Holdings and its Subsidiaries, in the ordinary course of their business, and the Standby Letters of Credit shall be used solely for the purposes described in the definition of such term in Section 1.01.

(b)       ~~The proceeds of the Term Loans will be used only (i) on the Effective Date, to repay outstanding Indebtedness (including the Existing Term Loans), (ii) to pay Transaction Costs and (iii) for general corporate purposes of Capri Holdings and its Subsidiaries.~~[Reserved].

(c)       No part of the proceeds of any Loan will be used, whether directly or indirectly, for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying any “margin stock” as defined in Regulation T, U or X of the Board or for any other purpose that entails a violation of any such regulations.

(d)       No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and Capri Holdings shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use or otherwise make available, directly or indirectly, the

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proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the UK Bribery Act of 2010, the United States Foreign Corrupt Practices Act of 1977 or other applicable Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Guarantors; Collateral.

(a)       Except as set forth in Section 5.09(b), (i) if an Eligible Foreign Subsidiary is designated as a Foreign Subsidiary Borrower pursuant to Section 2.22, contemporaneously with the deliveries required to be furnished to the Administrative Agent pursuant to Section 4.03, (ii) if any Person organized in an Eligible Jurisdiction becomes a Material Subsidiary after the Effective Date, then as promptly as practicable but in any event within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the first time such Subsidiary is so identified, (iii) in the case of Michael Kors Limited and Capri Switzerland GmbH, as promptly as practicable but in any event within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the Effective Date and (iv) if the Company shall elect to make any Subsidiary a Guarantor after the Effective Date by written notice to the Administrative Agent, then as promptly as practicable but in any event within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after such notice is delivered, in each case, the Company shall cause each such Foreign Subsidiary Borrower, each such Subsidiary organized in an Eligible Jurisdiction which qualifies as a Material Subsidiary, Michael Kors Limited and Capri Switzerland GmbH or each such Subsidiary that the Company elects to make a Guarantor to deliver to the Administrative Agent (1) (x) a joinder to the Guaranty described in clause (a) of the definition of “Guaranty” (in the form contemplated thereby) pursuant to which such Foreign Subsidiary Borrower or Subsidiary, as applicable, agrees to be bound by the terms and provisions thereof or (y) if such Subsidiary is a Foreign Subsidiary and local counsel advises the Administrative Agent that such Guaranty is not effective under the laws of such Foreign Subsidiary’s jurisdiction of organization to provide a guarantee of the Obligations by such Foreign Subsidiary with substantially the substance and scope as contemplated by the terms of such Guaranty, a Guaranty described in clause (b) of the definition of “Guaranty” that is governed by the laws of such Foreign Subsidiary’s jurisdiction of organization, in form and substance reasonably satisfactory to the Administrative Agent, and (2) to the extent not appropriately included in the documentation described in the preceding clause (1) or in documentation required by Sections 2.22 and 4.03 (in the case of a Foreign Subsidiary Borrower), a joinder to this Agreement pursuant to which such Subsidiary agrees to be bound by the terms and provisions hereof, in any such case, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as reasonably requested by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b)       (i) No Subsidiary that is a CFC or a CFC Holding Company (other than a Grantor) shall be required to guarantee (or if already a Guarantor, shall be required to continue to guarantee) (1) any Obligations of any Domestic Subsidiary or (2) any Obligations of another Loan Party to the extent and in respect of such Loan Party’s guarantee of the Obligations of any Domestic Subsidiary and (ii) no Subsidiary shall be required to become (or if already a Guarantor, shall be required to continue as) a Guarantor to the extent (w) such Subsidiary is prohibited by applicable law, rule or regulation from guaranteeing the Obligations or which would require governmental or regulatory consent, approval, license or authorization to provide such ~~guaranty~~guarantee (unless such consent,

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approval, license or authorization has been received), (x) such Subsidiary is a non-wholly owned Subsidiary and is prohibited by its organizational documents or applicable equity holder agreement from guaranteeing the Obligations or which would require the consent or approval of an equity holder (other than Capri Holdings or any of its wholly owned Subsidiaries) to provide such ~~guaranty~~guarantee (unless such consent or approval has been received), (y) such Subsidiary is a captive insurance company or (z) the Administrative Agent determines that the cost or other consequence of such Subsidiary providing such a guarantee is excessive in relation to the value afforded thereby.

(c)       As promptly as practicable but in any event within ninety (90) days after the Effective Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), the Company, Capri Holdings, each Guarantor that is a Domestic Subsidiary and each IP Subsidiary (each such entity, a “Grantor”) shall execute (and the Borrowers shall cause each other Subsidiary that is a Domestic Subsidiary or an IP Subsidiary that becomes a Guarantor pursuant to Section 5.09(a) after the Effective Date, in the case of a Domestic Subsidiary, contemporaneously when becoming a Guarantor and, in the case of an IP Subsidiary, within ninety (90) days of becoming a Guarantor (or, in each case, such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), to execute) such Collateral Documents reasonably requested by and satisfactory to the Administrative Agent in order for, in the case of Capri Holdings and any Domestic Subsidiary that is a Loan Party, such Loan Party’s owned property, and in the case of any IP Subsidiary that is a Foreign Subsidiary, such Loan Party’s Intellectual Property Collateral, to be subject to valid Liens in favor of the Administrative Agent (or any other collateral agent reasonably satisfactory to the Administrative Agent and the Company) for the benefit of the Secured Parties or in favor of the Secured Parties represented by the Administrative Agent, as applicable, to secure the Secured Obligations to be perfected on a first priority basis to the extent required under such Collateral Documents, subject in any case to Liens permitted by Section 6.02; provided, that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, under no circumstances will the Excluded Assets be pledged or be subject to a security interest to secure the Secured Obligations. If requested by the Administrative Agent, such Loan Parties shall deliver to the Administrative Agent customary legal opinions reasonably satisfactory to the Administrative Agent. The Collateral Documents shall be negotiated in good faith by the Administrative Agent and the Company, and shall be limited to (i) the U.S. Security Agreement and (ii)(A) a Collateral Document governed by the laws of the United States granting a valid security interest in the Intellectual Property Collateral owned by each IP Subsidiary (including any material Exclusive Copyright Licenses under which any IP Subsidiary is the licensee), to be perfected on a first priority basis to the extent required under such Collateral Document and which Collateral Document shall be based on the applicable Agreed Collateral Precedent and (B) a Collateral Document governed by the laws of England granting a valid security interest in the Intellectual Property Collateral owned by each IP Subsidiary that is a Foreign Subsidiary (including any material Exclusive Copyright Licenses under which any such IP Subsidiary is the licensee), to be perfected on a first priority basis to the extent required under such Collateral Document and which Collateral Document shall be based on the applicable Agreed Collateral Precedent, each of which shall provide for the delivery of additional Intellectual Property security agreements and filings needed to create, preserve, perfect and maintain the perfection of or validate the security interest granted pursuant to such Collateral Document with respect to the Intellectual Property Collateral registered in the European Union, ~~Italy,~~ Switzerland, the United States and the United Kingdom. The Administrative Agent may, without the consent of the Lenders (and the Lenders hereby authorize the Administrative Agent to), effect such technical amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent or its counsel to effect the provisions of this Section 5.09(c). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no

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event (1) shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession), (2) shall landlord lien or bailee waivers, estoppels or collateral access agreements be required and (3) shall any foreign-law governed security documents or perfection under foreign law shall be required with respect to Collateral of Capri Holdings and its Domestic Subsidiaries except (i) as expressly provided in the US Security Agreement or (ii) as contemplated by the Collateral Documents described in clause (ii) of the second sentence of this Section 5.09(c).

(d)       If on any date occurring after the Amendment No. 1 Effective Date (a) Capri Holdings and its Subsidiaries, on a consolidated basis, have obtained Investment Grade Ratings from at least two of S&P, Moody’s and Fitch, (b) no Indebtedness with respect to which any Loan Party is an obligor and secured by Liens on the Collateral is then outstanding (other than the Revolving Facility and any outstanding Term Loans and Indebtedness secured by Liens on the Collateral that shall be terminated and released prior to or substantially concurrently with the termination and release of the Administrative Agent’s Liens on the Collateral contemplated by this Section 5.09(d)) and (c) no Event of Default has occurred and is continuing (the satisfaction of the conditions set forth in clauses (a), (b) and (c), a “Collateral Termination Event”), upon receipt by the Administrative Agent of a certificate of a Financial Officer of Capri Holdings that a Collateral Termination Event has occurred (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) (the date of receipt by the Administrative Agent of such certificate following a Collateral Termination Event is referred to herein as the “Collateral Termination Date”), Capri Holdings and its Subsidiaries shall no longer be subject to the requirements of the provisions of the Loan Documents, including Section 5.09 and the Collateral Documents with respect to collateral (such requirements, collectively, the “Collateral Requirements”), and all Liens granted to the Administrative Agent by the Loan Parties on any Collateral pursuant to the Loan Documents and all Collateral Documents and obligations of Capri Holdings and the other Loan Parties under any Collateral Documents (other than any obligations that expressly survive the termination of the applicable agreement) shall be automatically released and terminated, and the Administrative Agent will comply with the applicable provisions of Section 9.14.

(e)       In the event that the (x) Capri Holdings and its Subsidiaries are not subject to the Collateral Requirements for any period of time as a result of Section 5.09(d), and on any subsequent date (a “Collateral Reversion Date”) Capri Holdings and its Subsidiaries, on a consolidated basis, fail to maintain Investment Grade Ratings from at least two of S&P, Moody’s and Fitch or (y) any Loan Party is an obligor with respect to any Indebtedness that is secured by a majority of the assets of the Loan Parties that are Domestic Subsidiaries that constitute Collateral or a majority of the intellectual property of the foreign Loan Parties that constitutes Collateral, in each case, under the Collateral Documents in effect immediately prior to the most recent Collateral Termination Date, then any Liens granted to the Collateral Agent by the Loan Parties under the Collateral Documents in effect immediately prior to the most recent Collateral Termination Date shall be automatically reinstated and granted and Capri Holdings and its Subsidiaries shall thereafter be subject to the Collateral Requirements. Each Loan Party hereby acknowledges and agrees that upon occurrence of a Collateral Reversion Date it will grant Liens on all of the applicable Collateral to secure the Obligations pursuant to substantially similar Collateral Documents as those that were in effect immediately prior to the most recent Collateral Termination Date (with such modifications as may be reasonably necessary to reflect the provisions of Section 5.09(f) or as otherwise agreed between the Administrative Agent and the applicable Loan Party) within sixty (60) days after such Collateral Reversion Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), all in accordance with the Collateral Requirements (the “Collateral Reinstatement”).

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(f)       Notwithstanding that a Collateral Reinstatement has occurred, no Default or Event of Default shall be deemed to occur or have occurred as a result of any failure to comply with the Collateral Requirements during the period after a Collateral Termination Date and prior to a Collateral Reversion Date (a “Collateral Termination Period”), and Capri Holdings and any of its Subsidiaries shall be permitted, following a Collateral Reversion Date to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Collateral Termination Period and to consummate the transactions contemplated thereby, without causing a Default or Event of Default or breach of the Collateral Requirements (notwithstanding the reinstatement thereof).

(g)       Capri Holdings shall give the Administrative Agent prompt written notice if a Collateral Termination Event or a Collateral Reversion Date occurs. For the avoidance of doubt, the Administrative Agent shall have no obligation to discover or verify the occurrence of any Collateral Termination Date or Collateral Reversion Date.

SECTION 5.10. Centre of Main Interests and Establishment. No Loan Party incorporated in a member state of the European Union shall, without the prior written consent of the Administrative Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction of incorporation.

SECTION 5.11. Compliance with the Swiss Twenty Non-Bank Rule. Each Swiss Borrower shall be in compliance with the Swiss Twenty Non-Bank Rule; provided, however, that no Swiss Borrower shall be in breach of this Section 5.11 if such number of creditors (which are not Swiss Qualifying Banks) is exceeded solely by reason of (a) a breach by one or more Lenders of a confirmation contained in Section 2.17(j), (b) a failure by one or more Lenders to comply with their obligations and transfer restrictions in Section 9.04, (c) a Lender ceasing to be a Swiss Qualifying Bank or to qualify as a single person only for purposes of the Swiss Non-Bank Rules (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority) or (d) transfers to, or other transactions with, Persons not qualifying as Swiss Qualifying Banks after the occurrence of an Event of Default.

SECTION 5.12. Beneficial Ownership Regulation. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

SECTION 5.13. Dutch Fiscal Unity.

(a)       A fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Dutch Borrower is a party, if any, shall consist of Loan Parties only.

(b)       If, at any time, a Dutch Loan Party is part of a Dutch fiscal unity for corporate income tax purposes (a "Dutch Fiscal Unity") and such Dutch Fiscal Unity is, in respect of such Dutch Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent or the Agent enforcing its rights under any Security Document, pledge agreement or other document, such Dutch Loan Party shall, at the request of the Administrative Agent or the Agent, together with the parent (moedermaatschappij) or deemed parent (aangewezen moedermaatschappij) of the Dutch Fiscal Unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant governmental authority to allocate and surrender any tax losses as referred to in Article 20 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), any interest expenses available for carry forward

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as referred to in Article 15b(5) and/or Tax credit carry forward as referred to in Article 25a to the Dutch Loan Party leaving the Dutch Fiscal Unity, in each case to the extent such tax losses, interests and/or Tax credit carry forward are attributable (toerekenbaar) to such Dutch Loan Party.

ARTICLE VI

Negative Covenants

Until the Termination Date shall have occurred, each Loan Party covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)       the Obligations (including in respect of the additional Commitments and extensions of credit pursuant to Section 2.20 and any Replacement Revolving Facility and/or any Replacement Term Facility under this Agreement);

(b)       Indebtedness existing or committed on the Effective Date (provided, that any such Indebtedness with an aggregate principal amount that is in excess of $5,000,000 shall be set forth in Schedule 6.01), and extensions, refinancings, renewals and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) or shorten the final maturity or weighted average life to maturity thereof (it being understood that if the existing Indebtedness did not constitute Priority Indebtedness, then the extended, refinanced, renewed or replacement Indebtedness shall only constitute Priority Indebtedness if separately permitted to be incurred under clause (g) below);

(c)       Indebtedness of Capri Holdings to any Subsidiary and of any Subsidiary to Capri Holdings or any other Subsidiary;

(d)       Guarantees by (i) Capri Holdings of Indebtedness of any Subsidiary, (ii) any Subsidiary of Indebtedness of Capri Holdings or any other Subsidiary and (iii) Capri Holdings or any Subsidiary of Indebtedness of any joint venture; provided that the aggregate amount of such Guarantees incurred pursuant to this clause (iii) shall not exceed ~~$100,000,000 in the~~in an aggregate amount at any time outstanding the greater of (x) $100,000,000 and (y) 30% of Consolidated EBITDA for the most recent Test Period;

(e)       Indebtedness of Capri Holdings or any Subsidiary incurred to finance or refinance the acquisition, ownership, development, construction, repair, replacement, improvement or leasing of any fixed or capital assets, including Finance Lease Obligations, any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 180 days after such ownership, development, leasing or acquisition or the completion of such construction, repair, replacement or improvement;

(f)       Indebtedness acquired or assumed in Permitted Acquisitions and extensions, refinancings, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses)

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or shorten the final maturity or weighted average life to maturity thereof (it being understood that if the existing Indebtedness did not constitute Priority Indebtedness, then the extended, renewed or replacement Indebtedness shall only constitute Priority Indebtedness if separately permitted under clause (g) below);

(g)       Priority Indebtedness (excluding any Indebtedness permitted by Section 6.01(e) and (f)) in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of other Priority Indebtedness incurred pursuant to this clause (g) or clause (v) and then outstanding, does not exceed the greater of (a) $~~255,800,000.00~~255,800,000 and (b) 10% of Consolidated Net Worth;

(h)       endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(i)       Indebtedness in respect of letters of credit in the ordinary course of business (other than Letters of Credit);

(j)       Indebtedness under Swap Agreements permitted by Section 6.05;

(k)       Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(l)       Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit, bank acceptances or guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(m)       (i) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation and similar obligations of Capri Holdings and its Subsidiaries incurred in connection with Permitted Acquisitions and (ii) Indebtedness incurred by Capri Holdings or its Subsidiaries in a Permitted Acquisition under agreements providing for earn-outs or the adjustment of the purchase price or similar adjustments;

(n)       Indebtedness owed to any Person providing property, casualty or liability insurance to Capri Holdings or any of its Subsidiaries, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(o)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within three (3) Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 90 days from its incurrence;

(p)       Indebtedness representing deferred compensation to employees of Capri Holdings and its Subsidiaries;

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(q)       Indebtedness (if any) attributed to the sale of accounts receivable pursuant to a Permitted Factoring Program;

(r)       Indebtedness incurred in connection with Investments in joint ventures permitted under Section 6.04 in an aggregate amount ~~not to exceed $100,000,000~~ at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 30% of Consolidated EBITDA for the most recent Test Period;

(s)       unsecured Indebtedness of any Loan Party if at the time of, and after giving effect to, the incurrence thereof (i) no Default or Event of Default has occurred and is continuing or would occur and (ii) on a Pro Forma Basis, the Net Leverage Ratio is not greater than 4.00 to 1.00;

(t)       unsecured Subordinated Indebtedness (that has been subordinated to the Obligations pursuant to terms reasonably satisfactory to the Administrative Agent) of Capri Holdings or any Subsidiary in an aggregate ~~amount not to~~principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of other Subordinated Indebtedness incurred pursuant to this clause (t) and then outstanding does not exceed the greater of (x) $75,000,000 ~~at any time outstanding~~and (y) 22.5% of Consolidated EBITDA for the most recent Test Period;

(u)       (i) Permitted Equivalent Indebtedness incurred after the Effective Date in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental ~~Cap~~Amount at such time, and (ii) Permitted Refinancing Indebtedness in respect thereof;

(v)       additional unsecured Indebtedness of any Loan Party~~; provided that~~  in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of other unsecured Indebtedness incurred ~~in reliance on~~pursuant to this clause (~~u~~v) ~~shall~~and then outstanding does not exceed the greater of (x) $50,000,000 ~~at any time outstanding~~and (y) 15% of Consolidated EBITDA for the most recent Test Period;

(w)       Indebtedness in respect of Supply Chain Financings in an aggregate ~~amount not to~~principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of other Indebtedness incurred pursuant to this clause (w) and then outstanding does not exceed the greater of (x) $150,000,000 ~~at any time outstanding~~and (y) 45% of Consolidated EBITDA for the most recent Test Period; and

(x)       Indebtedness in respect of (i) Bilateral Letters of Credit in an aggregate principal amount ~~not to~~ that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of other Indebtedness incurred pursuant to this clause (x) and then outstanding does not exceed the greater of (x) $100,000,000 and (y) 30% of Consolidated EBITDA for the most recent Test Period and (ii) Working Capital Facilities existing on the Effective Date.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (x) of this Section 6.01, the Company, in its sole discretion, may divide classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

For purposes of this subsection 6.01, any Person becoming a Subsidiary of Capri Holdings after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it

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becomes a Subsidiary, and any Indebtedness assumed by Capri Holdings or any of its Subsidiaries shall be deemed to have been incurred on the date of assumption.

SECTION 6.02. Liens. Capri Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)       Permitted Encumbrances;

(b)       Liens existing on the Effective Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000, set forth on Schedule 6.02;

(c)       any Lien on any property or asset of Capri Holdings or any Subsidiary securing Indebtedness permitted by Section 6.01(e) incurred to own, develop, lease, acquire, construct, repair, replace or improve such property or asset;

(d)       Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by Capri Holdings or any of its Subsidiaries with such Person in the ordinary course of Capri Holdings’ or such Subsidiary’s business) otherwise payable to Capri Holdings or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by Capri Holdings or such Subsidiary on an arm’s-length basis;

(e)       Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by Capri Holdings or any of its Subsidiaries in the ordinary course of business;

(f)       Liens securing Indebtedness described in clause (a) of the definition of Priority Indebtedness that is permitted under Section 6.01(g);

(g)       (i) Liens securing Indebtedness permitted under Section 6.01(c) and (ii) Liens securing Indebtedness permitted under Section 6.01(f) and other non-Indebtedness obligations acquired in connection with a Permitted Acquisition; provided that, for purposes of this clause (ii), (x) such Lien is not created in contemplation of or in connection with the applicable Permitted Acquisition, (y) such Lien shall not apply to any property or assets of the Company or any Subsidiary other than the Subsidiary, property or assets being acquired pursuant to such Permitted Acquisition and (z) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition;

(h)       Liens of depositary banks, securities intermediaries and commodity intermediaries maintaining deposit accounts, securities accounts or commodity accounts of Capri Holdings or any Subsidiary arising as a matter of law or in the ordinary course of business encumbering such accounts, and deposits, funds or assets maintained in such accounts (including rights of setoff);

(i)       Liens attaching solely to cash earnest money or similar deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

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(j)       Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to consignments, provided that such Liens extend solely to the assets subject to such consignments;

(k)       Liens securing obligations under Swap Agreements permitted under Section 6.05 (regardless of whether such obligations are subject to hedge accounting);

(l)       Liens, if any, in respect of leases that have been, or should be, in accordance with GAAP as in effect on the date hereof, classified as Finance Leases;

(m)       Liens pursuant to supply or consignment contracts or otherwise for the receipt of goods or services, encumbering only the goods covered thereby, where the contracts are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings and for which reasonable reserves are being maintained;

(n)       Liens on accounts receivable subject to a Permitted Factoring Program, as well as supporting obligations and proceeds in respect thereof, and other ancillary property and rights related to such accounts receivable;

(o)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

(p)       Liens securing the Secured Obligations pursuant to the Collateral Documents (including in respect of additional Commitments and extensions of credit pursuant to Section 2.20 and any Replacement Term Facility and Replacement Revolving Facility under this Agreement and cash collateralization of Letters of Credit pursuant to Section 2.06(j));

(q)       Liens on assets of any Subsidiary of Capri Holdings which is not a Loan Party that secure Indebtedness or other obligations of a Subsidiary of Capri Holdings which is not a Loan Party; and

(r)       extensions, renewals, refinancings and replacements of the Liens described above, so long as (i) the Indebtedness or other obligations secured by any such Lien at the time of any such extension, renewal, refinancing or replacement is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of such Indebtedness or obligations and (B) an amount necessary to pay any unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related to such extension, renewal, refinancing or replacement and (ii) no additional property (other than accessions, improvements, and replacements in respect of such property or, if the Lien being extended, renewed, refinanced or replaced attaches to a class of asset, after-acquired assets of the same class) is subject to such Lien;

(s)       subject to an intercreditor agreement substantially in the form of Exhibit K-1 or K-2, or such other customary form reasonably acceptable to the Administrative ~~agent~~Agent and the Company, as applicable, Liens on the Collateral securing Indebtedness permitted by Section 6.01(u); and

(t)       other Liens with respect to property or assets of Capri Holdings or any of its Subsidiaries securing obligations in an aggregate principal amount ~~not to~~ outstanding that, immediately after giving effect to the incurrence of such obligations, together with the aggregate

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principal amount outstanding secured by Liens pursuant to this Section 6.02(t), do not exceed the greater of (x) $20,000,000 ~~at any time outstanding~~and (y) 6% of Consolidated EBITDA for the most recent Test Period.

SECTION 6.03. Fundamental Changes and Asset Sales. (a) Capri Holdings will not, and will not permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, consummate a Division as the Dividing Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(i)       any Subsidiary (other than a Borrower) may merge into or consolidate or amalgamate with Capri Holdings in a transaction in which Capri Holdings is the surviving entity (subject to providing such documents with respect to the surviving entity as may be reasonably required by the Administrative Agent);

(ii)       any Subsidiary may merge into or consolidate or amalgamate with (subject to providing such documents as may be reasonably required by the Administrative Agent) the Company in a transaction in which the Company is the surviving entity (subject to providing such documents with respect to the surviving entity as may be reasonably required by the Administrative Agent);

(iii)       any Subsidiary (other than the Company) may merge into or consolidate or amalgamate with any other Subsidiary (other than the Company) in a transaction in which the surviving entity is a Subsidiary (and if the surviving entity is a Loan Party, subject to providing such documents with respect to the surviving entity as may be reasonably required by the Administrative Agent); provided that (x) in the case of a merger, consolidation or amalgamation of a Subsidiary that is not a Foreign Subsidiary Borrower into or with a Foreign Subsidiary Borrower in which the surviving entity is not the Foreign Subsidiary Borrower, the surviving Subsidiary shall be an Eligible Foreign Subsidiary and shall execute and deliver to the Administrative Agent a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and shall satisfy the other conditions precedent set forth in Section 4.03), (y) in the case of a merger, consolidation or amalgamation of a Subsidiary that is not a Guarantor into or with a Guarantor, the surviving company shall be a Guarantor and (z) in the case of a merger, consolidation or amalgamation of a Subsidiary that is not a Grantor into or with a Grantor, the surviving company shall be a Grantor; and

(iv)       any Subsidiary (other than a Borrower) may liquidate or dissolve if Capri Holdings determines in good faith that such liquidation or dissolution is in the best interests of Capri Holdings and its Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that such liquidation or dissolution shall be deemed materially disadvantageous to the Lenders to the extent resulting in a release of Collateral or termination of security interest in the Collateral securing the Secured Obligations after giving effect to any additional Collateral Documents, or amendments to existing Collateral Documents, executed and delivered to the Administrative Agent and other actions taken thereunder in connection with such liquidation or dissolution);

(v)       Capri Holdings or any Subsidiary may effect any Investment permitted by Section 6.04 by means of a merger, consolidation or amalgamation of or with the Person that is the subject of such Investment with Capri Holdings or any of its Subsidiaries (provided that (i) in the case of a merger or amalgamation with any Loan Party, the Loan

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Party is the survivor and (ii) in the case of a merger or amalgamation with any Grantor, a Grantor is the survivor);

(vi)       Capri Holdings or any Subsidiary may effect the Transactions;

(vii)       any Subsidiary (other than a Borrower) may change its legal form and any Domestic Subsidiary may be a party to a merger the sole purpose of which is to reincorporate or reorganize in another jurisdiction in the United States if, in any such case, Capri Holdings reasonably determines in good faith that such action is in the best interests of Capri Holdings and its Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that a Subsidiary that is a Loan Party will remain a Loan Party and it being understood that such action shall be deemed materially disadvantageous to the Lenders to the extent resulting in a release of Collateral or termination of security interest in the Collateral securing the Secured Obligations after giving effect to any additional Collateral Documents, or amendments to existing Collateral Documents, executed and delivered to the Administrative Agent and other actions taken thereunder in connection with such liquidation or dissolution); and

(viii)       any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in Disposition permitted by this Section 6.03.

(b)       Capri Holdings will not, and will not permit any Subsidiary to, Dispose of any of its property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(i)       the sale, lease or transfer of property or assets from (A) a Loan Party to another Loan Party; provided that promptly after any such sale, lease or transfer, all actions reasonably required by the Administrative Agent shall be taken to ~~insure~~ensure the continued perfection of the Liens created by the Collateral Documents on any Collateral, (B) a Subsidiary that is not a Loan Party to Capri Holdings or any other Subsidiary or (C) a Loan Party to a Subsidiary that is not a Loan Party; provided, that for the purposes of this subclause (C), (1) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 6.04 or (2) to the extent constituting a Disposition, such Disposition is for fair value; provided, further, that this clause (i) shall not permit any assignment or transfer of any Intellectual Property Collateral or Equity Interests of an IP Subsidiary unless Capri Holdings shall cause the transferee Subsidiary to, on or prior to making such Disposition, enter into any Collateral Documents reasonably requested by the Administrative Agent in its reasonable discretion and substantially consistent with existing Collateral Documents in order to maintain a perfected first priority security interest in such Intellectual Property Collateral in favor of the Administrative Agent and for the benefit of the Secured Parties to secure the Secured Obligations (it being understood that licenses of Intellectual Property Collateral granted (x) for a specific term and for either (1) specific product categories or (2) a specific geographic area and (y) in the ordinary course of business or consistent with past practice or industry norms, are not assignments or transfers of Intellectual Property Collateral);

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(ii)       Dispositions of (A) surplus, obsolete, damaged or worn out property or property no longer used or useful in the business of such Person, whether now owned or hereafter acquired and (B) assets resulting from a casualty event;

(iii)       Dispositions of inventory in the ordinary course of business and liquidations of Permitted Investments;

(iv)       Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(v)       leases, licenses, subleases or sublicenses granted in the ordinary course of business or consistent with past practice or industry norm;

(vi)       (i) the lapse of Intellectual Property rights to the extent such Intellectual Property rights are not, in Capri Holdings’ reasonable business judgment, economically desirable in the conduct of the business of Capri Holdings and its Subsidiaries or (ii) the abandonment, cancellation or disposition of Intellectual Property rights in the ordinary course of business;

(vii)       the discount, write-off, forgiveness or Disposition of accounts receivable in the ordinary course of business or consistent with past practice or industry norm or in connection with collection, settlement or compromise thereof;

(viii)       Restricted Payments permitted by Section 6.07, Investments permitted by Section 6.04, Liens permitted by Section 6.02 and the consummation of a transaction permitted by Section 6.03(a);

(ix)       any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(x)       (i) the sale or other Disposition of any contracts or the early termination or modification of any contract, or (ii) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim, in each case, in Capri Holdings’ reasonable business judgment, desirable in the conduct of the business of Capri Holdings and its Subsidiaries;

(xi)       if required by applicable law, the sale of the Equity Interests of any Foreign Subsidiary to (A) foreign nationals to the extent required by applicable law or (B) in order to render eligible under applicable law the members of the governing body of such Foreign Subsidiary;

(xii)       the Disposition of any Swap Agreement, Convertible Debt Security or Permitted Call Spread Swap Agreement due to any termination, settlement, extinguishment or unwinding thereof;

(xiii)       any issuance of Equity Interests of a Subsidiary to a Loan Party or another Subsidiary;

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(xiv)       Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xv)       Dispositions of property or assets (i) acquired after the Effective Date which property or assets are not used or useful to the core or principal business of the Capri Holdings and its Subsidiaries in the good faith determination of Capri Holdings or (ii) that are made in connection with the approval of any applicable antitrust authority or as otherwise necessary or advisable in the good faith determination of Capri Holdings to consummate any Permitted Acquisition, Investment or other transaction; provided that no Intellectual Property Collateral or Equity Interests of an IP Subsidiary shall be Disposed of pursuant to this clause (xv);

(xvi)       Dispositions in connection with any Supply Chain Financing permitted hereunder;

(xvii)       Dispositions of accounts receivable and related assets owing to Capri Holdings or any Subsidiary from a customer thereof or tax receivables owing to a Foreign Subsidiary from an applicable taxing authority and which are sold, by Capri Holdings or such Subsidiary as “true sales” to a third-party financial institution purchaser (but excluding, for the avoidance of doubt, a sale of all or substantially all of the accounts receivable of Capri Holdings or any of its Subsidiaries generally and also excluding any sale pursuant to an accounts receivable securitization or similar facility); ~~and~~

(xviii)       Dispositions of property to Persons other than Subsidiaries (including the sale or issuance of Equity Interests of a Subsidiary, but excluding Dispositions (in one or in a series of transactions) of all or substantially all of the assets of Capri Holdings and its Subsidiaries taken as a whole) not otherwise permitted under this Section 6.03(b); provided that (A) no Event of Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would have resulted from such Disposition), (B) Capri Holdings or a Subsidiary shall receive not less than the fair market value of the applicable property at the time of such Disposition or at the time a binding commitment for such Disposition was executed, (C) with respect to any Disposition (or series of related Dispositions) pursuant to this clause (xviii) for a purchase price in excess of the greater of (x) $10,000,000 and (y) 3% of Consolidated EBITDA for the most recent Test Period, Capri Holdings or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments and (D) Capri Holdings or such Subsidiary shall comply with ~~the~~any mandatory prepayment requirements ~~of Section 2.11(b)(vi);~~ in respect of any outstanding Term Loans from the proceeds of such Disposition; provided, however, that for the purposes of this clause (C), (1) any liabilities (as shown on the most recent balance sheet of Capri Holdings provided hereunder or in the footnotes thereto) of Capri Holdings or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations under the Loan Documents, that are assumed by the transferee with respect to the applicable Disposition and for which Capri Holdings and its Subsidiaries shall have been validly released in writing, shall be deemed to be cash, (2) any securities received by Capri Holdings or such Subsidiary from such transferee that are converted by Capri Holdings or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (3) any Designated Non-Cash Consideration received by Capri Holdings or such

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Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (xviii) that is at that time outstanding, not in excess of the greater of (x) $75,000,000 and (y) 22.5% of Consolidated EBITDA for the most recent Test Period, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash~~.~~ ; and

(xix)       Dispositions in an aggregate amount in any fiscal year not to exceed at the time of the consummation of the applicable Disposition the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDA for the most recent Test Period; provided that any unused portion for any fiscal year as of the end of such fiscal year may be carried forward to the next succeeding fiscal year.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Capri Holdings will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger, amalgamation or consolidation with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger, amalgamation, consolidation or Division) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(a)       Permitted Investments and Investments that were Permitted Investments when made;

(b)       Investments by Capri Holdings or a Subsidiary in the capital stock of its Subsidiaries;

(c)       loans or advances made by Capri Holdings to, and Guarantees by Capri Holdings of obligations of, any Subsidiary, and loans or advances made by any Subsidiary to, and Guarantees by any Subsidiary of obligations of, Capri Holdings or any other Subsidiary, provided that any resulting Indebtedness is permitted pursuant to Section 6.01;

(d)       (i) Guarantees constituting Indebtedness permitted pursuant to Section 6.01 and (ii) Guarantees of obligations not constituting Indebtedness made in the ordinary course of business, provided that the Guarantees permitted under this clause (ii) could not in the aggregate reasonably be expected to have a Material Adverse Effect;

(e)       advances or loans made in the ordinary course of business to officers, directors, employees and agents of Capri Holdings or any of its Subsidiaries;

(f)       Investments existing on, or contractually committed as of, the Effective Date (provided, that any such Investment that is in excess of $5,000,000 shall be described in Schedule 6.04 hereto) and any renewals, amendments and replacements thereof that do not increase the amount thereof (other than in respect of capitalized interest and reasonable expenses);

(g)       Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers, customers and other third parties or in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other

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third parties arising in the ordinary course of business or in connection with the bona fide settlement of any defaulted Indebtedness or other liability owed to Capri Holdings or any Subsidiary;

(h)       Permitted Acquisitions and Investments of a Person or business acquired in such Permitted Acquisition so long as such Investment was not made in contemplation of such Acquisition; provided that if, as a result of a Permitted Acquisition, (i) a new Subsidiary shall be created and such Subsidiary is a Material Subsidiary or (ii) any then existing Subsidiary shall become a Material Subsidiary, in each case such Subsidiary shall thereafter become a Guarantor and, if applicable, a Grantor, in accordance with Section 5.09;

(i)       Swap Agreements permitted by Section 6.05;

(j)       Investments in joint ventures in an ~~amount~~ aggregate amount at any time outstanding (valued at the time of the making of any such Investment), taken together with all other Investments made pursuant to this clause (j), not to exceed the greater of (x) $100,000,000 ~~in the aggregate~~and (y) 30% of Consolidated EBITDA for the most recent Test Period;

(k)       indemnities made and security deposits and surety bonds issued in the ordinary course of business;

(l)       indemnities made in the Loan Documents;

(m)       accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(n)       promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 6.03;

(o)       Investments held by a Subsidiary acquired after the Effective Date or of a Person merged into a Loan Party or any Subsidiary of a Loan Party, in either case, in a transaction permitted by Section 6.03 after the Effective Date to the extent such Investments were not made in contemplation of or in connection with such merger, amalgamation or consolidation and were in existence on the date of such merger, amalgamation or consolidation;

(p)       loans and advances to any direct or indirect parent of Capri Holdings in lieu of, and not in excess of the amount (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 6.07(d), (e) or (f);

(q)       Investments for which no consideration is provided by any Loan Party or any Subsidiary;

(r)       Investments to the extent that payment for such Investments is made solely in exchange for Equity Interests of Capri Holdings;

(s)       other Investments in any Person or Persons made after the date hereof, in an aggregate ~~outstanding amount~~ amount at any time outstanding (valued at the time of the making of any such Investment), taken together with all other Investments made pursuant to this clause (s), not to exceed the greater of (x) $500,000,000 and (y) 150% of Consolidated EBITDA for the most recent Test Period;

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(t)       Investments so long as before and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing or would occur and (ii) on a Pro Forma Basis the Net Leverage Ratio as at the last day of the most recently ended fiscal quarter of Capri Holdings for which financial statements are available does not exceed 4.00 to 1.00; and

(u)       the Transactions.

Any Investment in any Person other than a Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

For purposes of compliance with this Section 6.04, the amount of any Investment shall be the amount initially invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. For purposes of determining compliance with this Section 6.04, (x) in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of Investment described in clauses (a) through (u) of this Section 6.04, the Company, upon written notice to the Administrative Agent, may divide, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses and (y) if such Investment could have been made as of any time in reliance on Section 6.04(t) based on the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b), such Investment shall, upon written notice to the Administrative Agent, be reclassified (with retroactive effect) as having been incurred under Section 6.04(t).

Notwithstanding the foregoing or anything else to the contrary in this Agreement, Capri Holdings or any of its Subsidiaries may not make any Investment in or Disposition to any other Person constituting, directly or indirectly, a transfer or assignment of ownership, or an exclusive license or exclusive sublicense (other than an exclusive license or exclusive sublicense granted (i) for a specific term for either (x) specific product categories or (y) a specific geographic area and (ii) in the ordinary course of business or consistent with past practice or industry norms; and for the avoidance of doubt, a non-exclusive license shall not constitute a transfer or assignment of ownership), of Intellectual Property Collateral unless such Investment or Disposition is (i) pursuant to a Disposition that is permitted by Section 6.03(b)(xviii) or (ii) (x) in another IP Subsidiary or (y) in another Subsidiary which, in each case of this clause (ii), Capri Holdings shall cause, on or prior to making such Investment or Disposition, to enter into any Collateral Documents reasonably requested by the Administrative Agent in its reasonable discretion in order to maintain a perfected first priority security interest in such Intellectual Property Collateral in favor of the Administrative Agent and for the benefit of the Secured Parties to secure the Secured Obligations to the extent required by the Collateral Documents in effect immediately prior to such Investment or Disposition.

SECTION 6.05. Swap Agreements. Capri Holdings will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements that are not for speculative purposes and (b) Capri Holdings may enter into, and perform its obligations under, Permitted Call Spread Swap Agreements.

SECTION 6.06. Transactions with Affiliates. Capri Holdings will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any property or assets to, or purchase, lease, license or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on financial terms and conditions (in the

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aggregate, taking into account all of Capri Holdings’ and its Subsidiaries’ transactions with, and the benefits to Capri Holdings and its Subsidiaries derived from Capri Holdings’ and its Subsidiaries’ Investment in, such Affiliate) not less favorable to Capri Holdings or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Capri Holdings and its Subsidiaries (or any Person that becomes a Subsidiary as a result of such transaction) not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06; (d) any Investment permitted by Section 6.04; (e) fees and compensation paid (including through the issuance of Equity Interests in Capri Holdings or any direct or indirect parent thereof) and benefits provided to, and customary indemnity and reimbursement provided on behalf of, officers, directors, employees, agents or consultants of Capri Holdings or any of its Subsidiaries; (f) employment and severance arrangements entered into by Capri Holdings or any of its Subsidiaries in the ordinary course of business and transactions pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan; provided that any payments made under such agreements or plans are made in compliance with this Agreement; and (g) any agreement, instrument or arrangement as in effect on the Effective Date and set forth on Schedule 6.06, and any amendment, supplement or other modification thereto, so long as any such amendment, supplement or modification is not adverse to the Lenders in any material respect as compared to the terms of the applicable agreement, instrument or arrangement as in effect on the Effective Date.

SECTION 6.07. Restricted Payments. Capri Holdings will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Capri Holdings may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) Capri Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries (including, without limitation, redemptions or repurchases of Equity Interests (i) deemed to occur upon exercise of options or warrants or similar rights by the delivery of Equity Interests in satisfaction of the exercise price such options or warrants or similar rights or (ii) in consideration of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing)), (d) Capri Holdings and its Subsidiaries may make any Restricted Payment so long as prior to making such Restricted Payment and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing or would occur and (ii) on a Pro Forma Basis the Net Leverage Ratio as at the last day of the most recently ended fiscal quarter of Capri Holdings for which financial statements are available does not exceed 4.00 to 1.00, and (e) Capri Holdings and its Subsidiaries may make other Restricted Payments so long as prior to making such Restricted Payment and after giving effect thereto no Event of Default has occurred and is continuing or would occur; provided that at the time any Restricted Payment is made pursuant to this clause (e), the aggregate amount of all Restricted Payments made pursuant to this clause (e) ~~shall not exceed $25,000,000~~ during any fiscal year of Capri Holdings shall not exceed the greater of (x) $25,000,000 and (y) 7.5% of Consolidated EBITDA for the most recent Test Period.

For purposes of determining compliance with this Section 6.07, (x) in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payment described in clauses (a) through (e) of this Section 6.07, the Company, upon written notice to the Administrative Agent, may divide, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses and (y) if such Restricted Payment could have been made as of any time in reliance on Section 6.07(d) based on the most recent financial statements delivered pursuant to

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Section 5.01(a) or 5.01(b), such Restricted Payment shall, upon written notice to the Administrative Agent, be reclassified (with retroactive effect) as having been incurred under Section 6.07(d).

SECTION 6.08. Financial Covenants. The Loan Parties will not permit the Net Leverage Ratio, determined as of the end of each fiscal quarter of Capri Holdings and its consolidated Subsidiaries ending on and after the Effective Date, to be greater than 4.00 to 1.00; provided that, if Capri Holdings elects by written notice to the Administrative Agent to have a Transition Period apply in respect of a Material Acquisition (a “Transition Period Election”), the Loan Parties shall not permit the Net Leverage Ratio, determined as of the end of each fiscal quarter of Capri Holdings and its consolidated Subsidiaries ending during such Transition Period to be greater than 4.50 to 1.00; provided further that (i) only two Transition Period Elections may be made over the life of this Agreement pursuant to this Section 6.08 and (ii) there shall be at least two full consecutive fiscal quarters ended after the end of the first Transition Period in respect of a Material Acquisition prior to the commencement of a second Transition Period in respect of another Material Acquisition.

SECTION 6.09. Outbound Investment Rules. Capri Holdings will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is deﬁned in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is deﬁned in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is deﬁned in the Outbound Investment Rules, if Capri Holdings were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)       any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)       any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”);

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(d)       any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to Capri Holdings’ or any Borrower’s existence), 5.08 or 5.09 or in Article VI;

(e)       any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)       Capri Holdings or any Subsidiary shall fail to make any payment of principal or interest, regardless of amount, in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created (after giving effect to any extensions, waivers, amendments or other modifications of such instrument or agreement that are in effect), and, prior to any termination of Commitments or the acceleration of payment of Loans pursuant to this Article VII, such failure is not cured or waived in writing by the requisite holders of such Material Indebtedness;

(g)       any event or condition occurs (after giving effect to any applicable grace periods and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of an acceleration or similar notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due (after giving effect to any applicable grace period and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement), (y) any Convertible Debt Security to the extent such event or condition occurs as a result of (A) the satisfaction of a conversion contingency, (B) the exercise by a holder of Convertible Debt Security of a conversion right resulting from the satisfaction of a conversion contingency or (C) a required repurchase under such Convertible Debt Security or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement, administration~~.~~, examinership or other relief in respect of Capri Holdings or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, examiner monitor, liquidator or similar official for Capri Holdings, or any such Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)       (1) any Loan Party or any Material Subsidiary (other than those described in the proviso to the definition thereof) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, arrangement, administration or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii)

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consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, monitor, liquidator or similar official for such Loan Party or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)       any Loan Party or any Material Subsidiary (other than those described in the proviso to the definition thereof) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due~~; provided that, in relation to any Loan Party or Material Subsidiary incorporated under the laws of Italy, this clause shall be construed as including, without limitation, the case under which such Loan Party or Material Subsidiary is “in stato di insolvenza” pursuant to the Italian Insolvency Law and/or the Italian Crisis and Insolvency Code, as amended from time to time.~~.

(k)       one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $50,000,000 shall be rendered against Capri Holdings, any Subsidiary or any combination thereof and (i) the same shall remain undischarged for a period of 60 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Capri Holdings or any Subsidiary to enforce any such judgment;

(l)       an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)       a Change in Control shall occur;

(n)       any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Capri Holdings or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(o)       a BVI Insolvency Event shall occur;

(p)       a Swiss Insolvency Event shall occur;

(q)       a UK Insolvency Event shall occur in respect of any UK Relevant Entity, or

(r)       any security interest purported to be created by any Collateral Document and to extend to assets that constitute a material portion of the Collateral shall cease to be (other than in accordance with the terms of the Loan Documents) a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the assets covered thereby.

then, subject to the following paragraph, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to

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the Company, take either or all of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

With respect to any proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrowers, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations, Swap Obligations and Bilateral Letters of Credit (in the case of Bilateral Letters of Credit, in an aggregate principal amount not to exceed $ 100,000,000) ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, sixth, to the payment of amounts owing with respect to Supply Chain Finance Obligations ratably, seventh to the payment of any other Obligation (except Working Capital Facilities Obligations) due to the Administrative Agent or any Lender by the Borrowers, and eighth, to the Borrowers or to whomever shall be legally entitled thereto. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent (for the purposes of Italian law, mandatario con rappresentanza) and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Banks), and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency

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doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Without prejudice to the paragraph above, for the purposes of Italian law, each Lender, each Swingline Lender, each Issuing Bank and each Secured Party hereby irrevocably appoints the entity named as Administrative Agent and its successors and assigns as its "mandatario con rappresentanza" pursuant to articles 1703, 1704 and followings of the Italian Civil Code, to act as its agent to serve as the administrative agent and collateral agent under the Loan Documents (expressly authorized to sub-delegate the powers and authority granted to it as agent) and each Lender, the ~~Swing Line~~Swingline Lender, each Issuing Lender and each Secured Party authorizes the Administrative Agent to sign the Loan Documents in their name and behalf and take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender, each ~~Swing Line~~Swingline Lender, each Issuing Lender and each Secured Party hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents (including those governed by Italian law) to which the Administrative Agent is a party (including, for the avoidance of any doubt, the power to release and discharge as well as amend, supplement and/or extend any Lien created under the Collateral Documents (including those governed by Italian law), and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents also in case of occurrence of the events described in, articles 1394 and 1395 of the Italian Civil Code.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Capri Holdings or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Capri Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence, bad faith or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Capri Holdings, the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items

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expressly required to be delivered to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. In either case, such appointment shall be reasonably satisfactory to Capri Holdings (except while an Event of Default has occurred and is continuing, in which case such appointment shall be made in the sole discretion of the Required Lenders or the retiring Administrative Agent, as applicable). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, requiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, nonpublic information within the meaning of the United States securities laws concerning Capri Holdings and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon

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this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether to or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent, Co-Documentation Agent, or Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent, Co-Documentation Agent, or Lead Arrangers, as applicable as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In its capacity, the Administrative Agent is a “representative” (for the purposes of Italian law, “mandatario con rappresentanza”) of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party (including, for the avoidance of doubt, any intercreditor agreement expressly contemplated by this Agreement) and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in this Agreement; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Required Lenders, or such other group of Lenders required hereunder to approve such release, will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by Capri Holdings to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by the Borrowers or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of

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documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

The Lenders and the other Secured Parties hereby irrevocably authorize the Administrative Agent to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to another Lien on such assets (x) permitted by Section 6.02 to the extent such subordination is expressly permitted by Section 6.02 or required by applicable law, (y) if such assets would be Excluded Assets pursuant to clause (a)(iii) or (e) of the definition of “Excluded Assets” without the consent of another Person (other than any Loan Party or any Subsidiary), and such Person requires such subordination of the Administrative Agent’s Lien on such assets as a condition to providing its consent to the provision of such Lien to the Administrative Agent, or (z) securing borrowed money pursuant to a contractual subordination that is effected by a waiver, amendment or modification that is permitted in accordance with clause (iv) of Section ~~9.21~~9.20; provided that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the subordination of such Liens without recourse or warranty, (ii) if requested by the Administrative Agent, the Administrative Agent shall have received a certificate of a Financial Officer or other executive officer of Capri Holdings containing such certifications as the Administrative Agent shall reasonably request and (iii) upon request by the Administrative Agent at any time, the Required Lenders, or such other group of Lenders required hereunder to approve such subordination, will confirm in writing the Administrative Agent’s authority to enter into any applicable subordination agreement pursuant hereto.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iii) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the

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ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lenders entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of ~~Part~~Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (~~g~~f) of ~~Part~~Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of ~~Part~~Section I of PTE 84-14 are satisfied with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and

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performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8 shall be conclusive, absent manifest error.

Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

Capri Holdings and each other Loan Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender and Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent of any such Payment is, and solely with respect to the amount of such erroneous Payment is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such Payment.

Each party’s obligations under this Section 8 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or

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an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or telecopy, as follows:

(i)       if to Capri Holdings or any other Borrower, to it at (A) c/o Michael Kors (USA), Inc., 11 West 42nd Street, New York, New York 10036, Attention of Krista A. McDonough, Senior Vice President and General Counsel (Telecopy No. 646-354-4901; Email: krista.mcdonough@capriholdings.com) and (B) One Meadowlands Plaza, 12th Floor, East Rutherford, NJ 07073, Attention of Thomas D. Edwards, Jr., Executive Vice President (Telecopy No. 201-453-5553; Email: tom.edwards@capriholdings.com);

(ii)       if to the Administrative Agent or Swingline Lender (for Swingline Loans denominated in Dollars), to JPMorgan Chase Bank, N.A., at the address separately provided to the Borrower;

(iii)       if to Issuing Bank

JPMorgan Chase Bank, N.A.,

131 S Dearborn St, Floor 04,

Chicago, IL, 60603-5506

Attention: LC Agency Team

Tel: 800-364-1969; Fax: 856-294-5267

Email: chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.,

131 S Dearborn St, Floor 04,

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com;

(iv)       if to the Collateral Agent

JPMorgan Chase Bank, N.A.,

131 S Dearborn St, Floor 04,

Chicago, IL, 60603-5506

Attention: LC Agency Team

Email: Michelle.Reese@jpmorgan.com

(v)       if to Foreign Currency Swingline Lender:

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JP Morgan SE,

Attention: 25 Bank Street, Canary Wharf, London E14 5JP,

Fax number 44 207 777 2360

E-Fax 2016395145@tls.ldsprod.com

emea.london.agency@jpmorgan.com

european.loan.operations@jpmorgan.com; and

(vi)       if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)       Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Loan Parties may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)       Electronic Systems.

(i)       The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (an “Electronic System”).

(ii)       Although the Electronic System and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the

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Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Borrower that are added to the Electronic System, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of Communications through the Electronic Systems and understands and assumes the risks of such distribution.

(iii)       Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

(iv)       Each of the Lenders, each of the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on an Electronic System in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(v)       Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be

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construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)       Subject to clauses (c) and (e) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, provided that (x) any amendment of the definition of “Public Debt Rating” (or any defined term embedded therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any LC Disbursement or to reduce any fee payable hereunder and (y) only the consent of the applicable Majority Facility Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate set forth in Section 2.13(d) if the Revolving Facility or the Term Loan Facility, as the case may be, is adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or, with respect to changes affecting only one Facility, each Lender under the affected Facility) (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vi) release Capri Holdings, the Company, or all or substantially all of the other Guarantors from their obligations under the Guaranty without the written consent of each Lender, or (vii) change any other provision of the Loan Documents in a manner that by its terms affects the rights in respect of payments in respect of Loans of any Class more adversely than Loans of any other Class without the Majority Facility Lenders with respect to such adversely affected Class; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.23 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)       Notwithstanding the foregoing, (i) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement

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and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders; (ii) [reserved]; (iii) this Agreement and any other Loan Document may be amended (or amended and restated) by the Company and the Administrative Agent to effect the provisions of Section 2.20 or 2.27 in connection with an Incremental Term Loan Amendment and/or Refinancing Amendment or the provisions of Section 2.26; and (iv) the Administrative Agent is hereby authorized to execute and deliver intercreditor agreements expressly contemplated by this Agreement and any guarantees, collateral or security documents and other related documents executed by the Loan Parties in connection with or as contemplated by this Agreement in a form reasonably determined by the Administrative Agent.

(d)       If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.13(g), 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)       Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

(f)       Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, restate, modify or supplement this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent (i) following approval of any Foreign Subsidiary as an Eligible Foreign Subsidiary by the Administrative Agent and the Lenders, to effect the provisions of Section 2.22 and the designation of such Foreign Subsidiary as a Foreign Subsidiary Borrower (including with respect to borrowing mechanics and to otherwise reflect the existence of a Loan Party organized under the laws of such Foreign Subsidiary’s jurisdiction of organization), (ii) concurrently with or following the addition of a Foreign Subsidiary as a Guarantor or Grantor pursuant to this Agreement, to reflect the existence of a Loan Party organized under the laws of such Foreign Subsidiary’s jurisdiction of organization or (iii) to comply with local law or advice of local counsel.

SECTION 9.03. Expenses; Indemnity; Limitation of Liability; Damage Waiver. (a) The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the

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Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and one local counsel in each applicable jurisdiction for all such parties and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and other counsel retained with the Company’s consent (such consent not to be unreasonably withheld or delayed), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel and of any special and local counsel for all such parties and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and other counsel retained with the Company’s consent (such consent not to be unreasonably withheld or delayed), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)       The Loan Parties shall severally indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of counsel, shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction for the Administrative Agent, (y) one additional counsel, and one additional counsel in each applicable jurisdiction, for all Indemnitees other than the Administrative Agent and (z) additional counsel for affected Indemnitees in light of actual or reasonably perceived conflicts of interest), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Capri Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Capri Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Capri Holdings or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Controlled Affiliates or any of its or their officers, directors, employees, advisors or agents, (y) a material breach of its express obligations under the Loan Documents by such Indemnitee or any of its Controlled Affiliates pursuant to a claim made by a Loan Party or (z) any dispute between and among Indemnitees that does not involve an act or omission by any Loan Party or any Subsidiary of a Loan Party, except that the Administrative Agent, the Lead Arrangers, the Swingline Lender and the Issuing Banks, to the extent acting in its capacity as such, shall remain indemnified in respect of such disputes to the

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extent otherwise entitled to be so indemnified hereunder. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)       Each Lender severally agrees to pay any amount required to be paid by the Loan Parties under paragraphs (a), (b) or (d) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Aggregate Exposure Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)       To the extent permitted by applicable law (i) neither any Borrower nor any other Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve any Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. The Loan Parties shall not, without the prior written consent of each applicable Indemnitee (which consent, except with respect to a settlement including a statement of the type referred to in clause (b) below, shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any

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Indemnitee and (c) includes customary confidentiality and non-disparagement agreements. The Loan Parties shall not be liable for any settlement of any proceeding effected without Capri Holdings’ written consent (which consent shall not be unreasonably withheld or delayed), but if settled with Capri Holdings’ written consent or if there is a final non-appealable judgment by a court of competent jurisdiction against an Indemnitee in any such proceeding, the Loan Parties agree to indemnify and hold harmless each Indemnitee in the manner set forth above.

(e)       All amounts due under this Section shall be payable not later than fifteen (15) days after receipt by the Company of a written invoice relating thereto setting forth (subject to attorney-client and other confidentiality concerns of the applicable Indemnitee) such expenses in reasonable detail.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than in accordance with Section 6.03(a)(iii), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)       the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under paragraphs (a), (b), (h) or (i) under Article VII has occurred and is continuing, any other assignee;

(B)       the Administrative Agent;

(C)       in case of an assignment under the Revolving Facility, each Issuing Bank; and

(D)       in case of an assignment under the Revolving Facility, the Swingline Lender.

(ii)       Assignments shall be subject to the following additional conditions:

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(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (a) $5,000,000 with respect to the Revolving Facility and (b) $1,000,000 with respect to the Term Loan Facilities, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption and (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion), such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Capri Holdings and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws;

(E)       any assignment or transfer to or assumption by any Person of all or a portion of a Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or Loans) with respect to a Dutch Borrower shall only be permitted if such Person is a Dutch Non-Public Lender; and

(F)       the prior written consent of each Swiss Borrower, if the assignee is not a Swiss Qualifying Bank; provided that no consent of any Swiss Borrower shall be required if an Event of Default under clauses (a), (b), (h) or (i) of Article VII has occurred and is continuing.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary

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course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) Capri Holdings, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and be subject to the obligations of Sections 2.13(g), 2.15, 2.16, 2.17 and 9.03 with respect to circumstances occurring prior to the assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)       The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c)       Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) each Participant shall be a Swiss Qualifying Bank or, if not, written notice thereof has been provided to each Swiss Borrower and the prior written consent of each Swiss Borrower has been obtained; provided that no consent of any Swiss Borrower shall be required if an Event of Default under clauses (a), (b), (h) or (i) of Article VII has occurred and is continuing~~)~~. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13(g), 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13(g), 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Sections 2.18 and 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and except to the extent reasonably requested by any Borrower in order to determine whether any withholding may have to be made from payments for or on account of UK tax. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)       Upon request of the Administrative Agent, the Loan Parties shall promptly carry out and take all the steps and actions ~~(and shall procure that any Loan Party incorporated in Italy will promptly carry out and take all the steps and actions)~~ which are required, necessary or appropriate, in the opinion of the Administrative Agent, to have any transfer and/or assignment by any Lender pursuant to this Section 9.04 perfected and effective with respect to any Loan Party incorporated under Italian law (including the execution of any document, notice and/or acknowledgement letter bearing certified date (data certa) for the purposes of Italian law).

(f)       For the purposes of Italian law, the assignment and/or transfer of the rights of the Lenders under the Loan Documents shall constitute a cessione del credito or a cessione del contratto totale o parziale, as the case may be, and it shall neither constitute a novation nor have an effetto novativo on the obligations under the Loan Documents.

(g)       For the purposes of Article 1407 of the Italian Civil Code, any Loan Party incorporated under Italian law irrevocably give their consent to any assignment, assumption and release of rights or obligations or transfer of contract (cessione di diritti, cessione del credito or cessione totale o parziale del contratto) made by any assigning Lender and irrevocably agrees that, upon any such transfer or assignment being effective and within the limit provided thereunder, the assigning Lender shall be released from its obligations being the subject of such transfer or assignment, also for the purposes of Articles 1273 and 1408 of the Italian Civil Code.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (other than contingent obligations for indemnification) or any Letter of Credit is outstanding (that has not been cash collateralized in accordance with Section 2.06(j)) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13(g), 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a)       This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any

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separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions or increases of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)       Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative

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Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and Issuing Bank shall use reasonable efforts to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(b)       Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)       Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any

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statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Capri Holdings and each other Loan Party which is a Foreign Subsidiary (each, a “Foreign Kors Person”) irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by any other Foreign Kors Person). Said designation and appointment shall be irrevocable by each such Foreign Kors Person until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Kors Person hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Kors Person shall have been terminated as a Borrower hereunder pursuant to Section 2.22 or as a Guarantor pursuant to Section 9.14. Each Foreign Kors Person hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Kors Person at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Kors Person shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Kors Person irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Kors Person in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Kors Person. To the extent any Foreign Kors Person has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Kors Person hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)       Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, including the Federal Reserve Bank, any central banking authority and any self-regulatory authority, such as the National Association of Insurance Commissioners (provided that, except with respect to any audit or examination by bank accountants or by any governmental bank regulatory authority exercising examination or regulatory authority, each of the Administrative Agent, the Issuing Banks and the Lenders shall, to the extent practicable and not prohibited by applicable law, use reasonable efforts to promptly notify the Company of such disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to execution of a confidentiality and front running letter as agreed between the Administrative Agent and the Borrowers, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations under this Agreement, (g) with the consent of Capri Holdings or the Company, (h) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein, (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (3) any credit insurance provider in connection with credit insurance as to any Borrower and its obligations hereunder or (4) market data collectors for league table credit (limited to the existence of this Agreement, publicly available information about this Agreement and customary information required for league table credit purposes) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from or on behalf of Capri Holdings or any Subsidiary relating to Capri Holdings, the Company, or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Capri Holdings or such Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending

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industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this paragraph shall prohibit any individual from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. USA PATRIOT Act; Anti-Money Laundering Laws.

(a)       Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

(b)       Each Canadian Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding such Canadian Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Canadian Borrower, and the transactions contemplated hereby. Each Canadian Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

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If the Administrative Agent has ascertained the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)       shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)       shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Borrower or any such authorized signatory in doing so.

SECTION 9.14. Releases of Liens and Guarantees.

(a)       A Guarantor shall automatically be released from its obligations under the Guaranty and this Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)       Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary that is a Guarantor (other than the Company) from its obligations under the Guaranty and this Agreement if such Guarantor is no longer a Material Subsidiary.

(c)       Upon the occurrence of the Termination Date, the Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder and under this Agreement shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(d)       The Lenders and the other Secured Parties hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.14(f) below; (ii) upon the Disposition of such Collateral by any Loan Party to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of

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the Lenders whose consent may be required in accordance with Section 9.02), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with Section 9.14(a) or (b) (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) to the extent the applicable property is or shall become Excluded Assets (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), ~~and~~ (vii) in full upon the occurrence of a Collateral Termination Date as set forth in Section 5.09(d) and (viii) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Loan Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents

(e)       The Lenders and the other Secured Parties hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.14 and to return to Capri Holdings or the applicable Loan Party all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. In connection with any release hereunder, the Administrative Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense in connection with the release of any Liens created by any Loan Document in respect of such person, property or asset; provided, that the Administrative Agent shall have received a certificate of a Financial Officer or other executive officer of Capri Holdings containing such certifications as the Administrative Agent shall reasonably request and any such release shall be without recourse to or warranty by the Administrative Agent.

(f)       Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Administrative Agent by the Loan Parties on any Collateral and all obligations of Capri Holdings and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of Capri Holdings and/or the Administrative Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release of its security interest in all Collateral (including returning to Capri Holdings or the applicable Loan Party all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Swap Agreement, any Banking Services Agreement, any Supply Chain Financing, any Bilateral Letter of Credit or any Working Capital Facility and (ii) any contingent indemnification obligations or expense reimbursement claims not then due and payable; provided, that the Administrative Agent shall have received a certificate of a Financial Officer or other executive officer of Capri Holdings containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed

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thereby shall be rescinded, avoided, or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. The Loan Parties agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (and its representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.14(f).

(g)       Any Obligations under any Swap Agreement, any Banking Services Agreement, Supply Chain Financing, Bilateral Letter of Credit or Working Capital Facility shall be guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the other Obligations are so guaranteed. No Person shall have any voting rights under any Loan Document solely as a result of the existence of Obligations owed to it under any such Swap Agreement, any Banking Services Agreement, Supply Chain Financing, Bilateral Letter of Credit or Working Capital Facility. For the avoidance of doubt, no release of Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of Obligations under any Swap Agreement, any Banking Services Agreement, Supply Chain Financing, Bilateral Letter of Credit or Working Capital Facility.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby agrees not to assert any claim that it may have against each of the Lenders and their Affiliates with

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respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17. Attorney Representation. If a Loan Party incorporated under the laws of the Netherlands is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be

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effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

~~SECTION 9.20. Italian Transparency Rules.~~

~~With regard to any Loan Party incorporated in Italy, it is understood that, for the purposes of the Italian Transparency Rules, each Party hereby acknowledges and confirms that:~~

~~(a)       it has appointed and has been assisted by its respective legal counsel in connection with the negotiation, preparation and execution of this Agreement and each Loan Document; and~~

~~(b)       this Agreement and each Loan Document, and all of its relevant terms and conditions, including the recitals and the schedules thereto, have been specifically negotiated (oggetto di trattativa individuale) between the parties thereto.~~

SECTION 9.219.20. Special Amendment Provisions.

Notwithstanding anything to the contrary contained herein, no agreement shall (i) except as provided in clause Section 9.14 or in any Collateral Document as in effect as of the date hereof, release all or substantially all of the Collateral without the written consent of each affected Lender, (ii) change the order of the application of any proceeds of Collateral, or the pro rata application of such proceeds within each step of such order, in each case, as set forth in the last paragraph of Article VII, without the written consent of each Lender directly and adversely affected thereby (other than a Defaulting Lender), (iii) extend the scheduled date of any amortization payment made in respect of any Term Loan, without the written consent of each Lender directly affected thereby, (iv) effect any waiver, amendment or modification that by its terms contractually subordinates (x) the Liens on all or substantially all of the Collateral securing any of the Secured Obligations to the Liens securing any other Indebtedness for borrowed money or (y) any Obligations in contractual right of payment to any other Indebtedness for borrowed money (any such other Indebtedness, to which such Liens securing any of the Obligations or such other obligations, as applicable, are subordinated, “Senior Indebtedness”), in either case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction, such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than ten Business Days; provided that the following shall not be restricted by

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subclauses (x) and (y): (a) any subordination expressly permitted by the Loan Documents in effect as of the date hereof and (b) any “debtor-in-possession” facility or a use of cash collateral after a bankruptcy event of default, (v) change the definition of “Required Term Loan Lenders”~~, “Required Initial USD Term Loan Lenders” or “Required Initial Euro Term Loan Lenders”~~  without the written consent of each Lender under the applicable Facility or Facilities, or (vi) change any provision of this Section without the written consent of each Lender directly and adversely affected thereby (other than a Defaulting Lender).

ARTICLE X

Collection Allocation Mechanism

SECTION 10.01. (a) On the CAM Exchange Date, (i) any Term Loan Commitments shall have been terminated as provided in Article VII and (ii) each Term Loan Lender shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of such Term Loan Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Term Loan Lender shall own an interest equal to such Term Loan Lender’s CAM Percentage in each Designated Obligation. Each Term Loan Lender, each Person acquiring a participation from any Term Loan Lender as contemplated by Section 9.04, and the Company and MK Switzerland hereby consent and agree to the CAM Exchange. The Company and MK Switzerland and each Term Loan Lender agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Term Loan Lenders after giving effect to the CAM Exchange, and each Term Loan Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company and/or MK Switzerland to execute or deliver or of any Term Loan Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b)        As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Term Loan Lenders pro rata in accordance with their respective CAM Percentages.

(c)        Nothing in this Article X shall prohibit the assignment by any Term Loan Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange.

[Signature Pages Follow]

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SCHEDULE 1.01

PRICING GRID

Pricing Grid for the Revolving Loans

Pricing Level	~~Public Debt Ratings S&P / Moody’s / Fitch~~	Net Leverage Ratio	~~Spread for Term Benchmark Loans for Revolving Loans~~	/ Spread for RFR ~~Loans for Revolving~~ Loans	Spread for ABR ~~Loans for Revolving~~ Loans	Commercial Letter of Credit Rate	Commitment Fee Rate ~~for Revolving Loans~~
~~1~~	~~A- / A3 / A- or above~~	~~N/A~~	~~87.5 bps~~	~~87.5 bps~~	~~0 bps~~	~~43.75 bps~~	~~7.5 bps~~
~~2~~	~~BBB+ / Baa1 / BBB+~~	~~N/A~~	~~100.0 bps~~	~~100.0 bps~~	~~0 bps~~	~~50 bps~~	~~10.0 bps~~
~~3~~1	~~BBB / Baa2 / BBB~~	≤ ~~0.75~~1.00:1.00	~~112.5 bps~~	112.5 bps	12.5 bps	56.25 bps	~~12.5~~10.00 bps
~~4~~2	~~BBB- / Baa3 / BBB-~~	~~> 0.75:1.00 but~~ ≤ 2.50:1.00	~~125.0 bps~~	125.0 bps	25.0 bps	62.50 bps	~~15.0~~15.00 bps
~~5~~3	~~BB+ / Ba1 / BB+ or lower~~ 	~~> 2.50~~≤ 3.50:1.00	~~137.5 bps~~	137.5 bps	37.5 bps	68.75 bps	~~17.5~~16.25 bps

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Pricing Grid for the Revolving Loans

Pricing Grid for the Initial Term Loans

~~Pricing Level~~	~~Public Debt Ratings S&P / Moody’s / Fitch~~	~~Net Leverage Ratio~~	~~Spread for Term Benchmark Loans for Initial Term Loans~~	~~Spread for RFR Loans for Initial Term Loans~~	~~Spread for ABR Loans for Initial Term Loans~~

~~1~~4	~~BBB- / Baa3 / BBB-or above~~	~~≤ 3.00:1.00~~	~~150.0 bps~~> 3.50:1.00	150.0 bps	50.0 bps	75 bps	20.00 bps
~~2~~		~~BB+ / Ba1 / BB+~~		~~> 3.00:1.00~~	~~175.5 bps~~	~~175.5 bps~~	~~75.5 bps~~
~~3~~		~~BB / Ba2 / BB~~		~~> 3.50:1.00~~	~~200.0 bps~~	~~200.0 bps~~	~~100.0 bps~~
~~4~~		~~BB- / Ba3 / BB- or lower~~		~~> 4.00:1.00~~	~~250.0 bps~~	~~250.0 bps~~	~~150.0 bps~~

~~The level applicable for determining pricing (the “Pricing Level”) shall be the higher of the Public Debt Ratings level (to the extent applicable) and the Net Leverage Ratio level (determined as of each Adjustment Date (defined below)) then applicable (it being understood that Pricing Level 1 is the “highest” Pricing Level); provided that if the Public Debt Ratings level and the Net Leverage Ratio Level then applicable fall more than one Level apart, the Pricing Level shall be the level immediately below the higher of the two.~~

~~Changes in the Applicable Margin resulting from changes in the Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements have been delivered pursuant to Section 5.01 for the most recently ended fiscal quarter or fiscal year of Capri Holdings, as applicable, commencing with respect to the Initial Term Loan Facilities, the first full fiscal quarter of Capri Holdings ending following the Effective Date and with respect to the Revolving Facility, the first fiscal quarter of Capri Holdings ending following the Effective Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements have been delivered (or an earlier date, in the reasonable discretion of the Administrative Agent), the Net Leverage Ratio as at the end of the fiscal period that would have been covered thereby made with respect to (or, in the case of clause (a) of the definition thereof, as at the end of) the Test Period ending at the end of the period covered by the relevant financial statements.~~

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